As filed with the Securities and Exchange Commission on September 1 8 , 2015

Registration No. 333-204811

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 8 )

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	8211	46-4116523
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

Phone: 404-891-1122

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Mark Elliott

Chief Executive Officer

1045 Progress Circle

Lawrenceville, Georgia 30043

Phone: 404-891-1122

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum	Stephen A. Weiss	Gregory Sichenzia
David C. Fischer	Jeffrey Rinde	Jeffrey Cahlon
Tahra T. Wright	CKR Law, LLP	Marcelle S. Balcombe
Loeb & Loeb LLP	1330 Avenue of the	Sichenzia Ross Friedman Ference LLP
345 Park Avenue	Americas	61 Broadway
New York, NY 10154	New York, NY 10019	New York, NY 10006
(212) 407-4000	(212) 400-6900	(212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as possible after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.0001 per share (1)	$11,500,000	$1,337
Warrants to purchase Class A common stock	XX	XX
Class A common stock issuable upon exercise of Warrants (3)(5)	7,187,500	835
Representative’s Class A common stock purchase warrant (4)	XX	XX
Class A common stock issuable upon exercise of representative’s Class A common stock purchase warrant (3)(6)	625,000	73
Total	19,312,500	2,245	(2)

(1) Estimated pursuant to Rule 457(o) under the Securities Act. Includes the $1,500,000 representing the maximum aggregate offering price of securities the underwriters have the option to purchase in this offering to cover over-allotments, if any.

(2) Previously paid.

(3) Pursuant to Rule 416 under the Securities Act, the Class A common stock registered hereby also includes an indeterminate number of additional shares of Class A common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(4) No fee required pursuant to Rule 457(g). We have agreed to issue, upon closing of this offering, compensation warrants exercisable commencing on a date which is one year after the effective date of this registration statement and expiring five years following the effective date of this registration statement representing 5% of the aggregate number of shares of Class A common stock issued in the offering but not including the over-allotment option, or the “representative warrants,” to Aegis Capital Corp. Resales of the representative warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act are registered hereby. Resales of Class A common stock issuable upon exercise of the representative warrants are also being similarly registered on a delayed or continuous basis hereby. See “Underwriting.”

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on an estimated proposed maximum aggregate offering price of, $7,187,500 for the Class A common stock issuable upon exercise of the warrants. Includes $937,500 representing the maximum aggregate offering price of the shares of Class A common stock underlying the warrants the underwriters have the option to purchase in this offering to cover over-allotments, if any. We have calculated the proposed maximum aggregate offering price of the Class A common stock underlying the warrants by assuming that such warrants are exercisable to purchase shares of Class A common stock at a price per share equal to 125% of $5,750,000.

(6) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on an estimated proposed maximum aggregate offering price of $625,000 for the Class A common stock issuable upon exercise of the representative’s Class A common stock purchase warrant. We have calculated the proposed maximum aggregate offering price of the Class A common stock underlying the representative’s warrants by assuming that such warrants are exercisable to purchase shares of Class A common stock at a price per share equal to 125% of $500,000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 1 8 , 2015

1,111,111 Shares of Class A Common Stock

Warrants to purchase 555,555 shares of Class A Common Stock

This is a firm commitment initial public offering of 1,111,111 shares of Class A common stock and W arrants to purchase 555,555 shares of Class A common stock of Boxlight Corporation .. We anticipate that the initial public offering price per share of our Class A common stock and Warrants to purchase shares of our Class A common stock will be between $8.00 and $10.00. The shares of our Class A common stock and Warrants will be sold together but not issued as a unit, and therefore, will not trade as a unit. For every two shares of Class A common stock you purchase, you will receive one warrant to purchase one share of Class A common stock and no fractional warrants will be issued. Each Warrant will have an exercise price of $11.25 per share (equal to 125% of the initial public offering price per share of Class A common stock based on the midpoint of the range), will be exercisable immediately and will expire three years from the date of issuance. No public market currently exists for our shares of Class A common stock or Warrants.

We intend to list our Class A common stock and Warrants on the Nasdaq Capital Market under the symbols “BOXL” and “BOXLW,” respectively. If our Class A common stock and Warrants are not approved for listing on the Nasdaq Capital Market, we will not consummate this offering.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our Class A common stock and Warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

	Combined Per Share and Half Warrant	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us (2)	$	$

(1) Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to Aegis Capital Corp., the representative of the underwriters. See “Underwriting” for a description of compensation payable to the underwriters.

(2) Does not include any proceeds from the exercise of the warrants in cash, if any.

We have granted a 45 day option to the representative of the underwriters to purchase up to 166,667 additional shares of Class A common stock at a price per share of $              and/or Warrants to purchase 8 3 ,333 shares of Class A common stock at a price of $             per Warrant , solely to cover over-allotments, if any.

The underwriters expect to deliver our shares to purchasers in the offering on or about                     , 2015.

Aegis Capital Corp

BOXLIGHT Bundles

84"
70"

ProColor LED Panel
HD and 4K capabilities with
fast "touch" response times

1. ProColor LED Panel
   Rainier Adjustable Mobile Mount
2. ProColor LED Panel
   Balance Adjustable Wall Mount
3. P8 DeskBoard
4. P10 DeskBoard
5. P8 Ultimate WhiteBoard / Balance Wall Mount, with SoundLite Class-D audio system
6. P8 Ultimate WhiteBoard / Rainier Wall Mount, with SoundLite Class-D audio system
7. P10 Ultimate WhiteBoard / Rainier Wall Mount, with SoundLite Class-D audio system

P10 DeskBoard
A mobile, height & tilt adjustable
interactive work surface

P10 Ultimate WhiteBoard
Interactive projector offers an exceptional
interactive learning experience

BOXLIGHT Interactive Flat Panel

Two, different OPS PC options; Windows 8 (Full HD), or 4k UHD OPS with Windows 8, specifically designed for the ProColor 840H.
Multi-touch-point annotation control, with finger, or included stylus (pen), or both.
Accuracy +/- 2mm and a response of <12ms
OPS slot for an optional Open Pluggable Specification PC, eliminating need for external computer.
Optional pen tray (not shown) provides access to customizable quick key functions right on the display.

Shown with BOXLIGHT Rainier IFPD-MOBTLT mounting system

Supports Full HD Resolution.

Supports 4K Native Resolution.

BOXLIGHT'S 10 Point Interaction Approach

BOXLIGHT

CLASSROOM

BOXLIGHT interactive classroom learning

BOXLIGHT

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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ABOUT THIS PROSPECTUS

Concurrently with the consummation of the offering made by this prospectus, through share exchanges and cash payments, Boxlight Corporation, a Nevada corporation formed on September 18, 2014 (“Boxlight Parent”), will acquire three companies. Through a 100% owned Taiwanese subsidiary, Boxlight Holdings Limited, Boxlight Parent will acquire 82.3% of the shares of Everest Display Inc., a Taiwan corporation (“EDI”) and its direct and indirect subsidiaries (collectively, “Boxlight”); through a share exchange and cash payment, Boxlight Parent will acquire 100% of the outstanding shares of Globisens Ltd., an Israeli company (“Globisens”); and Vert Capital Corp, formerly the principal stockholder of Boxlight Parent, will contribute 100% of the membership interests of Genesis Collaboration LLC, a Georgia limited liability company (“Genesis”), to Boxlight Parent.

EDI, through a wholly owned American Samoa corporation, owns 99.6% of Boxlight Inc., a Washington corporation (“Boxlight-USA”); 100% of Boxlight LatinoAmerica, S.A. de C.V. and Boxlight LatinoAmerica Servicios, S.A. de C.V., each a Mexican corporation (together, “Boxlight Mexico”); and 53.03% of Everest Technology Ltd., a Peoples Republic of China corporation (“ETL”). Within 30 days after the consummation of this offering, we intend to acquire an additional 15.66% of ETL. As a result, we will own in the aggregate 68.69% of ETL.

Throughout this prospectus, unless otherwise designated or the context suggests otherwise, all references to

●	“we,” “our,” “our capital company,” “Company” or “us” in this prospectus means Boxlight Parent and

●	shares (other than preferred shares), Class A common stock, Class B common stock and per share data reflect 1 for 7.665 and 1 for 1.18991 reverse stock splits of Boxlight Parent’s outstanding capital stock that were consummated on July 27, 2015 and September 1, 2015, respectively.

EXPLANATORY NOTE

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, market acceptance of our products; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products and services; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider important in making your investment decision. You should read the following summary together with the more detailed information regarding us and our Class A common stock and Warrants being sold in the offering, including the risks of investing in our Class A common stock and Warrants discussed under “Risk Factors,” beginning on page 11 and our historical and pro forma combined financial statements and the related notes appearing elsewhere in this prospectus, before making an investment decision. For convenience, in this prospectus, unless the context suggests otherwise, all references to “Boxlight Parent,” “we,” “our,” “our company,” “Company” or “us” in this prospectus means Boxlight Corporation, a Nevada corporation; and all references to (i) “Boxlight” means Boxlight Holdings Limited, a Taiwan corporation and its direct and indirect subsidiaries; (ii) “Globisens” means Globisens Ltd., an Israeli corporation; and (iii) “Genesis” means Genesis Collaboration LLC, a Georgia limited liability company. All references to shares (other than preferred shares), Class A common stock, Class B common stock and per share data reflect 1 for 7.665 and 1 for 1.18991 reverse stock splits of Boxlight Parent’s outstanding capital stock that were consummated on July 27, 2015 and September 1, 2015, respectively.

Boxlight Corporation

Boxlight Parent was incorporated in Nevada on September 18, 2014 for the purpose of becoming a technology company that sells interactive educational products.

Following the consummation of this offering and the acquisitions, Boxlight Parent will be a technology company primarily focused on the education and learning industry. Our goal is to transform the way both teachers and students, from kindergarten through secondary school (K-12) and universities, and adults in corporate and government training programs, utilize visual images, computer graphics and dynamic interactive curricula to learn. We intend to achieve our goals by enabling our customers to deploy interactive teaching approaches using visual images and customary graphic display products on multiple surfaces, such as chalk boards, marker boards, blank walls or whiteboards. By providing interactive visual imaging we expect to enhance learning experiences in schools, government and businesses by bringing life to lessons and presentations. Research suggests that interactive whiteboards and specifically interactive visual imaging can positively affect student engagement, motivation, understanding and review processes and accommodate students with different learning styles, including those who have special needs. We believe that both in the classroom and in the board room, technology and interactive teaching products have demonstrated that they materially advance learning and communication.

Through the acquisitions of Boxlight and Globisens, we seek to become a single source, world-leading innovator, manufacturer and integrator of interactive products for schools and universities, as well as for the instruction and professional development markets for business and governmental agencies. We intend to develop new products and expand the scope of our sales and marketing efforts to school districts, corporations and governmental agencies throughout the United States as well as in Europe, Asia, Africa and Latin America. In addition, we intend to further develop our technology by incorporating existing classroom management tools and software to establish a platform that will enable our clients to interact with each other to share presentations, lesson plans and other interactive learning techniques. Acquiring Genesis will allow us to combine a traditional value added reseller and our products and technologies with sales and support teams representing multiple education and learning solution vendors and suppliers. We believe that after the acquisitions, we will represent a unique vertically integrated interactive technology company capable of providing products, sales and distribution and service and support to our customers.

For the six months ended June 30, 2015, Boxlight incurred a consolidated loss of approximately $1,067,000 on consolidated revenues of approximately $12,062,000. For the six months ended June 30, 2015, Globisens incurred a net loss of approximately $117,000 on total revenues of $1,110,000. For the six months ended June 30, 2015, Genesis incurred a loss of approximately $247,000 on total revenues of $577,000. For the six months ended June 30, 2015, Boxlight Parent incurred a loss of approximately $455,000 on total revenues of $0.

For its fiscal year ended December 31, 2014, Boxlight incurred a consolidated loss of $1,036,000 on consolidated revenues of $24,898,000. For its fiscal year ended December 31, 2014, Globisens earned $16,000 on total revenues of $1,814,000. For its fiscal year ended December 31, 2014, Genesis incurred a loss of $412,000 on total revenues of $2,903,000. For its fiscal year ended December 31, 2014, Boxlight Parent incurred a loss of $675,000 on total revenues of $0.

Boxlight

Boxlight designs, produces and distributes interactive projectors and 70” HD and 84” 4k interactive LED flat panels. Boxlight was established in 2001 and is the leading LCD projector manufacturer in Taiwan. Boxlight’s research and development and manufacturing centers are located in Hchinshu, Taiwan and Wuxi, China. Boxlight developed the first interactive projector in the world in 2006 and holds patents for embedded interactive projectors in multiple countries. Boxlight also contract manufactures interactive projectors and components to brand name equipment suppliers.

Boxlight sells an expanding product line of projectors, interactive LED flat panels, display devices, audio solutions, and mobile carts and stands to the education and learning technology markets. Boxlight also distributes to these markets interactive whiteboards, tablets and enabling software solutions produced by third parties.

Since launching its patented interactive projectors in 2007, Boxlight has sold them to public schools in the United States and in 49 other countries, as well as to the Department of Defense International Schools in approximately 3,000 classrooms in 20 countries, the Job Corp, the Library of Congress, the Center for Disease Control, the Federal Emergency Management Agency, six foreign governments and the City of Moscow and numerous Fortune 500 companies, including Verizon, GE Healthcare, Pepsico, First Energy, ADT, Motorola, First Data and Transocean, and custom built nearly 4,000 projectors for the Israeli Defense Forces. Boxlight Parent intends to expand Boxlight’s marketing efforts in both the United States as well as in Europe, Asia, Africa and Latin America after the acquisition. Boxlight’s contract manufacturing accounts for approximately 43% of Boxlight’s revenues on a consolidated basis.

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Boxlight’s Current Products

ProjectoWrite Interactive Projectors:

Boxlight’s suite of patented, award-winning interactive projectors offers a wide variety of features and specifications to suit the varying needs of instructors, teachers and presenters. With an interactive projector, any wall, whiteboard or other flat surface becomes interactive. A teacher, moderator or student can use the included pens or fingers as a mouse to write or draw images displayed on the surface. As with interactive whiteboards, interactive projectors accommodate multiple users simultaneously. Images that have been created through the projected interactive surface can be saved as computer files. Boxlight’s new ProjectoWrite 10 series, launched in December 2014, allows the simultaneous use of up to ten simultaneous points of touch.

External Interactive Devices:

Boxlight’s OutWrite interactive modules employ a patented complementary metal oxide silicon, or CMOS camera, to make any non-interactive short-throw or standard-throw projector interactive. The OutWrite modules feature a preview window when connected via USB cable to allow simple setup and calibration. Boxlight has developed an interactive module that includes an embedded Android device. The OutWrite device allows for the same touch emulation with interactive pens as the P5 interactive projectors.

Interactive LED Flat Panels:

Boxlight offers the HD 70” and 4k 84” ProColor series of interactive LED panels. Both include an OPS slot for Windows 8 compatibility. ProColor Interactive LED panels utilize infrared blocking technology, offering 10 points of touch for simultaneous interaction by multiple users. ProColor’s built-in 12 watt speakers add room-filling sound to the display’s vivid colors.

Peripherals and Accessories

Boxlight also offers a line of peripherals and accessories, including amplified speaker systems, non-interactive projectors, mobile carts, installation accessories and adjustable wall-mount accessories that complement its entire line of interactive projectors, LED flat panels and standard projectors. The height and tilt adjustable DeskBoard mobile cart, which won the Best of ISTE in June 2014 for Best Hardware product, can be used as an interactive screen or interactive desktop with its P8 ultra-short throw interactive projectors.

Globisens

Globisens designs, produces and distributes science, technology, engineering and math (or “STEM”) data logging products to the educational market.

Globisens’s line of handheld data-logging devices enables teachers and students to measure, record, graph, analyze, and manipulate the results of physics, biology, and chemistry experiments and observations from environmental and geographic studies. For example, using Globisens’ Labdisc, a class can measure and graph the height of a ping-pong ball’s bounce against time, to observe acceleration due to gravity and derive the mathematical formula describing it.

Genesis

Genesis is a traditional value-added reseller with sales and support teams representing multiple education and learning solution technologies, vendors and suppliers. Genesis is either a premier partner or an exclusive partner throughout the United States in several key geographic markets for various education solution providers.

The Education and Learning Technology Market

The global education industry is undergoing a significant transition, as primary and secondary school districts, colleges and universities, as well as governments, corporations and individuals around the world are increasingly recognizing the importance of using technology to more effectively provide information to educate students and other users in knowledge-based societies. “Smart education” denotes a range of technologies employed to enhance the delivery and administration of education across various segments such as K-12, higher education, enterprise, government and healthcare. This market is broadly segmented by four major parameters, namely; product type, application type, e-learning modes, and geography.

According to a market research report, “Smart Education and Learning Market: Advanced Technologies, Digital Models, Adoption Trends and Worldwide Market Forecast (2012-2017),” the global smart education and learning market is expected to reach $220.0 billion by 2017 at a compounded annual growth rate (CAGR) of 20.3% from 2012 to 2017. The market for education and learning software is estimated to reach $37.2 billion, and the market for education and learning hardware is estimated to reach $12.1 billion by 2017. In 2011, North America accounted for about 60% of global revenue and is expected to grow at a CAGR of 15.2% from 2012 to 2017. In the United States, the K-12 education sector represents one of the largest industry segments. According to a September 2011 report to the President from the Counsel of Economic Advisors, the U.S. education market accounted for over $638 billion of expenditures, or about 4.4% of the 2011 U.S. gross domestic product, as measured by National Center for Educational Statistics for the 2010-2011 school year. According to a November 2013 study by Bank of America Merrill Lynch, total global spending on corporate eLearning was $25.5 billion in 2012 and expected to reach $32.1 billion by 2015 and $37.5 billion by 2017— an 8% CAGR between 2012 and 2017.

The Micro Computer Based Laboratory Market

Globisens competes in the Microcomputer Based Laboratory (MBL), or data logging, market. MBL or data logging refers to the process of controlling how a computer collects through sensors, analyzes, saves and outputs data. Data logging is commonly used in scientific experiments and in monitoring systems where rapid collection of data and accuracy of analysis is essential and far exceeds human capabilities. Examples of the types of information a data logging system can collect include temperatures, sound frequencies, vibrations, times, light intensities, electrical currents, pressure and changes in states of matter.

The MBL education market has evolved over time with technology as a key component to providing data loggers and sensors to teachers and students. There are a multitude of advantages to using data logging in the classroom, such as:

●	actively engaging students in constructing science concepts;

●	enhancing and complementing science teaching instruction;

●	producing real-time graphs allowing for exploration not normally performed in the science classroom;

●	allowing for collection, graphing, interpretation and analyses of data;

●	allowing students to use more powerful and sophisticated techniques that more realistically reflect methods used in research and analytical laboratories;

●	providing opportunities to predict, question, and apply science concepts;

●	enhancing hands-on interactive learning; and

●	making more efficient use of limited class time.

The Data Logging global market is roughly estimated to be from $250 to $300 million in 2013. The numbers derived are predicated on competitive bids for large projects, number of employees, sales presentations, and industry estimates.

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Our Opportunity

We believe that after the acquisitions of Boxlight, Globisens and Genesis, Boxlight Parent will be strongly positioned to become a leading manufacturer and provider of interactive educational products in the global learning and educational market—based on our existing products and those we intend to develop either alone or in collaboration with other technology companies. We believe that close connection between levels of educational attainment, evolving educational standards, personal career prospects and economic growth will increase the demand for our interactive educational products. Some of the factors that may impact our opportunity include:

Growth in U.S. K-12 Market Expenditures. Partially due to the recent recovery from the world-wide recession that resulted in significant cuts in 2011 and 2012 federal, state and local educational budgets, significant resources are again being devoted to primary and secondary education in the United States. As set forth in the Executive Office of the President, Council of Economic Advisers’ report, Unleashing the Potential of Educational Technology, U.S. education expenditure has been estimated at approximately $1.3 trillion, with K-12 education accounting for close to half ($625 billion) of this spending.

International Catalysts Driving Adoption of Learning Technology. According to Ambient Insights 2012 Snapshot of the Worldwide and US Academic Digital Learning Market, substantial growth in revenues for eLearning products in the academic market segment are anticipated throughout the world due to several convergent catalysts, including, population demographics, such as significant growth in numbers of 15-17 year old students and women in education in emerging markets; government-funded education policies mandating country-wide deployment of digital learning infrastructures; large scale digitization efforts in government and academic markets; significant increases in the amount of digital learning content; migration to digital formats by major educational publishers and content providers; mass purchases of personal learning devices and strong demand for learning platforms, content and technology services; and the rapid growth of part-time and fulltime online student enrollments.

Trends in Tech-Savvy Education. While industries from manufacturing to health care have adopted technology to improve their results, according to Trends in Tech-Savvy Education (Stanford Graduate School of Business), education remains heavily reliant on “chalk and talk” instruction conducted in traditional settings; however, that is starting to change as schools and colleges adopt virtual classrooms, data analysis, online games, highly customized coursework, and other cutting-edge tools to help students learn.

Increasing Focus on Accountability and the Quality of Student Education. U.S. K-12 education has come under significant political scrutiny in recent years. An independent task force report published in March of 2012 by the Council on Foreign Relations, a non-partisan membership organization and think tank, observed that American students rank far behind global leaders in international tests of literacy, math and science, and concluded that the current state of U.S. education severely impairs the United States’ economic, military and diplomatic security as well as broader components of America’s global leadership.

New Technologies. In addition to white boards and interactive projectors, other technologies are being adapted for educational uses on the Internet, mobile devices and through cloud-computing, which permit simultaneous sharing of digital files and programs among multiple computers or other devices through a virtual network. Handheld devices, including smartphones, tablets, e-readers and digital video technologies, are now fundamental to the way students communicate.

Demand for Interactive Projectors is on the Rise. As a complete system, interactive projectors are considerably less expensive than interactive whiteboards or interactive flat panel displays, placing them at a distinct advantage in price sensitive markets. According to FutureSource, an industry publication, “sales of interactive projectors are expected to grow steadily from 2014 to 2017 with a CAGR at 10.3% worldwide.”

Our Strategic Goals

We believe that our future success will depend upon many factors, including those discussed below. While these areas represent opportunities for us, they also represent challenges and risks that we must successfully address.

●	Investing in research and development. We believe that, following consummation of this offering and the completion of the acquisitions described in this prospectus, our performance is significantly dependent on the investments we make in research and development and that we must continually develop and introduce innovative products, enhance existing products and effectively stimulate customer demand for existing and future products.

●	Investing in sales and marketing. We intend to invest significant resources in our marketing, advertising and brand management efforts.

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●	Expanding our technology base. Our long-term growth will depend in part on our ability to continually expand our product and technology offerings. We intend to do so, both through our internal research and development initiatives, as well as through strategic acquisition opportunities and joint ventures that may develop.

●	Developing an integrated sales and distribution strategy through acquisitions and joint ventures. In addition to Genesis, we believe there are opportunities for us to acquire a number of value added resellers that are focused on the education and learning technologies market segments, have gained the trust and support of local school districts and governmental agencies, and are located in geographically strategic areas throughout the United States and internationally. We believe that, with adequate capital and infrastructure, we can materially increase our revenues and scope by acquiring or joint venturing with a number of these companies. Our vision is to bring together many of these education focused resellers into a cohesive network that will provide proven sales and sales-related services and support across the United States and internationally.

●	Developing strategic partnerships and alliances. We currently work with a variety of major software and hardware solution providers, with whom we are developing embedded solutions to offer buffered content inside our projectors to allow smooth content streaming across multiple platforms. We intend to further existing and develop additional strategic partnerships and alliances.

Selected Risks Associated With Our Business

Investment in our Class A common stock and Warrants is subject to a number of risks, which are more fully described starting on page 11 of this prospectus. These risks include:

●	We have incurred pro forma combined losses for the year ended December 31, 2014 and the six months ended June 30, 2015;

●	We may not be able to integrate our recent acquisitions or manage our acquisition strategy effectively;

●	Our operating results and working capital requirements are subject to seasonal fluctuations;

●	We operate in highly competitive industries;

●	We need to develop new, and enhance existing products and technologies to remain competitive;

●	Future sales of interactive projectors and displays may slow or decrease as a result of market saturation;

●	We use resellers and distributors to promote and sell our products;

●	We may not be able to obtain patent protection on new products and may suffer if we face claims of patent infringement.

Our History and Proposed Acquisitions

In April 2013, Vert Capital Corp, formerly our principal stockholder, acquired, through a newly formed Delaware subsidiary, all of the outstanding shares of capital stock of a Georgia company that primarily distributed whiteboards to school districts, which business was discontinued in the first quarter of 2014. On October 31, 2013, Vert Capital’s subsidiary acquired all of the outstanding membership interests of Genesis, in exchange for 1,000,000 shares of Series B preferred stock of the Delaware subsidiary.

Boxlight Parent was incorporated in Nevada on September 18, 2014, for the purpose of becoming a technology company that sells interactive educational products.

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Upon consummation of the acquisitions of Boxlight, Globisens and Genesis, our organizational structure will be as set forth below. Except as otherwise indicated, the subsidiaries listed below are wholly-owned.

BOXLIGHT CORPORATION
Genesis Collaboration, LLC
Boxlight Holdings, Ltd.
Globisens Ltd.
Everest Display, Inc.
82.3%
Guang Feng International Ltd.
Boxlight Mexico
Boxlight USA
Everest Technology Ltd. (China)
* 68.69%

* 53.03% to be acquired on the effective date of this offering and an additional 15.66% to be acquired within 30 days thereafter for a total ownership of 68.69%. The remaining 31.31% is beneficially owned by three companies, of which one entity, Wuxi New and High Tech Venture Capital Co., Ltd, owns 18.79% and the other two entities each own less than 10% of Everest Technology Ltd. (China).

Acquisition of Boxlight

Effective as of January 31, 2015, we entered into stock purchase and option agreements with the shareholders of Boxlight.

Under the terms of our agreement with Boxlight’s majority shareholders, we will purchase a minimum of 82.3% of the outstanding share capital of Boxlight for a purchase price equal to $7,283,132 multiplied by the percentage of the acquired share capital out of the total issued and outstanding share capital of Boxlight. Such purchase price is payable in cash at closing. However, under the terms of a stock option agreement, the shareholders of Boxlight are obligated to exercise an option to purchase 270,000 shares of our Series C convertible preferred stock (the “Series C Preferred Stock”) at a cash option purchase price of $26.98 per share, or an aggregate of $7,284,600. The exercise of the option and payment of the per share option price and purchase and sale of the Series C Preferred Stock are to occur simultaneously with the closing of the Boxlight acquisition. After this offering and subject to customary conditions, Boxlight Parent stockholders party to the option agreement will be entitled to have shares registered for resale under the Securities Act, if Boxlight Parent files a resale registration statement for the account of any other stockholder. We also agreed to purchase, within 30 days after consummation of this offering, 15.66% of ETL owned by Boxlight’s principal stockholder, K Laser International Co., Ltd. (“K Laser”), for approximately $1,952,000 (RMB 12,000,000). As a result of this purchase, we will own 68.69% of ETL, in the aggregate.

Under the terms of the January 31, 2015 stock purchase and option agreement, the acquisition of Boxlight was scheduled to occur on or before March 31, 2015. On March 26, 2015, we and the Boxlight’s majority shareholders agreed to extend the outside closing date to September 30, 2015.

The Boxlight acquisition will close immediately after the completion of this offering. At the closing, the Series C Preferred Stock will be issued to the Boxlight’s shareholders who are parties to the option agreement and automatically convert into shares of our Class A common stock. Such newly converted shares of Class A common stock, together with bonus shares of Class A common stock (representing 8% of the shares issuable upon conversion of the Series C Preferred Stock) to be issued to Boxlight’s senior management and senior employees in amounts determined at the sole discretion of the majority Boxlight shareholders, will total 1,483,410 shares of Boxlight Parent Class A common stock, representing approximately 22.22% of the fully-diluted common stock. If Boxlight Parent subsequently acquires more than 82.3% of the Boxlight shares, additional shares of Class A common stock would be issued up to a maximum number of shares (including those previously issued) equaling as much as 27% of the fully-diluted common stock immediately prior to this offering. Among other conditions, the closing of the acquisition of Boxlight is subject to the occurrence of a “liquidity event,” which includes completion of an initial public offering of our common stock. The consummation of the Boxlight acquisition will occur immediately after the completion of this offering and immediately prior to the acquisitions of each of Globisens and Genesis.

Consummation of this offering is dependent upon consummation of the acquisitions of both Boxlight and Globisens. The acquisition of Genesis is not a condition to consummation of this offering.

Acquisition of Globisens

Globisens was established in 2009 in Israel as an education technology company focused on delivering pioneering solutions for teaching K-12 science. In 2011, Globisens launched the Labdisc all-in-one multi-disciplinary laboratory for fields including physics, biology, chemistry, environmental studies and geography.

In October 2014, we entered into a share purchase agreement to acquire 100% of the share capital of Globisens from its shareholders. Under the terms of our share purchase agreement with the shareholders of Globisens, as amended, the parties valued Globisens at $5,250,000, of which $2,500,000 is payable in cash at the closing, and the $2,750,000 balance is evidenced by a number of shares of our Class A common stock determined by dividing $2,750,000 by the initial per share offering price of shares offered under this prospectus, provided, that such number of shares represents not more than 3.437% of our fully diluted common stock. The closing of the acquisition of Globisens was to occur on the earlier of completion of this offering or March 31, 2015. On July 21, 2015, we and the Globisens shareholders agreed to extend the outside closing date to September 30, 2015. The Globisens stockholders have agreed not to sell any of their shares for a minimum of two years following the closing.

Following the initial two year period from the closing, to secure the value of their Boxlight Parent shares, the Globisens shareholders have a two year option to “put” all or a portion of such shares back to us at a price equal to the initial offering price of our common stock sold to the public under this prospectus. However, in the event that at any time during the two-year put option period, all of the Company shares issued to the Globisens shareholders have either been registered for resale under the Securities Act, or may immediately be resold to the public without restriction pursuant to an applicable exemption from the registration requirements of the Securities Act, and any or all of such shares have been sold at a price per share that equals or exceeds the initial offering price of our common stock sold to the public under this prospectus, the dollar amount and number of shares that we may be obligated to purchase upon exercise of the put option shall be reduced by the dollar value of the number of shares that were sold by the Globisens shareholders. The Globisens shareholders are not obligated to sell any of our shares during the two year put option period or thereafter; if they elect not to sell shares otherwise available for sale at a price equal to or above our initial per share offering price under this prospectus, we have the right, in lieu of repurchasing their shares upon exercise of the put option, to arrange for a third party to purchase in a brokers transaction or otherwise such shares at a price equal to or higher than our initial per share offering price, and, if the Globisens shareholders elect not to accept such offer to purchase, the put option and our obligations thereunder will terminate.

At the closing, Boxlight Parent will deliver all of the acquired shares of Globisens to a trustee, to hold, until timely payment of the put option price by Boxlight Parent or upon the expiration of the put option. In the event that Boxlight Parent fails to purchase the shares put by the shareholders of Globisens within 30 days of the exercise of the put options, the trustee will transfer the shares held in the trust to the shareholders of Globisens, in which case, the shareholders of Globisens will also retain the $2,500,000 cash purchase price regardless of the return of the Globisens’ shares.

Acquisition of Genesis

Effective as of September 30, 2014, Vert Capital’s inactive Delaware subsidiary Logical Choice Corporation (“LCC - Delaware”) distributed 100% of Genesis’s membership interests to Vert Capital, and, on January 31, 2015, Boxlight Parent, Vert Capital, and the former members of Genesis entered into an agreement whereby Boxlight Parent will acquire 100% of the outstanding equity of Genesis from Vert Capital upon consummation of this offering and immediately following the acquisitions of Boxlight and Globisens described above.

In connection with Boxlight Parent’s acquisition of 100% of the equity of Genesis, other than one share of common stock of the Delaware subsidiary retained by Vert Capital, each of Vert Capital and the four former members of Genesis will return to treasury all of their ownership equity in LCC - Delaware, and the former members of Genesis will receive 1,000,000 shares of Boxlight Parent Series B Preferred Stock upon consummation of this offering, which will automatically convert into 266,186 shares of our Class A common stock, or such other number of shares as will represent 4.0% of our “fully diluted common stock.” If the offering is not consummated, no shares will be issued to the former members of Genesis.

In summary, Boxlight Parent will acquire 100% of the equity interest of Genesis in exchange for 4.0% of Boxlight Parent’s Class A fully-diluted common stock, to be issued to the former Genesis members upon automatic conversion of the 1,000,000 shares of Series B preferred stock. At the same time, Vert Capital and the former Genesis members will return to LCC - Delaware’s treasury all but one share of capital stock of LCC - Delaware, leaving Vert Capital as LCC - Delaware’s sole stockholder. Vert Capital will not transfer this one share of capital stock of LCC – Delaware. Therefore, Boxlight Parent will have no interest in LCC - Delaware.

Upon completion of this offering, an aggregate of 250,000 shares of Boxlight Parent’s non-voting convertible Series A preferred stock will be issued to Vert Capital, to be held in trust for the benefit of the existing holders of Series A preferred stock in LCC-Delaware. Such 250,000 shares of Boxlight Parent’s non-voting convertible Series A preferred stock will automatically convert into 274,102 shares of our Class A common stock on a date which shall be one year from the date of this prospectus. We intend to register for resale under the Securities Act on or before expiration of such one year period all of the 274,102 shares of Class A common stock issuable upon conversion of the Series A preferred stock. Subject to completion of such resale registration statement, Vert Capital will deliver the Series A Preferred Stock certificates to the Boxlight Parent, and we shall issue the 274,102 shares of Class A common stock to such stockholders of LCC-Delaware.

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In summary, upon consummation of the offering contemplated by this prospectus, we will issue the following shares of our capital stock in connection with the acquisitions of Boxlight, Globisens and Genesis:

●

in exchange for 82.3% of the shares of Boxlight, a total of 270,000 shares of our Series C preferred stock will be issued to the selling Boxlight stockholders, which will automatically convert into 1,373,528 shares of our Class A common stock.

An additional 109,882 bonus shares of Boxlight Parent Class A common stock will be issued to senior management and senior employees who have worked at Boxlight for more than 10 years, and Boxlight Parent has also agreed to grant employee stock options entitling the option holders to purchase upon full vesting, at the offering price of our Class A common stock, an additional 333,769 shares of our Class B common stock or such other number of shares as represents 5.0% of our fully diluted common stock (the “EDI Option Plan”). Class B common stock is identical to Class A common stock, except that Class B common stock carries no vote, other than as required by law. Additionally, Class B common stock will automatically convert into shares of Class A common stock upon any public or private sale by any holder of Class B common stock. Mr. Nance, Chief Operating Officer, who is also senior management at Boxlight, will receive approximately 46% of the bonus shares.

●	in exchange for 100% of the common shares of Globisens, a total of 229,418 shares of our Class A common stock will be issued to the Globisens stockholders, or such other number of shares as shall represent 3.437% of our fully-diluted common stock before giving effect to this offering;

●	a total of 1,000,000 shares of our Series B preferred stock will be issued to the four former members of Genesis, which will automatically convert into 266,186 shares of Class A common stock or such other number of shares as represents 4.0% of our fully-diluted common stock before giving effect to this offering; and

●	following consummation of this offering, we will offer to LCC - Delaware’s holders of Series A Preferred stock the right to exchange their shares for equivalent Company Series A Preferred Stock, convertible into 274,102 shares of our Class A common stock.

In addition, in exchange for a transfer to a subsidiary of Everest Display of the “Boxlight” and “Boxlight Display” trademarks, we have agreed to issue to the current owner of such trademarks a number of Class A common shares as determined by dividing $250,000, by the initial per share offering price of our Class A common stock.

For the purpose of the acquisition agreements, fully diluted common stock includes all outstanding Boxlight Parent common stock and all shares issuable upon conversion of preferred stock and exercise of all warrants and options to purchase Boxlight Parent common stock that would be outstanding after giving effect to the acquisitions of Boxlight, Globisens and Genesis and the exchange transaction referred to in the immediately preceding paragraph. Such term does not include any of the shares of Class A common stock offered under this prospectus or any shares of Class A common stock issuable upon exercise of the representative’s warrants. As of the date of this prospectus, after giving pro forma effect to the acquisition of each of Boxlight, Globisens and Genesis and the exchange of Series A preferred stock for 274,102 shares of Boxlight Parent Class A common stock referred to above, there would be outstanding an aggregate of 6,675,762 shares of Boxlight Parent common stock, assuming the conversion of all convertible preferred stock and exercise of all warrants and options. None of the shares to be issued to the former security holders of Boxlight, Globisens, Genesis and in trust for the benefit of the LCC - Delaware Series A preferred holders will be registered under the Securities Act, in reliance upon the exemption from registration set forth in Section 4(a)(2) under the Securities Act. The consummation of this offering is dependent upon the closing of the acquisitions of Boxlight and Globisens, but is not dependent upon the closing of the acquisition of Genesis. If the offering is not consummated, none of the acquisitions will be consummated. Each acquisition is conditional upon the closing of this offering or another liquidity event acceptable to the shareholders of Boxlight and Globisens.

Our Corporate Information

Our principal executive offices are located at 1045 Progress Circle, Lawrenceville, GA 30043. Our telephone number is 404-891-1122. Our website address is www.boxlightcorp.com. These are textual references only. We do not incorporate the information on, or accessible through, any of our websites into this prospectus, and you should not consider any information on, or that can be accessed through, our websites as part of this prospectus.

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Our Status as an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. Certain specified reduced reporting and other regulatory requirements are available to public companies that are emerging growth companies. These provisions include:

●	an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002;

●	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

●	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about our audit and our financial statements; and

●	reduced disclosure about our executive compensation arrangements.

We have elected to take advantage of the exemption from the adoption of new or revised financial accounting standards until they would apply to private companies.

We will continue to be an emerging growth company until the earliest of:

●	the last day of our fiscal year in which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the SEC to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest $1,000,000) or more;

●	the last day of our fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act;

●	the date on which we have, during the prior three-year period, issued more than $1,000,000,000 in non-convertible debt; or

●	the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or SEC, which means the market value of our common stock that is held by non-affiliates (or public float) exceeds $700 million as of the last day of our second fiscal quarter in our prior fiscal year.

We are also a “smaller reporting company,” as defined under SEC Regulation S-K. As such, we also are exempt from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and also are subject to less extensive disclosure requirements regarding executive compensation in our periodic reports and proxy statements. We will continue to be deemed a smaller reporting company until our public float exceeds $75 million on the last day of our second fiscal quarter in our prior fiscal year.

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The Offering

The shares of our Class A common stock and Warrants will be sold together but not issued as a unit, and therefore, will not trade as a unit. For every two shares of Class A common stock you purchase, you will receive one warrant to purchase one share of Class A common stock and no fractional warrants will be issued .

Class A common stock we are offering	1,111,111 shares (1,277,778 shares if the underwriters exercise their over-allotment in full) .

Warrants we are offering	Warrants to purchase 555,555 shares of Class A common stock (638,888 shares if the underwriters exercise their over-allotment in full). Each Warrant will have an exercise price of $11.25 per share (equal to 125% of the initial public offering price per share of Class A common stock and half-Warrant based on the midpoint of the range), will be exercisable immediately and will expire three years from the date of issuance.

Public offering price	$9.00 per share of Class A common stock and half-warrant (the midpoint of the range)

Common stock outstanding before this offering(1)	2,806,808 shares of Class A common stock

Common stock outstanding after this offering(2)(3)	5,896,933 shares

Over-allotment option	We have granted the representative of the underwriters a 45 day option to purchase up to 166,667 additional shares of Class A common stock at a price of $ per share and/or Warrants to purchase 83,333 shares of Class A common stock at a price of $ per Warrant, solely to cover over-allotments, if any.

Use of proceeds	We estimate that we will receive net proceeds from this offering, after deducting estimated underwriting discount and offering expenses payable by us, of approximately $8.5 million. We intend to use the proceeds of this offering to pay a portion of the purchase price for our Globisens acquisition; to pay for ETL shares; capital expenditures; and for working capital and other general corporate purposes, including potential acquisitions. See “Use of Proceeds” for additional information.

Lock-up

We, our directors and our executive officers have agreed with the underwriters not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of six months following the closing of this offering. See “Underwriting” for more information.

Proposed Nasdaq Capital Market Listing Symbols for Class A common stock and Warrants, respectively	“BOXL” and “BOXLW”

Risk factors	See “Risk Factors” beginning on page 11 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A common stock and Warrants.

(1) The number of shares of our Class A common stock prior to and to be outstanding immediately after this offering are based on 2,806,808 shares of our Class A common stock outstanding as of June 30, 2015.

(2) The number of shares of our Class A common stock outstanding after this offering includes:

●	1,373,528 shares of our Class A common stock to be issued to the Boxlight shareholders upon consummation of this offering, or 20.575% of our fully-diluted common stock before giving effect to this offering;

●	109,882 bonus shares of Class A common stock to be issued to Boxlight’s senior management and senior employees;

●	229,418 shares of Class A common stock to be issued to the former stockholders of Globisens or such other number of shares as represents not more than 3.437% of our fully-diluted common stock before giving effect to this offering;

●	266,186 shares of Class A common stock issuable upon automatic conversion of 1,000,000 shares of Series B Preferred Stock to be issued to the former members of Genesis, or such other number of shares as represents 4.0% of our fully-diluted common stock before giving effect to this offering; and

(3) The number of shares of our common stock outstanding after this offering excludes:

●

600,525 shares of Class B common stock issuable upon exercise of options granted under the 2014 Stock Incentive Plan and 710,321 additional shares reserved for issuance thereunder , which shall automatically convert into shares of Class A common stock on a one-for-one basis, upon any private or public sale by any holder of Class B common stock.

●	564,651 shares of Class A common stock issuable upon exercise of warrants with an exercise price equal to 110% of the initial per share offering price of shares offered to the public in this offering.

●	333,769 shares of Class B common stock issuable upon exercise of stock options granted under the Boxlight Option Plan for EDI employees.

●	166,667 shares of Class A common stock issuable upon the exercise of the underwriters’ over-allotment option.

●	83,333 shares of Class A common stock reserved for issuance upon the exercise of warrants issuable upon the exercise of the underwriters’ over-allotment option.

●	55,556 shares of Class A common stock issuable upon exercise of the Representative’s Warrants.

●	274,102 shares of Class A common stock issuable upon conversion of our Series A preferred stock, which we will offer to holders of Series A preferred stock of LCC - Delaware.

●	555,555 shares of Class A common stock issuable upon exercise of the warrants sold to the investors in this offering.

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RISK FACTORS

An investment in our Class A common stock and Warrants involves a high degree of risk. You should consider carefully the following risks and other information included in this prospectus before you decide whether to buy our Class A common stock and Warrants. The following risks may adversely affect our business, financial condition, and operating results. As a result, the trading price of our Class A common stock could decline and you could lose part or all of your investment.

Risks Related to Our Business, Operations and Financial Condition

We have incurred a loss for the year ended December 31, 2014 and for the six months ended June 30, 2015 on a pro forma combined basis.

For the year ended December 31, 2014 and for the six months ended June 30, 2015, on a pro forma basis and assuming the acquisitions of Boxlight, Globisens, and Genesis were completed on January 1, 2014, we had a combined loss of $2,797,000 and $2,144,000 respectively. Although we believe that this loss is primarily the result of the significant reductions in global national, state and local educational budgets and purchases due to the world-wide economic recession, there can be no assurance that our losses will not continue in the future, even if expenditures for the products and solutions we sell and distribute increase.

Our pro forma results may not be indicative of our future performance or financial condition.

The unaudited pro forma combined financial information in this prospectus may not be indicative of what our operating results and financial condition would have been for the periods presented had the acquisitions of Genesis, Boxlight or Globisens taken place on the dates indicated or of our future financial condition or operating results. In addition, the unaudited pro forma combined balance sheets included in this prospectus reflect preliminary estimates of the values of assets to be acquired and liabilities to be assumed, and those values could differ materially once we complete our final valuations of these assets and liabilities.

We may not be able to manage our acquisition strategy effectively.

Our growth strategy includes acquiring assets and technologies or companies that have services, products, technologies, industry specializations or geographic coverage that extend or complement our existing business. The process to undertake a potential acquisition is time-consuming and costly. We expect to expend significant resources to undertake business, financial and legal due diligence on potential acquisition targets, and there is no guarantee that we will complete any acquisition that we pursue.

The process of integrating any acquired business may create unforeseen operating difficulties and expenditures and is itself risky. The acquisitions to be completed upon consummation of this offering and any future acquisitions will be subject to a number of challenges, including:

●	diversion of management time and resources as well as a shift of focus from operating the businesses to issues related to integration and administration, which could result in the potential disruption of our ongoing business;

●

the need to integrate each company’s accounting, management, information, human resources and other administrative systems to permit effective management, and the lack of control if such integration is delayed or not implemented;

●	the need to implement controls, procedures and policies appropriate for a larger public company at companies that prior to acquisition had lacked such controls, procedures and policies;

●	difficulties in maintaining uniform standards, controls, procedures and policies;

●	difficulties in managing operations in widely disparate time zones;

●

potential unknown liabilities associated with acquired businesses, including liability for activities of the acquired company before the acquisition, including violations of laws, rules and regulations, commercial disputes, tax liabilities and other known and unknown liabilities;

●	difficulty retaining key alliances on attractive terms with partners and suppliers;

●	declining employee morale and retention issues resulting from changes in compensation, or changes in management, reporting relationships, future prospects or the direction or culture of the business;

●	in the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political, and regulatory risks associated with specific countries; and

●	in some cases, the need to transition operations, end-users, and customers onto our existing platforms.

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Failure to manage expansion effectively may affect our success in executing our business plan and may adversely affect our business, financial condition and results of operation. We may not realize the anticipated benefits of any or all of our acquisitions, or may not realize them in the time frame expected. Future acquisitions or mergers may require us to issue additional equity securities, spend our cash, or incur debt, and amortization expenses related to intangible assets or write-offs of goodwill, any of which could adversely affect our results of operations.

We generate a substantial majority of our revenue on a pro forma basis from the sale of our display products, and any significant reduction in sales of these products would materially harm our business.

For the year ended December 31, 2014 and for the six months ended June 30, 2015, on a pro forma basis and assuming the acquisitions of Boxlight, Globisens, and Genesis were completed on January 1, 2014, we generated approximately 85% of our revenue from sales of our interactive display products, consisting of projectors, interactive projectors and interactive flat panels. A decrease in demand for our interactive displays would significantly reduce our revenue. If any of our competitors introduces attractive alternatives to our interactive displays, we could experience a significant decrease in sales as customers migrate to those alternative products.

Our business will be subject to seasonal fluctuations, which may cause our operating results to fluctuate from quarter-to-quarter and adversely affect our working capital and liquidity throughout the year.

The revenues and operating results of Boxlight, Globisens, and Genesis normally fluctuate as a result of seasonal variations in our business, driven largely by the purchasing cycles of the educational market. Traditionally, the bulk of expenditures by school districts occur in the second and third calendar quarters after receipt of budget allocations. We expect quarterly fluctuations in our revenues and operating results to continue. These fluctuations could result in volatility and adversely affect our cash flow. As our business grows, these seasonal fluctuations may become more pronounced. As a result, we believe that sequential quarterly comparisons of our financial results may not provide an accurate assessment of our financial position.

Our working capital requirements and cash flows are subject to fluctuation, which could have an adverse effect on our financial condition.

Our working capital requirements and cash flows have historically been, and are expected to continue to be, subject to quarterly and yearly fluctuations, depending on a number of factors. Factors which could result in cash flow fluctuations include:

●	the level of sales and the related margins on those sales;

●	the collection of receivables;

●	the timing and size of purchases of inventory and related components; and

●	the timing of payment on payables and accrued liabilities.

If we are unable to manage fluctuations in cash flow, our business, operating results and financial condition may be materially adversely affected. For example, if we are unable to effectively manage fluctuations in our cash flows, we may be unable to make required interest payments on our indebtedness.

We will operate in a highly competitive industry.

Upon consummation of the acquisitions of Boxlight, Globisens and Genesis, we will be engaged in the interactive education industry. The combined operation will face substantial competition from developers, manufacturers and distributors of interactive learning products and solutions, including interactive projectors, interactive whiteboards and micro-computer data logging products and any new product we may offer in the future. The industry is highly competitive and characterized by frequent product introductions and rapid technological advances that have substantially increased the capabilities and use of interactive projectors, interactive whiteboards, and micro-computer based logging technologies and combinations of them. We will face increased competition from companies with strong positions in certain markets we serve, and in new markets and regions we may enter. These companies manufacture and/or distribute new, disruptive or substitute products that compete for the pool of available funds that previously could have been spent on interactive displays and associated products.

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Many of these competitors have, and our potential competitors may have, significantly greater financial and other resources than we do and have spent, and may continue to spend, significant amounts of resources to try to enter or expand their presence in the market. In addition, low cost competitors have appeared in China and other countries. We may not be able to compete effectively against these current and future competitors. Increased competition or other competitive pressures have and may continue to result in price reductions, reduced margins or loss of market share, any of which could have a material adverse effect on our business, financial condition or results of operations.

Some of Boxlight’s customers are required to purchase equipment by soliciting proposals from a number of sources and, in some cases, are required to purchase from the lowest bidder. While we attempt to price our products competitively based upon the relative features they offer, our competitors’ prices and other factors, we are often not the lowest bidder and may lose sales to lower bidders.

Competitors may be able to respond to new or emerging technologies and changes in customer requirements more effectively and faster than we can or devote greater resources to the development, promotion and sale of products than we can. Current and potential competitors may establish cooperative relationships among themselves or with third parties, including through mergers or acquisitions, to increase the ability of their products to address the needs of customers. If these interactive display competitors or other substitute or alternative technology competitors acquire significantly increased market share, it could have a material adverse effect on our business, financial condition or results of operations.

If we are unable to continually enhance our products and to develop, introduce and sell new technologies and products at competitive prices and in a timely manner, our business will be harmed.

The market for interactive learning and collaboration solutions is still emerging and evolving. It is characterized by rapid technological change and frequent new product introductions, many of which may compete with, be considered as alternatives to or replace our interactive displays. For example, we have recently observed significant sales of tablet computers by competitors to school districts in the U.S. whose technology budgets could otherwise have been used to purchase interactive displays. Accordingly, our future success will depend upon our ability to enhance our products and to develop, introduce and sell new technologies and products offering enhanced performance and functionality at competitive prices and in a timely manner.

The development of new technologies and products involves time, substantial costs and risks. Our ability to successfully develop new technologies will depend in large measure on our ability to maintain a technically skilled research and development staff and to adapt to technological changes and advances in the industry. The success of new product introductions depends on a number of factors, including timely and successful product development, market acceptance, the effective management of purchase commitments and inventory levels in line with anticipated product demand, the availability of components in appropriate quantities and costs to meet anticipated demand, the risk that new products may have quality or other defects and our ability to manage distribution and production issues related to new product introductions. If we are unsuccessful in selling the new products that we develop and introduce, or any future products that we may develop, we may carry obsolete inventory and have reduced available working capital for the development of other new technologies and products.

If we are unable, for any reason, to enhance, develop, introduce and sell new products in a timely manner, or at all, in response to changing market conditions or customer requirements or otherwise, our business will be harmed.

We may not be successful in our strategy to increase sales in the business and government market.

On a pro forma basis and assuming the acquisitions of Boxlight, Globisens, and Genesis were completed on January 1, 2014, the majority of our revenue has been derived from sales to the education market. Our business strategy contemplates expanding our sales in both the education market, as well as to the business and government training sectors. However, to date, there has not been widespread adoption of interactive displays and collaboration solutions in the business and government market, and these solutions may fail to achieve wide acceptance in this market. Successful expansion into the business and government markets will require us to augment and develop new distribution and reseller relationships, and we may not be successful in developing those relationships. In addition, widespread acceptance of our interactive solutions may not occur due to lack of familiarity with how our products work, the perception that our products are difficult to use and a lack of appreciation of the contribution they can make in the business and government markets. In addition, the Boxlight brand is less recognized in these markets as compared to the education market. A key part of our strategy to grow in the business and government market is to develop strategic alliances with companies in the unified communications and collaboration sector, and there can be no assurance that these alliances will help us to successfully grow our sales in this market.

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Furthermore, our ability to successfully grow in the business and government market depends upon revenue and cash flows derived from sales to the education market. As the education market represents a significant portion of our revenue and cash flow (on a pro forma basis and assuming the acquisitions of Boxlight, Globisens, and Genesis were completed on January 1, 2014) we utilize cash from sales in the education market for our operating expenses. If we cannot continue to augment and develop new distributor and reseller relationships, market our brand, develop strategic alliances and innovate new technologies, which results in decreased revenue from the education market, we may not be successful in our strategy to grow in the business and government market.

As a result of market saturation, our future sales of interactive displays in developed markets may slow or decrease.

Futuresource Consulting Ltd. estimates that, as of December 31, 2012, approximately 47% of classrooms in the U.S., 85% of classrooms in the U.K., and 53% of classrooms in Australia already had an interactive display. As a result of the high levels of penetration in developed markets, the education market for interactive displays in the U.S., U.K. and Australia may have reached saturation levels. Future sales growth in those markets and other developed markets with similar penetration levels may, as a result, be difficult to achieve, and (on a pro forma basis and assuming the acquisitions of Boxlight, Globisens, and Genesis were completed on January 1, 2014), our sales of interactive displays may decline in those countries. If we are unable to replace the revenue and earnings we have (on a pro forma basis and assuming the acquisitions of Boxlight, Globisens, and Genesis were completed on January 1, 2014), historically derived from sales of interactive displays to the education market in these developed markets, whether through sales of additional products, sales in other underserved markets, such as Africa, Latin America and Asia, sales in the business and government market or otherwise, our business, financial condition and results of operations may be materially adversely affected.

We face significant challenges growing our sales in foreign markets.

For our products to gain broad acceptance in all markets, we may need to develop customized solutions specifically designed for each country in which we seek to grow our sales and to sell those solutions at prices that are competitive in that country. For example, while our hardware requires only minimal modification to be usable in other countries, our software and content require significant customization and modification to adapt to the needs of foreign customers. Specifically, our software will need to be adapted to work in a user-friendly way in several languages and alphabets, and content that fits the specific needs of foreign customers (such as, for example, classroom lessons adapted to specific foreign curricula) will need to be developed. If we are not able to develop, or choose not to support, customized products and solutions for use in a particular country, we may be unable to compete successfully in that country and our sales growth in that country will be adversely affected. We cannot assure you that we will be able to successfully develop or choose to support customized solutions for each foreign country in which we seek to grow our sales or that our solutions, if developed, will be competitive in the relevant country.

Growth in many foreign countries will require us to price our products competitively in those countries. In certain developing countries, we have been and may continue to be required to sell our products at prices significantly below those that we are currently charging in developed countries. Such pricing pressures could reduce our gross margins and adversely affect our revenue.

Our customers’ experience with our products will be directly affected by the availability and quality of our customers’ Internet access. We are unable to control broadband penetration rates, and, to the extent that broadband growth in emerging markets slows, our growth in international markets could be hindered.

In addition, we will face lengthy and unpredictable sales cycles in foreign markets, particularly in countries with centralized decision making. In these countries, particularly in connection with significant technology product purchases, Boxlight, Globisens and Genesis have experienced recurrent requests for proposals, significant delays in the decision making process and, in some cases, indefinite deferrals of purchases or cancellations of requests for proposals. If we are unable to overcome these challenges, the growth of our sales in these markets would be adversely affected, and we may incur unrecovered marketing costs, impairing our profitability.

Our suppliers may not be able to always supply components or products to us on a timely basis and on favorable terms, and as a result, our dependency on third party suppliers has adversely affected our revenue (on a pro forma basis and assuming the acquisitions of Boxlight, Globisens, and Genesis were completed on January 1, 2014) and may continue to do so.

We will rely on our suppliers for components and depend on obtaining adequate supplies of quality components on a timely basis with favorable terms. Some of those components, as well as certain complete products that we sell are provided to us by only one supplier or contract manufacturer. We will be subject to disruptions in our operations if our sole or limited supply contract manufacturers decrease or stop production of components and products, or if such suppliers and contract manufacturers do not produce components and products of sufficient quantity. Alternative sources for our components will not always be available. Many of our components are manufactured overseas, so they have long lead times, and events such as local disruptions, natural disasters or political conflict may cause unexpected interruptions to the supply of our products or components. In addition, we do not have written supply agreements with our suppliers. Although we are endeavoring to enter into written agreements with certain of our suppliers, we cannot assure that our efforts will be successful.

Boxlight experienced unexpected demand for certain of its products in 2014. As a result of these factors, Boxlight faced a temporary inventory shortage that led to a backlog in production and product delivery. As of December 31, 2014, we had a backlog of finished product delivery of approximately $2,100,000, due to the inability of certain of our suppliers to timely provide us with components for these products.

To prevent future overselling, we have increased our inventory of components; we have worked closely with one of our suppliers to establish protocols to handle unexpected orders of key components and expedite the delivery of key components; we have also added air-freight as an alternative to transport components to sea-freight for situations such as we experienced in 2014. As of the date hereof, our backlog issues have been resolved and all orders filled. We have also added vendors to avoid future material shortages. In addition, it is our intention, as mentioned in the use of proceeds, to allocate financial resources to improve our inventory management, including establishing an inventory buffer of components appropriate to our business.

However, we cannot assure that our attempt will be successful or that product or component shortages will not occur in the future. If we cannot supply products due to a lack of components, or are unable to redesign products with other components in a timely manner, our business will be significantly harmed. If inventory shortages continue, they could be expected to have a material and adverse effect on our future revenues and ability to effectively project future sales and operating results.

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We rely on highly skilled personnel, and, if we are unable to attract, retain or motivate qualified personnel, we may not be able to operate our business effectively.

Our success depends in large part on continued employment of senior management and key personnel who can effectively operate our business, as well as our ability to attract and retain skilled employees. Competition for highly skilled management, technical, research and development and other employees is intense in the high-technology industry and we may not be able to attract or retain highly qualified personnel in the future. In making employment decisions, particularly in the high-technology industry, job candidates often consider the value of the equity awards they would receive in connection with their employment. Our long-term incentive programs may not be attractive enough or perform sufficiently to attract or retain qualified personnel.

If any of our employees leaves us, and we fail to effectively manage a transition to new personnel, or if we fail to attract and retain qualified and experienced professionals on acceptable terms, our business, financial condition and results of operations could be adversely affected.

Our success also depends on our having highly trained financial, technical, recruiting, sales and marketing personnel. We will need to continue to hire additional personnel as our business grows. A shortage in the number of people with these skills or our failure to attract them to our company could impede our ability to increase revenues from our existing products and services, ensure full compliance with federal and state regulations, or launch new product offerings and would have an adverse effect on our business and financial results.

We may have difficulty in entering into and maintaining strategic alliances with third parties.

Boxlight, Globisens and Genesis have entered into and we may continue to enter into strategic alliances with third parties to gain access to new and innovative technologies and markets. These parties are often large, established companies. Negotiating and performing under these arrangements involves significant time and expense, and we may not have sufficient resources to devote to our strategic alliances, particularly those with companies that have significantly greater financial and other resources than we do. The anticipated benefits of these arrangements may never materialize, and performing under these arrangements may adversely affect our results of operations.

We will use resellers and distributors to promote and sell our products.

Substantially all our sales (on a pro forma basis and assuming the acquisitions of Boxlight, Globisens, and Genesis were completed on January 1, 2014) are made through resellers and distributors. Industry and economic conditions have the potential to weaken the financial position of our resellers and distributors. Such resellers and distributors may no longer sell our products, or may reduce efforts to sell our products, which could materially adversely affect our business, financial condition and results of operations. Furthermore, if our resellers’ and distributors’ abilities to repay their credit obligations were to deteriorate and result in the write-down or write-off of such receivables, it would negatively affect our operating results and, if significant, could materially adversely affect our business, financial condition and results of operations.

In addition, our resellers and most of our distributors will not be contractually required to sell our products exclusively and may offer competing interactive display products, and therefore we will depend on our ability to establish and develop new relationships and to build on existing relationships with resellers and distributors. We cannot assure that our resellers and distributors will act in a manner that will promote the success of our products. Factors that are largely within the control of those resellers and distributors but are important to the success of our products include:

●	the degree to which our resellers and distributors actively promote our products;

●	the extent to which our resellers and distributors offer and promote competitive products; and

●	the quality of installation, training and other support services offered by our resellers and distributors.

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In addition, if some of our competitors offer their products to resellers and distributors on more favorable terms or have more products available to meet their needs, there may be pressure on us to reduce the price of our products, or those resellers and distributors may stop carrying our products or de-emphasize the sale of our products in favor of the products of these competitors. If we do not maintain and continue to build relationships with resellers and distributors our business will be harmed.

An former affiliate is in liquidation.

In April 2013, Vert Capital, acquired through LCC – Delaware, all of the outstanding shares of Logical Choice Technologies, Inc., a Georgia corporation (“LCT”). LCT is in liquidation, and all of its creditors may not be paid. Although LCT’s liabilities are solely its own, LCT creditors may claim that they are owed money by our Company. The aggregate obligations owed by LCT consist of approximately $4.0 million in accounts payable owed to certain former suppliers to LCT. Substantially all of these accounts payable were incurred by LCT prior to Vert’s acquisition of LCT in April 2013, and neither Vert Capital nor Boxlight Parent assumed or otherwise agreed to guarantee any of these accounts payable. However, creditors may nonetheless seek to collect from Boxlight Parent or its subsidiaries by alleging that we are successors in interest to LCT and therefore obligated for its debts. Although, we believe that any such claim, if made, would have no merit, or, at most, limited exposure to Boxlight Parent, defending such a claim would divert resources that otherwise would be used in our business.

Although we don’t believe that the liquidation of LCT or a successful claim of LCT’s creditors if any will affect the proposed acquisition, if we are held liable for such amounts owed by LCC- Delaware, payment of such amounts would be made from working capital, which may have an adverse affect on our financial condition.

In addition, the inactive status of LCC-Delaware will not have any impact on the proposed acquisitions or liquidation of LCT. However, if we were held liable for amounts owed by LCC- Delaware, payment of such amounts could have an adverse impact on our financial condition.

Risks Related to our Industry and Regulations

Decreases in, or stagnation of, spending or changes in the spending policies or budget priorities for government funding of schools, colleges, universities, other education providers or government agencies may have a material adverse effect on our revenue.

Our customers will include primary and secondary schools, colleges, universities, other education providers. and, to a lesser extent, government agencies, each of which depends heavily on government funding. The effect of the worldwide recession of 2008 and subsequent sovereign debt and global financial crisis have resulted in substantial declines in the revenues and fiscal capacity of many national, federal, state, provincial and local governments. Many of those governments have reacted to the decreases in revenues and could continue to react to the decreases in revenue by cutting funding to educational institutions. If our products are not a high priority expenditure for such institutions, or if such institutions allocate expenditures to substitute or alternative technologies, we could lose revenue.

Any additional decrease in, stagnation of or adverse change in national, federal, state, provincial or local funding for primary and secondary schools, colleges, universities, or other education providers or for government agencies that use our products could cause our current and prospective customers to further reduce their purchases of our products, which could cause us to lose additional revenue. In addition, a specific reduction in governmental funding support for products such as ours could also cause us to lose revenue.

If our products fail to comply with consumer product or environmental laws, it could materially affect our financial performance.

Because we will sell products used by children in classrooms and because our products will be subject to environmental regulations in some jurisdictions in which we will do business, we will be required to comply with a variety of product safety, product testing and environmental regulations, including compliance with applicable laws and standards with respect to lead content and other child safety and environmental issues. If our products do not meet applicable safety or regulatory standards, we could experience lost sales, diverted resources and increased costs, which could have a material adverse effect on our financial condition and results of operations. Events that give rise to actual, potential or perceived product safety or environmental concerns could expose us to government enforcement action or private litigation and result in product recalls and other liabilities. In addition, negative consumer perceptions regarding the safety of our products could cause negative publicity and harm our reputation.

Risks Related to our Foreign Operations

We are subject to risks inherent in foreign operations.

Sales outside the United States represented approximately 28% and 32% of our combined revenues for the year ended December 31, 2014 and for the six months ended June 30, 2015, respectively (on a pro forma basis and assuming the acquisitions of Boxlight, Globisens, and Genesis were completed on January 1, 2014). We intend to selectively pursue international market growth opportunities, which could result in those international sales accounting for a more significant portion of our revenue. We have committed, and may continue to commit, significant resources to our international operations and sales and marketing activities. While we have experience conducting business outside of the United States, we may not be aware of all the factors that may affect our business in foreign jurisdictions.

We are subject to a number of risks associated with international business activities that may increase costs, lengthen sales cycles and require significant management attention. International operations carry certain risks and associated costs, such as the complexities and expense of administering a business abroad, complications in compliance with, and unexpected changes in regulatory requirements, foreign laws, international import and export legislation, trading and investment policies, exchange controls, tariffs and other trade barriers, difficulties in collecting accounts receivable, potential adverse tax consequences, uncertainties of laws, difficulties in protecting, maintaining or enforcing intellectual property rights, difficulty in managing a geographically dispersed workforce in compliance with diverse local laws and customs, and other factors, depending upon the country involved. Moreover, local laws and customs in many countries differ significantly and compliance with the laws of multiple jurisdictions can be complex, difficult and costly. We cannot assure that risks inherent in our foreign operations will not have a material adverse effect on our business.

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We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery of or other prohibited payments to foreign officials for the purpose of obtaining or retaining business and requires that we maintain adequate financial records and internal controls to prevent such prohibited payments. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur in countries where we do business. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new business, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

Our worldwide operations will subject us to income taxation in many jurisdictions, and we must exercise significant judgment to determine our worldwide financial provision for income taxes. That determination ultimately is an estimate, and, accordingly, we cannot assure that our historical income tax provisions and accruals will be adequate.

We will be subject to income taxation in the United States and numerous other jurisdictions. Significant judgment is required in determining our worldwide provision for income taxes. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe our tax estimates are reasonable, we cannot assure that the final determination of any tax audits and litigation will not be materially different from that which is reflected in our historical income tax provisions and accruals. Should additional taxes be assessed against us as a result of an audit or litigation, there could be a material adverse effect on our current and future results and financial condition.

Certain of our subsidiaries provide products to, and may from time to time undertake certain significant transactions with, us and our other subsidiaries in different jurisdictions. In general, cross border transactions between related parties and, in particular, related party financing transactions, are subject to close review by tax authorities. Moreover, several jurisdictions in which we will operate have tax laws with detailed transfer pricing rules that require all transactions with nonresident related parties to be priced using arm’s-length pricing principles and require the existence of contemporaneous documentation to support such pricing. A tax authority in one or more jurisdictions could challenge the validity of our related party transfer pricing policies. Because such a challenge generally involves a complex area of taxation and because a significant degree of judgment by management is required to be exercised in setting related party transfer pricing policies, the resolution of such challenges often results in adjustments in favor of the taxing authority. If in the future any taxation authorities are successful in challenging our financing or transfer pricing policies, our income tax expense may be adversely affected and we could become subject to interest and penalty charges, which may harm our business, financial condition and operating results.

If we are unable to ship and transport components and final products efficiently and economically across long distances and borders our business would be harmed.

We will transport significant volumes of components and finished products across long distances and international borders. Any increases in our transportation costs, as a result of increases in the price of oil or otherwise, would increase our costs and the final prices of our products to our customers. In addition, any increases in customs or tariffs, as a result of changes to existing trade agreements between countries or otherwise, could increase our costs or the final cost of our products to our customers or decrease our margins. Such increases could harm our competitive position and could have a material adverse effect on our business. The laws governing customs and tariffs in many countries are complex, subject to many interpretations and often include substantial penalties for non-compliance. Disputes may arise and could subject us to material liabilities and have a material adverse effect on our business.

If our procedures to ensure compliance with export control laws are ineffective, our business could be harmed.

Our extensive foreign operations and sales will be subject to far reaching and complex export control laws and regulations in the United States and elsewhere. Violations of those laws and regulations could have material negative consequences for us including large fines, criminal sanctions, prohibitions on participating in certain transactions and government contracts, sanctions on other companies if they continue to do business with us and adverse publicity.

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We will be exposed to fluctuations in foreign currencies that may materially adversely affect our results of operations.

Our reporting currency is the U.S. dollar. Boxlight uses the NT dollar and Globisens uses the Israeli shekel as functional currencies to report revenue and expenses. We will be exposed to foreign exchange rate fluctuations when we translate the financial statements of Boxlight and Globisens into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the translation of our Boxlight’s and Globisens’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. In addition, we may have certain monetary assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. To the extent the U.S. dollar strengthens against the NT dollar and Israeli shekel, the translation of foreign currency denominated transactions will result in reduced revenue, operating expenses and net income for our Taiwanese and Israeli operations. Similarly, to the extent the U.S. dollar weakens against the NT dollar and Israeli Shekel, the translation of the foreign currency denominated transactions will result in increased revenue, operating expenses and net income for our Taiwanese and Israeli operations. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited, and we may not be able to successfully hedge our exchange rate risks.

We monitor our foreign exchange exposures, and these activities mitigate, but do not eliminate, our exposure to exchange rate fluctuations. As a result, exchange rate fluctuations may materially adversely affect our operating results in future periods.

Risks Related to Acquiring Globisens’s Operations in Israel

Globisens’ principal offices, research and development facilities and suppliers are located in Israel and, therefore, the business, financial condition and results of operation of Globisens may be adversely affected by political, economic and military instability in Israel.

Globisens’s principal offices, research and development facilities, and its subcontracted production facility are located in Israel. In addition, all of Globisens’s employees and officers, are residents of Israel. Accordingly, political, economic and military conditions in Israel may directly affect its business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect Globisens’s operations and results of operations. In addition, Globisens’s operations may be adversely affected by the call-up of certain of our employees, including members of our senior management, to active military service in the case of such hostilities.

Uprisings in various countries in the Middle East and North Africa are affecting the political stability of those countries. Such instability may lead to deterioration in the political and trade relationships that exist between the State of Israel and these countries. Furthermore, several countries, principally in the Middle East, restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in the region continue or intensify. Such restrictions may seriously limit the ability to sell Globisens’s products to customers in those countries. Parties with whom they may do business could decline to travel to Israel during periods of heightened unrest or tension. In addition, the political and security situation in Israel may result in parties with whom it may have agreements involving performance in Israel claiming that they are not obligated to perform its commitments under those agreements pursuant to force majeure provisions in such agreements. In addition, any hostilities involving Israel could have a material adverse effect on Globisens’s facilities including the corporate office or on the facilities of local suppliers, in which event all or a portion of Globisens’s inventory may be damaged, and Globisens’ ability to deliver products to customers could be materially adversely affected. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners, or significant downturns in the economic or financial condition of Israel, could adversely affect Globisens’ operations and product development, cause revenues to decrease and adversely affect Boxlight Parent’s share price following this offering and consummation of the Globisens acquisition. Similarly, Israeli corporations are limited in conducting business with entities from several countries.

Our commercial insurance policy does not cover losses associated with terrorist attacks. Although the Israeli government in the past covered the reinstatement value of certain damages that were caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained, or if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts, terrorist activities or political instability in the region would likely negatively affect business conditions generally and could harm our results of operations.

Our operations could also be disrupted by the obligations of personnel to perform military service. As of April 15, 2015, Globisens had 9 employees and independent contractors, all of whom were based in Israel. Some of these employees may be called upon to perform up to 54 days in each three year period (and in the case of officers, up to 84 days in each three year period) of military reserve duty until they reach the age of 40 (and in some cases, depending on their specific military profession up to 45 or even 49 years of age) and, in certain emergency circumstances, may be called to immediate and unlimited active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists and it is possible that there will be similar large-scale military reserve duty call-ups in the future. Our operations could be disrupted by the absence of a significant number of employees related to military service, which could materially adversely affect our business and results of operations.

We may become subject to claims for payment of compensation for assigned service inventions by Globisens’ current or former employees, which could result in litigation and adversely affect Globisens’ business.

Under the Israeli Patents Law, 5727-1967, or the Patents Law, inventions conceived by an employee during the scope of his or her employment are regarded as “service inventions” and are owned by the employer, absent a specific agreement between the employee and employer giving the employee service invention rights. The Patents Law also provides that if no such agreement between an employer and an employee exists, which prescribes whether, to what extent, and on what conditions the employee is entitled to remuneration for his or her service inventions, then such matters may, upon application by the employee, be decided by a government-appointed compensation and royalties committee established under the Patents Law, or the Committee. Recent conflicting decisions of the Committee and the Israeli Supreme Court have created uncertainty with respect to an employee’s right to receive remuneration for service inventions. In an August 2012 decision, the Israeli Supreme Court held that an employee’s contractual waiver of rights to compensation for service inventions does not necessarily preclude the employee’s claim to such compensation, and as a result an employee who executed a waiver may still bring a claim for compensation for service inventions before the Committee. However, in a decision issued in May 2014, the Committee held that employees may waive their right to remuneration for service inventions. We understand that a petition was recently filed and is currently pending with the Israeli High Court of Justice claiming that the Committee did not have authority to render such decision. A significant portion of Globisens’s intellectual property has been developed by its employees in the course of their employment. Although Globisens’s employees have agreed to assign to Globisens all rights to any intellectual property created in the scope of their employment and most of Globisens’s current employees, including all those involved in the development of its intellectual property, have agreed to waive their economic rights with respect to service inventions, we cannot assure you that claims will not be brought against us by current or former employees demanding remuneration in consideration for assigned service inventions. If any such claims were filed, Globisens could be required to pay remuneration to our current or former employees for such assigned service inventions, or be forced to litigate such claims, which could negatively affect Globisens’ business.

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Risks Related to Acquiring Boxlight’s Operations in Taiwan

Our global manufacturing, design and sales activities subject us to risks associated with legal, political, economic or other conditions or developments in various jurisdictions, including, in particular, Taiwan, which could negatively affect our business and financial status and therefore the market value of your investment.

Boxlight’s principal manufacturing facilities are located in Taiwan and in the PRC. Accordingly, our business and financial condition may be affected by changes in local governmental policies and political and social instability. In addition, Boxlight has operations worldwide, and a significant percentage of its revenue comes from sales to locations outside Taiwan and the PRC. Operating overseas exposes Boxlight to changes in policies and laws, as well as the general political and economic conditions, security risks, health conditions and possible disruptions in transportation networks, in the various countries in which Boxlight operates, which could result in an adverse effect on its business operations in such countries and its results of operations.

Taiwan has a unique international political status. Since 1949, Taiwan and the Chinese mainland have been separately governed. The PRC claims that it is the sole government in China and that Taiwan is part of China. Although significant economic and cultural relations have been established between the Republic of China and the PRC, such as the engagement of the Economic Cooperation Framework Agreement, or ECFA, in 2010, relations may become strained again. In June 2013, the Taiwan and PRC governments entered into the Cross-Strait Agreement on Trade in Services pursuant to the ECFA. According to this agreement, both parties agreed to certain concessions on the telecommunication industries. The Cross-Strait Agreement on Trade in Services has not yet been ratified by the Legislation Yuan of Taiwan. If the agreement is not ratified by the Legislation Yuan, Boxlight’s business operations in the PRC and its results of operation may be adversely affected. In addition, the PRC government has refused to renounce the use of military force to gain control over Taiwan. Past developments in relations between Taiwan and the PRC have on occasion depressed the market prices of the securities of companies in Taiwan. Relations between Taiwan and the PRC and other factors affecting military, political or economic conditions in Taiwan could materially and adversely affect our financial condition and results of operations, as well as the market price and the liquidity of our securities. In addition, the complexities of the relationship between Taiwan and the PRC require companies involved in cross-strait business operations to carefully monitor their actions and manage their relationships with both Taiwan and PRC governments. In the past, companies in Taiwan, including Boxlight, have received minor sanctions such as travel restrictions or minor monetary fines by Taiwan and/or PRC governments. We cannot assure you that Boxlight will be able to successfully manage its relationships with Taiwan and PRC governments for its cross-strait business operations, which could have an adverse effect on our ability to expand our business and conduct cross-strait business operations. An increase in tensions between Taiwan and the PRC and the possibility of instability and uncertainty could adversely affect Boxlight’s business.

If economic conditions in Taiwan deteriorate, our current business and future growth could be affected materially and adversely.

In recent years, the currencies of many East Asian countries, including Taiwan, have experienced considerable volatility. In Taiwan, the Central Bank of the Republic of China (Taiwan) has from time to time intervened in the foreign exchange market to minimize the fluctuation of the U.S. dollar/New Taiwan (“NT”) dollar exchange rate and to prevent significant decline in the value of the NT dollar. Our business, financial condition and results of operations may be affected by changes in Taiwan government policies, taxation, inflation, interest rates and general economic conditions in Taiwan, as well as the global economies. For example, the banking and financial sectors in Taiwan have been harmed by the general economic downturn in recent years. As a result, financial institutions are more cautious in providing credit to certain businesses in Taiwan. We cannot assure you that we will continue to have access to credit at commercially reasonable rates of interest or at all.

Amendments to existing tax regulations or new tax legislation in Taiwan may have an adverse effect on our net income.

While Boxlight is subject to tax laws and regulations in various jurisdictions in which it operates or conducts business, Boxlight’s principal operations are conducted in Taiwan, and Boxlight is exposed primarily to taxes levied by the government of Taiwan. Any changes of tax laws and regulations in this jurisdiction could affect Boxlight’s effective tax rate and operating results.

Risks Related to Our Intellectual Property and Technology

Defects in our products can be difficult to detect before shipment. If defects occur, they could have a material adverse effect on our business.

Boxlight and Globisens products are highly complex and sophisticated and, from time to time, have contained and may continue to contain design defects or software “bugs” or failures that are difficult to detect and correct in advance of shipping.

The occurrence of errors and defects in our products could result in loss of, or delay in, market acceptance of our products, including harm to our brand, and correcting such errors and failures in our products could require significant expenditure of capital by us. In addition, we are rapidly developing and introducing new products, and new products may have higher rates of errors and defects than our established products. Boxlight and Globisens have historically have provided product warranties for between one and five years, and the failure of our products to operate as described could give rise to warranty claims. The consequences of such errors, failures and other defects and claims could have a material adverse effect on our business, financial condition, results of operations and our reputation.

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We may not be able to obtain patents or other intellectual property rights necessary to protect our proprietary technology and business.

Our commercial success depends to a significant degree upon our ability to develop new or improved technologies and products, and to obtain patents or other intellectual property rights or statutory protection for these technologies and products in the United States and other countries. We will seek to patent concepts, components, processes, designs and methods, and other inventions and technologies that we consider to have commercial value or that will likely give us a technological advantage. Boxlight, Globisens and Genesis owns rights in patents and patent applications for technologies relating to interactive displays and other complementary products in the United States and other countries such as Germany, Mexico, Israel, Japan, Taiwan and China. Despite devoting resources to the research and development of proprietary technology, we may not be able to develop technology that is patentable or protectable. Patents may not be issued in connection with pending patent applications, and claims allowed may not be sufficient to allow them to use the inventions that they create exclusively. Furthermore, any patents issued could be challenged, re-examined, held invalid or unenforceable or circumvented and may not provide sufficient protection or a competitive advantage. In addition, despite efforts to protect and maintain patents, competitors and other third parties may be able to design around their patents or develop products similar to the Boxlight and Globisens products that are not within the scope of their patents. Finally, patents provide certain statutory protection only for a limited period of time that varies depending on the jurisdiction and type of patent. The statutory protection term of certain of Boxlight and Globisens’ material patents may expire soon and, thereafter, the underlying technology of such patents can be used by any third party including competitors.

Prosecution and protection of the rights sought in patent applications and patents can be costly and uncertain, often involve complex legal and factual issues and consume significant time and resources. In addition, the breadth of claims allowed in our patents, their enforceability and our ability to protect and maintain them cannot be predicted with any certainty. The laws of certain countries may not protect intellectual property rights to the same extent as the laws of the United States. Even if our patents are held to be valid and enforceable in a certain jurisdiction, any legal proceedings that we may initiate against third parties to enforce such patents will likely be expensive, take significant time and divert management’s attention from other business matters. We cannot assure that any of the issued patents or pending patent applications of Boxlight, Globisens and Genesis provide any protectable, maintainable or enforceable rights or competitive advantages to us.

In addition to patents, we will rely on a combination of copyrights, trademarks, trade secrets and other related laws and confidentiality procedures and contractual provisions to protect, maintain and enforce our proprietary technology and intellectual property rights in the United States, Israel, Germany, Japan, Mexico, Taiwan, China and other countries. However, our ability to protect our brands by registering certain trademarks may be limited. In addition, while we will generally enter into confidentiality and nondisclosure agreements with our employees, consultants, contract manufacturers, distributors and resellers and with others to attempt to limit access to and distribution of our proprietary and confidential information, it is possible that:

●	misappropriation of our proprietary and confidential information, including technology, will nevertheless occur;

●	our confidentiality agreements will not be honored or may be rendered unenforceable;

●	third parties will independently develop equivalent, superior or competitive technology or products;

●	disputes will arise with our current or future strategic licensees, customers or others concerning the ownership, validity, enforceability, use, patentability or registrability of intellectual property; or

●	unauthorized disclosure of our know-how, trade secrets or other proprietary or confidential information will occur.

We cannot assure that we will be successful in protecting, maintaining or enforcing our intellectual property rights. If we are unsuccessful in protecting, maintaining or enforcing our intellectual property rights, then our business, operating results and financial condition could be materially adversely affected, which could

●	adversely affect our relationships with current or future distributors and resellers of our products;

●	adversely affect our reputation with customers;

●	be time-consuming and expensive to evaluate and defend;

●	cause product shipment delays or stoppages;

●	divert management’s attention and resources;

●	subject us to significant liabilities and damages;

●	require us to enter into royalty or licensing agreements; or

●	require us to cease certain activities, including the sale of products.

If it is determined that we have infringed, violated or are infringing or violating a patent or other intellectual property right of any other person or if we are found liable in respect of any other related claim, then, in addition to being liable for potentially substantial damages, we may be prohibited from developing, using, distributing, selling or commercializing certain of our technologies and products unless we obtain a license from the holder of the patent or other intellectual property right. We cannot assure that we will be able to obtain any such license on a timely basis or on commercially favorable terms, or that any such licenses will be available, or that workarounds will be feasible and cost-efficient. If we do not obtain such a license or find a cost-efficient workaround, our business, operating results and financial condition could be materially adversely affected and we could be required to cease related business operations in some markets and restructure our business to focus on our continuing operations in other markets.

Our business may suffer if it is alleged or determined that our technology or another aspect of our business infringes the intellectual property of others.

The markets in which we will compete are characterized by the existence of a large number of patents and trade secrets and also by litigation based on allegations of infringement or other violations of intellectual property rights. Moreover, in recent years, individuals and groups have purchased patents and other intellectual property assets for the purpose of making claims of infringement to extract settlements from companies like ours. Also, third parties may make infringement claims against us that relate to technology developed and owned by one of our suppliers for which our suppliers may or may not indemnify us. Even if we are indemnified against such costs, the indemnifying party may be unable to uphold its contractual obligations, and determining the extent such of such obligations could require additional litigation. Claims of intellectual property infringement against us or our suppliers might require us to redesign our products, enter into costly settlements or license agreements, pay costly damage awards or face a temporary or permanent injunction prohibiting us from marketing or selling our products or services. If we cannot or do not license the infringed intellectual property on reasonable terms or at all, or substitute similar intellectual property from another source, our revenue and operating results could be adversely impacted. Additionally, our customers and distributors may not purchase our offerings if they are concerned that they may infringe third party intellectual property rights. Responding to such claims, regardless of their merit, can be time consuming, costly to defend in litigation, divert management’s attention and resources, damage our reputation and cause us to incur significant expenses. The occurrence of any of these events may have a material adverse effect on our business, financial condition and operating results.

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If we are unable to anticipate consumer preferences and successfully develop attractive products, we might not be able to maintain or increase our revenue or achieve profitability

Our success depends on our ability to identify and originate product trends as well as to anticipate and react to change demands and preferences of customers in a timely manner. If we are unable to introduce new products or technologies in a timely manner or our new products or technologies are not accepted by our customers, our competitors may introduce more attractive products which would adversely impact our competitive position. Failure to respond in a timely manner to changing consumer preferences could lead to, among other things, lower revenues and excess inventory positions of outdated products.

We may be unable to keep pace with changes in technology as our business and market strategy evolves.

We will need to respond to technological advances and emerging industry standards in a cost-effective and timely manner in order to remain competitive. The need to respond to technological changes may require us to make substantial, unanticipated expenditures. There can be no assurance that we will be able to respond successfully to technological change.

Risks Related to This Offering and Our Class A Common Stock and Warrants

There has been no public market for our Class A common stock and Warrants, and an active market may not develop or be sustained, which could limit your ability to sell shares of our Class A common stock and Warrants.

There currently is no public market for our Class A common stock or Warrants, and our Class A common stock and Warrants will not be traded in the open market prior to this offering. Although we intend to list the Class A common stock and Warrants on a national securities exchange in connection with this offering, an adequate trading market for the Class A common stock and Warrants may not develop or be sustained after this offering. The initial public offering price will be determined by negotiations between the underwriters and our board of directors and may not be representative of the market price at which our shares of Class A common stock and Warrants will trade after this offering. In particular, we cannot assure you that you will be able to resell your shares at or above the initial public offering price.

Future sales of our common stock could adversely affect our share price, and any additional capital raised by us through the sale of equity or convertible debt securities may dilute your ownership in us and may adversely affect the market price of our Class A common stock and Warrants .

We believe that our existing working capital, expected cash flow from operations and other available cash resources will enable us to meet our working capital requirements for at least the next 12 months. However, the development and marketing of new products and the expansion of distribution channels require a significant commitment of resources. From time to time, we may seek additional equity or debt financing to finance working capital requirements, continue our expansion, develop new products or make acquisitions or other investments. In addition, if our business plans change, general economic, financial or political conditions in our industry change, or other circumstances arise that have a material effect on our cash flow, the anticipated cash needs of our business, as well as our conclusions as to the adequacy of our available sources of capital, could change significantly. Any of these events or circumstances could result in significant additional funding needs, requiring us to raise additional capital. If additional funds are raised through the issuance of equity shares, preferred shares or debt securities, the terms of such securities could impose restrictions on our operations and would reduce the percentage ownership of our existing stockholders. If financing is not available on satisfactory terms, or at all, we may be unable to expand our business or to develop new business at the rate desired and our results of operations may suffer.

The market price of our Class A common stock and Warrants may be volatile, which could cause the value of your investment to fluctuate and possibly decline significantly.

The market price of our Class A common stock and Warrants may be highly volatile and subject to wide fluctuations. Our financial performance, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Class A common stock and Warrants . You may not be able to resell your shares at or above the current price due to a number of factors such as those listed under “Risk Factors”. Some of the factors that could negatively affect our share price or result in fluctuations in the price of our stock include:

●	our operating and financial performance and prospects;

●	our quarterly or annual earnings or those of other companies in our industry;

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●	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

●	changes in, or failure to meet, earnings estimates or recommendations by research analysts who track our Class A common stock or the stock of other companies in our industry;

●	the failure of analysts to cover our Class A common stock;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	announcements by us, our competitors or our vendors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	announcements by third parties or governmental entities of significant claims or proceedings against us;

●	new laws and governmental regulations, or other regulatory developments, applicable to our industry;

●	changes in general conditions in the United States and global economies or financial markets, including those resulting from war, incidents of terrorism or responses to such events;

●	changes in government spending levels on education;

●	changes in key personnel;

●	sales of common stock by us, members of our management team or our stockholders;

●	the granting or exercise of employee stock options or other equity awards;

●	the volume of trading in our Class A common stock; and

●	the realization of any risks described in this section under the caption “Risk Factors.”

Furthermore, the stock market has recently experienced volatility that, in some cases, has been unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the market price of our Class A common stock, regardless of our actual operating performance.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

Purchasers in this offering will experience immediate and substantial dilution in net tangible book value.

The initial public offering price per share and half-warrant is expected to be substantially higher than the net tangible book value per share of our outstanding common stock. Purchasers in this offering will experience immediate dilution in the net tangible book value of their shares. Based on an assumed initial public offering price of $9.00 per share and half-warrant , the mid-point of the range set forth on the cover of this prospectus, dilution per share in this offering will be $7.07 per share. See “Dilution.”

Our Articles of Incorporation, Bylaws and Nevada law may have anti-takeover effects.

Our Articles of Incorporation authorizes the issuance of common stock and preferred stock. Each share of Class A common stock entitles the holder to one vote on all matters to be voted upon by stockholders, and the Class B common stock has no vote, except as required by law. In addition, our board of directors (“Board”) has the authority to issue additional shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions of those shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The ability of our Board to issue additional shares of preferred stock could make it more difficult for a third party to acquire a majority of our voting stock. Other provisions of our Bylaws also may have the effect of discouraging, delaying or preventing a merger, tender offer or proxy contest, which could have an adverse effect on the market price of our Class A common stock.

In addition, certain provisions of Nevada law applicable to our company could also delay or make more difficult a merger, tender offer or proxy contest involving our company, including Sections 78.411 through 78.444 of the Nevada Revised Statutes, which prohibit a Nevada corporation from engaging in any business combination with any “interested stockholder” (as defined in the statute) for a period of two years unless certain conditions are met. In addition, our senior management is entitled to certain payments upon a change in control and certain of the stock options and restricted shares we have granted provide for the acceleration of vesting in the event of a change in control of our company.

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Two trusts hold a significant percentage of our Class A common stock, and their interests may not align with the interests of our other stockholders.

The trustees of two family trusts have dispositive and voting power over the Class A common stock formerly owned by Vert Capital totaling approximately 28.1% of our issued and outstanding common stock on a fully diluted basis after giving effect to this offering. This significant concentration of share ownership may adversely affect the trading price of our Class A common stock because investors often perceive a disadvantage in owning shares in a company with one or several controlling stockholders. This concentration of ownership may have the effect of delaying or preventing a change in control of our company which could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our Class A common stock. Furthermore, our directors and officers, as a group, have the ability to significantly influence or control the outcome of all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as mergers, consolidations or the sale of substantially all of our assets. Although our directors owe fiduciary duties to us and our shareholders, including the duties of loyalty, our directors that serve as directors, officers, partners or employees of companies that we do business with also owe fiduciary duties or other obligations to such other companies or to the investors in their funds. The duties owed to us could conflict with the duties such directors owe to these other companies or investors.

We will have broad discretion in applying a portion of the net proceeds of this offering and may not use these proceeds in ways that will enhance the market value of our Class A common stock and Warrants .

Our management will have considerable discretion in the application of the proceeds received by us from this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. We may use the net proceeds for corporate purposes that do not improve our profitability or increase our Class A common stock price and Warrant price .

We have no intention of declaring dividends in the foreseeable future.

The decision to pay cash dividends on our common stock rests with our board of directors and will depend on our earnings, unencumbered cash, capital requirements and financial condition. We do not anticipate declaring any dividends in the foreseeable future, as we intend to use any excess cash to fund our operations. Investors in our Class A common stock should not expect to receive dividend income on their investment, and investors will be dependent on the appreciation of our common stock to earn a return on their investment.

If securities or industry analysts do not publish research or reports about us, or if they adversely change their recommendations regarding our Class A common stock and Warrants , then our stock price and trading volume could decline.

The trading market for our Class A common stock and Warrants will be influenced by the research and reports that industry or securities analysts publish about us, our industry and our market. If no analyst elects to cover us and publish research or reports about us, the market for our Class A common stock and Warrants could be severely limited and our stock price could be adversely affected. In addition, if one or more analysts ceases coverage of us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. If one or more analysts who elect to cover us adversely change their recommendations regarding our Class A common stock and Warrants , our stock price could decline.

We will incur increased costs as a result of being a publicly-traded company.

As a company with publicly-traded securities, we will incur additional legal, accounting and other expenses. For example, the Sarbanes-Oxley Act of 2002 (or SOX), the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as well as rules promulgated by the SEC and the national securities exchange on which our Class A Common Stock will be listed require us to adopt corporate governance practices applicable to U.S. public companies. These rules and regulations will increase our legal and financial compliance costs.

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We may be exposed to risks relating to evaluations of controls required by Sarbanes-Oxley Act of 2002.

Pursuant to Sarbanes-Oxley Act of 2002, our management will be required to report on, and our independent registered public accounting firm may in the future be required to attest to, the effectiveness of our internal control over financial reporting. Although we prepare our financial statements in accordance with accounting principles generally accepted in the United States of America, our internal accounting controls may not meet all standards applicable to companies with publicly traded securities. If we fail to implement any required improvements to our disclosure controls and procedures, we may be obligated to report control deficiencies and our independent registered public accounting firm may not be able to certify the effectiveness of our internal controls over financial reporting. In either case, we could become subject to regulatory sanction or investigation. Further, these outcomes could damage investor confidence in the accuracy and reliability of our financial statements.

If our internal controls and accounting processes are insufficient, we may not detect in a timely manner misstatements that could occur in our financial statements in amounts that could be material.

As a public company, we will have to devote substantial efforts to the reporting obligations and internal controls required of a public company, which will result in substantial costs. A failure to properly meet these obligations could cause investors to lose confidence in us and have a negative impact on the market price of our shares. We expect to devote significant resources to the documentation, testing and continued improvement of our operational and financial systems for the foreseeable future. These improvements and efforts with respect to our accounting processes that we will need to continue to make may not be sufficient to ensure that we maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required, new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations in the United States or result in misstatements in our financial statements in amounts that could be material. Insufficient internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our shares and may expose us to litigation risk.

As a public company, we will be required to document and test our internal control procedures to satisfy the requirements of Section 404 of Sarbanes-Oxley, which requires annual management assessments of the effectiveness of our internal control over financial reporting. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet our deadline for compliance with Section 404. We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we are unable to conclude that we have effective internal control over financial reporting, then investors could lose confidence in our reported financial information, which could have a negative effect on the trading price of our shares.

For as long as we are an “emerging growth company,” we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to some other public companies.

As an “emerging growth company” under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. We are an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

●	the last day of the fiscal year following the fifth anniversary of this offering;

●	the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

●	the date on which we are deemed a “large accelerated filer” as defined under the federal securities laws.

For so long as we remain an “emerging growth company”, we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis);

●	submit certain executive compensation matters to shareholders advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and

●	include detailed compensation discussion and analysis in our filings under the Exchange Act and instead may provide a reduced level of disclosure concerning executive compensation.

In addition, the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period, which allows us to delay the adoption of new or revised accounting standards until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to public companies that comply with new or revised accounting standards.

Because of these exemptions, some investors may find our common stock less attractive, which may result in a less active trading market for our Class A common stock and Warrants, and our stock price may be more volatile.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $8.5 million. If the underwriters fully exercise the over-allotment option to purchase the shares of Class A common stock and Warrants, the net proceeds will be approximately $9.9 million.

We intend to use the net proceeds of this offering, approximately, as follows:

●	$2,500,000 to pay a portion of the purchase price for Globisens;

●	$1,952,000 to pay for ETL shares to be purchased from K Laser International Co., Ltd., a wholly owned subsidiary of K Laser Technology, Inc. (“K Laser”) which is a principal Boxlight stockholder. The purchase price was determined by arms-length bargaining;

●	approximately $1,000,000 to improve inventory management and capital expenditures; and

●	the balance of approximately $3,000,000 for working capital and other general corporate purposes, including future acquisitions.

Until we use the net proceeds of the offering, we will invest the funds in short-term, investment grade, interest-bearing securities, or in savings accounts.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we currently do not anticipate paying any cash dividends for the foreseeable future. Instead, we anticipate using all of our earnings, if any, for working capital, to support our operations, and to finance the growth and development of our business, including potentially the acquisition of, or investment in, businesses, technologies or products that complement our existing business. Any future determination relating to dividend policy will be made at the discretion of our Board and will depend on a number of factors, including, but not limited to, our future earnings, capital requirements, financial condition, future prospects, applicable Nevada law, which provides that dividends are only payable out of surplus or current net profits, and other factors our Board might deem relevant.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2015 on:

●	an actual basis;

●

on a pro forma basis after giving effect to (i) the planned acquisitions of Boxlight, Globisens, and Genesis and the automatic conversion into Class A common stock of preferred stock issued pursuant to such acquisitions upon consummation of this offering; and

●	on a proforma as adjusted basis giving effect to the foregoing and the sale of 1,111,111 shares of Class A common stock and Warrants to purchase 555,555 shares of Class A common stock by us in this offering at the initial public offering price of $9.00 per share and half-warrant, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

(in thousands)	June 30, 2015
			Pro forma
	Actual	Pro forma *	As adjusted

Current maturities of long-term loans payable	$-	$2,671	$2,671

Long-term debt:
Loans payable	-	1,453	1,453
Total long term debt	-	1,453	1,453

Stockholders’ equity:
Series A convertible preferred stock, $1 par value; 2,500,000 shares authorized, 0 actual shares and 274,102 proforma adjusted shares	-	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized, 2,806,808 actual shares and 5,896,933 pro forma adjusted shares	-	-	-
Shareholder receivable	(1)	-	(1)
Additional paid-in capital	(22)	23,247	23,225
Retained earnings	(1,130)	-	(1,130)
Non-controlling interest	-	3,932	3,932
Total stockholders’ equity	(1,153)	27,179	26,026
Total capitalization (including current maturities of long-term debt)	$(1,153)	$31,303	$30,150

* Pro forma column reflects the potential acquisitions of Boxlight, Globisens and Genesis and the proceeds from the offering.

You should read these data in conjunction with the information set forth under “Unaudited Pro Forma Combined Financial Information,” which describes these transactions and the related adjustments in greater detail and the acquired companies’ historical financial statements from which the pro forma financial data were derived.

The pro forma number of shares of our common stock prior to and to be outstanding immediately after this offering is based on 2,806,808 shares of our Class A common stock outstanding as of June 30, 2015.

The pro forma number of shares of our common stock outstanding, as adjusted, after this offering includes:

●

in connection with the acquisition of Boxlight, 1,373,528 shares of our Class A common stock to be issued to the Boxlight shareholders, upon consummation of this offering, or 20.575% of our fully-diluted common stock before giving effect to this offering; and 109,882 bonus shares of Class A common stock that will be issued to senior Boxlight management and employees.

●

in connection with the acquisition of Globisens, 229,418 shares of Class A common stock issued to the former stockholders of Globisens or such other number of shares as represents not more than 3.437% of our fully-diluted Class A common stock before giving effect to this offering;

●	in connection with the acquisition of Genesis, 266,186 shares of Class A common stock issued to the former members of Genesis upon conversion of their 1,000,000 shares of Series B Preferred Stock or such other number of shares as represents 4.0% of our fully-diluted common stock before giving effect to this offering; and

The pro forma number of shares of our common stock outstanding, as adjusted, after this offering excludes:

●

600,525 shares of Class B common stock issuable upon exercise of options granted under the Boxlight 2014 Stock Incentive Plan and 710,321 additional shares reserved for issuance thereunder , which shall automatically convert into shares of Class A common stock on a one-for-one basis, upon any private or public sale by any holder of Class B common stock .

●

564,651 shares of Class A common stock issuable upon exercise of outstanding warrants with an exercise price equal to 110% of the initial per share offering price of shares offered to the public in this offering.

●	333,769 shares of Class B common stock issuable upon exercise of stock options granted under the Boxlight 2014 Stock Incentive Plan Option Plan.

●	166,667 shares of Class A common stock issuable upon the exercise of the underwriters’ over-allotment option.

●	83,333 shares of Class A common stock reserved for issuance upon the exercise of warrants issuable upon the exercise of the underwriters’ over-allotment option.

●	55,556 shares of Class A common stock issuable upon exercise of the Representative’s Warrants.

●	274,102 shares of our Class A common stock issuable upon conversion of Series A preferred stock, that we will offer to the holders of Series A preferred stock of LCC - Delaware.

●	555,555 shares of Class A common stock issuable upon exercise of the Warrants sold to the investors in this offering.

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DILUTION

Purchasers of our Class A common stock in this offering will experience an immediate dilution to the extent of the difference between the initial public offering price and the pro forma, as adjusted, net tangible book value per share immediately after this offering.

After giving effect to the sale of our Class A common stock in this offering and the sale of our Warrants in this offering at an assumed initial public offering price of $9.00 per share and half-warrant (the midpoint of the range set forth on the cover page of this prospectus) (without assigning any value to the warrants) and after deducting the underwriting discount and estimated offering expenses payable by us, our pro forma, as adjusted, net tangible book value at  June 30, 2015 would have been $11.4 million or $1.93 per share. This represents an immediate increase in pro forma, as adjusted, net tangible book value per share of $1.33 to the existing stockholders (including Boxlight and Globisens stockholders) and dilution in pro forma, as adjusted, net tangible book value per share of $7.07 to new investors who purchase shares in the offering. The following table illustrates this per share dilution to new investors:

Assumed initial public offering price per share and half-warrant	$9.00

Net tangible book value per share before the offering, at June 30, 2015	$0.60
Increase in net tangible book value per share attributable to the offering	1.33
Pro forma, as adjusted, net tangible book value per share, giving effective to the offering	$1.93

Dilution per share to new investors	$7.07

A $1.00 increase (decrease) in the assumed initial public offering price of $9.00 per share of our Class A common stock and half-warrant, the mid-point of the price range set forth on the cover page of this prospectus, would increase (decrease) our pro forma as adjusted, net tangible book value after this offering by $1.0 million and dilution per share to new investors in this offering by $0.83 per share, assuming the number of shares of Class A common stock offered by us, as set forth on the cover page of this prospectus, remains the same. The information discussed above is illustrative only and may change based on the actual initial public offering price and other terms of the offering determined at pricing.

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unaudited PRO FORMA COMBINED FINANCIAL INFORMATION

We prepared the following unaudited pro forma combined financial statements by applying certain pro forma adjustments to the historical consolidated financial statements of Boxlight Corporation (“Boxlight Parent”). The pro forma adjustments give effect to the following transactions (the “Transactions”):

●	Our planned acquisition of the assets of Everest Display Inc. and its subsidiaries (“Boxlight”),

●	Our planned acquisition of the assets of Globisens, Ltd. (“Globisens”), and

●	Our planned acquisition of the assets of Genesis Collaboration, LLC. (“Genesis”).

The unaudited pro forma combined statement of operations for the year ended December 31, 2014 and for the six months ended June 30, 2015 gives effect to the Transactions as if each of them had occurred on January 1, 2014. The unaudited pro forma combined balance sheet as of June 30, 2015 gives effect to the Transactions as if each of them had occurred on June 30, 2015.

These pro forma combined financial statements include adjustments for our planned acquisitions because we believe each of these acquisitions is probable under the standards of Rule 3-05 of Regulations S-X. The results of all significant business to be acquired upon consummation of the IPO are shown for the periods prior to their acquisition by Boxlight Parent.

We determined that each acquisition shown involved the acquisition of a business, considering the guidance in Rule 11-01 (d) of Regulation S-X, and individually, as well as in aggregate, met the significance test of Rule 3-05 of Regulation S-X.

The historical financial statements of Boxlight, Globisens and Genesis (“Target Sellers”), whose acquisition is planned, appear elsewhere in this prospectus.

We have based the pro forma adjustments upon available information and certain assumptions that we believe are reasonable under the circumstances. We describe in greater detail the assumptions underlying the pro forma combined financial statements in the notes to the unaudited pro forma combined financial statements. In many cases, we based these assumptions on preliminary information and estimates. The actual adjustments to our pro forma combined financial statements will depend upon a number of factors and additional information that will be available on or after the closing date of this offering. Accordingly, the actual adjustments that will appear in our financial statements will differ from these pro forma adjustments, and those differences may be material.

We account for our proposed acquisitions of Boxlight and Globisens using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States of America, with Boxlight Parent being considered the acquiring entity. Under the acquisition method of accounting, the total consideration paid is allocated to an acquired company’s tangible and intangible assets, net of liabilities, based on their estimated fair values as of the acquisition date. We have not completed the acquisition of Boxlight and Globisens, and therefore, the estimated purchase price and fair value of those Target Sellers’ assets to be acquired and liabilities assumed is preliminary. Once we complete our final valuation process for our planned acquisitions, we may report changes to the value of the assets acquired and liabilities assumed, as well as the amount of goodwill, and those changes could differ materially from what we present here. For our planned acquisition of Genesis, management has made the determination that the acquisition should be accounted for as an entity under common control, and the assets and liabilities will be recorded at Genesis’ book values on the acquisition date.

These unaudited pro forma combined financial statements do not purport to represent what our results of operations or financial condition would have been had the Transactions actually occurred on the assumed dates, nor do they purport to project our results of operations or financial condition for any future period or future date. You should read these unaudited pro forma combined financial statements in conjunction with “Capitalization,” “Selected Historical Consolidated Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the historical financial statements, including the related notes thereto, appearing elsewhere in this prospectus.

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Boxlight Corporation

(f/k/a Logical Choice Corporation)

Unaudited Pro Forma Combined Statement of Operations

For the Six Months Ended June 30, 2015

(in thousands, except share and per share data)	Boxlight	Globisens	Genesis	Planned Acquisition Subtotal	Boxlight Parent	Pro Forma Adjustments (10)		Pro Forma Combined

Revenues	$12,062	$1,110	$577	$13,749	$-	$(131	)(1)	$13,618
Cost of revenues	9,659	928	366	10,953	-	(131	)(1)	10,822
Gross profit	2,403	182	211	2,796	-	-		2,796

Operating expenses:
General and administrative	2,752	175	434	3,361	428	217	(2)	4,006
Research and development	505	77	-	582	-	-		582
Depreciation and amortization	161	47	-	208	-	309	(3)	517
Total operating expenses	3,418	299	434	4,151	428	526		5,105

Loss from operations	(1,015)	(117)	(223)	(1,355)	(428)	(526)		(2,309)

Other income (expense):
Interest expense	(171)	(2)	(25)	(198)	(27)	-		(225)
Other income, net	8	-	1	9	-	-		9
Total other income (expense)	(163)	(2)	(24)	(189)	(27)	-		(216)

Loss before income taxes	(1,178)	(119)	(247)	(1,544)	(455)	(526)		(2,525)
Income tax benefit	-	2	-	2	-	-		2
Net loss	(1,178)	(117)	(247)	(1,542)	(455)	(526)		(2,523)
Net loss attributable to non-controlling interests	111	-	-	111	-	268		379

Net loss attributable to company	$(1,067)	$(117)	$(247)	$(1,431)	$(455)	$(258)		$(2,144)

Net loss per common share- basic and diluted					$(0.16)			$(0.36)
Weighted average number of common shares outstanding - basic					2,806,808	3,090,125	(9)	5,896,933

29

Boxlight Corporation

(f/k/a Logical Choice Corporation)

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2014

(in thousands, except share and per share data)	Boxlight	Globisens	Genesis	Planned Acquisition Subtotal	Boxlight Parent	Pro Forma Adjustments(10)		Pro Forma Combined

Revenues	$24,898	$1,814	$2,903	$29,615	$-	$(330	)(1)	$29,285
Cost of revenues	18,775	1,056	2,237	22,068	-	(330	)(1)	21,738
Gross profit	6,123	758	666	7,547	-	-		7,547

Operating expenses:
General and administrative	5,703	459	1,065	7,227	668	434	(2)	8,329
Research and development	1,105	188	-	1,293	-	-		1,293
Depreciation and amortization	339	90	-	429	-	594	(3)	1,023
Total operating expenses	7,147	737	1,065	8,949	668	1,028		10,645

Income (loss) from operations	(1,024)	21	(399)	(1,402)	(668)	(1,028)		(3,098)

Other income (expense):
Interest expense	(296)	-	(13)	(309)	(7)	-		(316)
Other income, net	190	-	-	190	-	-		190
Total other income (expense)	(106)	-	(13)	(119)	(7)	-		(126)

Income (loss) before income taxes	(1,130)	21	(412)	(1,521)	(675)	(1,028)		(3,224)
Income tax expense	(3)	(5)	-	(8)	-	-		(8)
Net income (loss)	(1,133)	16	(412)	(1,529)	(675)	(1,028)		(3,232)
Net loss attributable to non-controlling interests	97	-	-	97	-	338		435

Net income (loss) attributable to Company	$(1,036)	$16	$(412)	$(1,432)	$(675)	$(690)		$(2,797)

Net loss per common share- basic and diluted					$(0.27)			$(0.50)
Weighted average number of common shares outstanding – basic					2,459,299	3,090,125	(9)	5,549,424

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Boxlight Corporation

(f/k/a Logical Choice Corporation)

Unaudited Pro Forma Combined Balance Sheet

As of June 30, 2015

(in thousands)	Boxlight	Globisens	Genesis	Planned Acquisition Subtotal	Boxlight Parent	Pro Forma For Acquisitions(10)		IPO Proceeds(8)	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$4,669	$578	$17	$5,264	$6	$(2,500	)(4)	$8,505	$11,275
Restricted cash	1,419	29	-	1,448	-	-		-	1,448
Accounts receivable – trade, net	5,914	270	214	6,398	2	(319	)(1)	-	6,081
Accounts receivable – related party	-	-	69	69	-	(69	)(1)	-	-
Inventories, net of reserves	6,932	190	-	7,122	-	-		-	7,122
Other current assets	1,221	66	34	1,321	-	-		-	1,321
Total current assets	20,155	1,133	334	21,622	8	(2,888)		8,505	27,247

Property, plant & equipment, net	1,136	433	-	1,569	-	-		-	1,569
Intangible assets	250	-	-	250	-	12,590	(5)	-	12,840
Goodwill	-	-	-	-	-	1,816	(6)	-	1,816
Other assets	403	-	10	413	50	(50)		-	413
Total assets	$21,944	$1,566	$344	$23,854	$58	$11,468		$8,505	$43,885

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,283	$64	$853	$4,200	$532	$(388	)(1)	$-	$4,344
Short-term debt	8,094	-	45	8,139	679	-		-	8,818
Current portion of long-term debt	2,671	-	-	2,671	-	-		-	2,671
Other short-term liabilities	68	75	69	212	-	-		-	212
Total current liabilities	14,116	139	967	15,222	1,211	(388)		-	16,045

Long-term debt, net of current portion	1,453	-	50	1,503	-	(50)		-	1,453
Other liabilities	301	60	-	361	-	-		-	361
Total non-current liabilities	1,754	60	50	1,864	-	(50)		-	1,814
Total liabilities	15,870	199	1,017	17,086	1,211	(438)		-	17,859

Equity:
Series A Convertible Preferred Stock	-	-	-	-	-	-		-	-
Common stock, authorized, issued and outstanding	10,692	-	-	10,692	-	(10,692	)(7)	-	-
Additional paid-in capital	846	588	42	1,476	(22)	13,266	(7)	8,505	23,225
Retained earnings (accumulated deficit)	(9,112)	807	(715)	(9,020)	(1,130)	9,020	(6)	-	(1,130)
Shareholder receivable	-	-	-	-	(1)	-		-	(1)
Accumulated other comprehensive income	388	(28)	-	360	-	(360	)(6)	-	-
Equity attributable to non-controlling interests	3,260	-	-	3,260	-	672	(6)	-	3,932
Total equity	6,074	1,367	(673)	6,768	(1,153)	11,906		8,505	26,026
Total liabilities and equity	$21,944	$1,566	$344	$23,854	$58	$11,468		$8,505	$43,885

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NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

In connection with our planned acquisition of the Target Sellers, we have entered into acquisition agreements for the following companies:

●	Boxlight and its subsidiaries

●	Globisens

●	Genesis

(1) Basis of Presentation – The pro forma adjustments to revenues, cost of revenues, accounts receivable – trade, net, accounts receivable – related party and accounts payable and accrued expenses eliminate transactions among Boxlight, Globisens and Genesis.

(2) Stock Option Expense – We account for stock-based compensation using the fair value method, which requires the measurement and recognition of compensation expense for all share-based payment awards based on their estimated fair values. This method requires companies to estimate the fair value of stock-based compensation on the date of grant using an option pricing model. We use the Black-Scholes option pricing model to measure stock-based compensation. The Black-Scholes model determines the fair value of share-based payment awards based on the fair value of the underlying common stock on the date of grant and is affected by assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, the fair value of the underlying common stock, expected volatility over the term of the awards and actual and projected employee stock option exercise behaviors. The assumptions used in calculating the fair value of the stock-based awards represent management judgment. As a result, if factors change and different assumptions are used, the stock-based compensation expense could be materially different in the future. Compensation expense relating to employee stock awards is recorded on a straight-line basis.

Determining the fair value of stock-based awards on the grant date requires the use of estimates and assumptions, including the fair value of our common stock, exercise price of the stock option, expected volatility, expected life, risk-free interest rate and dividend rate. We estimate the expected volatility of our stock options by taking the average historical volatility of a group of comparable publicly traded companies over a period equal to the expected life of the options. As a result, we used the simplified method, as provided under SAB Topic 14.D, “Share-Based Payment,” to calculate the expected term estimate based on the options’ vesting terms and contractual terms. The risk-free interest rate is the estimated average interest rate based on U.S. Treasury zero-coupon notes with terms consistent with the expected life of the awards. The expected dividend yield is zero as we do not anticipate paying any recurring cash dividends in the foreseeable future.

According to our amended and restated agreement with Boxlight, effective October 31, 2014, we will grant the employees of Boxlight 10-year options to purchase 333,769 share of our Class B common shares, which represent on an aggregate basis 5% of the fully-diluted common stock as defined by the agreement with Boxlight, with an exercise price of $9.00 per share. These options vests annually in equal installments over a 4-year period commencing one year after the closing date of our acquisition of Boxlight. The grant date fair value of the options of $2,169,003 was determined utilizing Black-Scholes option pricing model with the following assumptions:

Options
Grant date fair value	$9.00
Interest rate	2.07%
Expected life (in years)	6.25
Volatility	83.48%
Expected dividends	$-

For the year ended December 31, 2014, the pro forma adjustment for the option expense was $434,000. For the six months ended June 30, 2015, the pro forma adjustment for the option expense was $217,000.

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(3) Amortization of Intangible Assets – We amortize intangible assets over their estimated useful lives. We based the estimated useful lives of acquired intangible assets on the amount and timing in which we expect to receive an economic benefit. We assigned these intangible assets a useful life of 10 years based upon a number of factors, including contractual agreements, consumer awareness and economic factors (including known technological advances, effects of obsolescence, demand, competition, and the period of expected future cash flow that would be associated with the intangibles) pertaining to the combined companies. We believe the level of consumer awareness of our products will contribute to the continuation of purchases stemming from the customer relationships we will obtain in these acquisitions.

The estimates of fair value and weighted-average useful lives could be impacted by a variety of factors including legal, regulatory, contractual, competitive, economic or other factors. Increased knowledge about these factors could result in a change to the estimated fair value of these intangible assets and/or the weighted-average useful lives from what we have assumed in these unaudited pro forma combined financial statements. In addition, the combined effect of any such changes could result in a significant increase or decrease to the related amortization expense estimates.

The amortization of intangible assets of our planned acquisitions assumes that the assets were acquired on January 1, 2014 and amortized over the period associated with the statement of operations. For the year ended December 31, 2014, the pro forma adjustment for the amortization expenses related to intangibles acquired was $594,000. For the six months ended June 30, 2015, the pro forma adjustment for the amortization expenses related to intangibles acquired was $309,000.

(4) Cash Consideration – The pro forma adjustment to cash reflects the cash we expect to pay in connection with our planned acquisitions.

Acquisition Cash
(in thousands)	Consideration
Pro forma adjustment to cash:
Boxlight acquisition	$-
Globisens acquisition	2,500
Genesis acquisition	-
Total net pro forma adjustments to cash	$2,500

(5) Intangible Assets – We based our preliminary estimates of each intangible asset type/category that we expect to recognize as part of the planned acquisitions on the nature of the businesses and the contracts that we have entered into with the Target Sellers. We also based our estimate of Boxlight on the preliminary work prepared by a third party valuation specialist. However, all of these estimates are preliminary, as we have not completed these acquisitions or analyzed all the facts surrounding the businesses to be acquired and therefore have not been able to finalize the accounting for these transactions.

The figures set forth below reflect the preliminary fair value of intangible assets of the businesses we plan to acquire, and their estimated useful lives. All preliminary estimates for the fair value of intangibles will be refined once the offering is completed and the final list of customers acquired is known.

Fair Value Adjustment to Intangible Assets of Planned Acquisitions

			Total
			Planned	Estimated
(in thousands)	Boxlight	Globisens	Acquisitions	Useful Life
Trademarks	$4,074	$1,053	$5,127	Indefinite
Patents	2,883	658	3,541	10 years
Customer related	3,000	922	3,922	10 years
Total intangible assets	$9,957	$2,633	$12,590

33

(6) Purchase Price Allocation – We recognize the assets and liabilities acquired at their fair value on the acquisition date, and if there is any excess in purchase price over these values it will be allocated to goodwill. Stock offering price is assumed to be $9.00 per share. We determined our stock offering price to be $9.00 per share based on an $55 million valuation of the Company (assuming the acquisitions were completed) provided to us by the underwriters and our total shares outstanding in the amount of 6,111,111 on a pro forma and fully diluted basis. If the actual valuation differs from the $55 million valuation provided by our underwriters, the difference could materially impact our pro forma presentation. We are using the $55 million valuation as our best estimate of calculating the purchase price for the acquisitions. A difference in our valuation would change the amount of goodwill created under the proposed transactions. If the valuation goes up goodwill will increase and if the valuation goes down goodwill will decrease. There are no other impacts to the pro forma financial statements.

We engaged a third-party valuation specialist to assist us in valuing the assets acquired and liabilities assumed for the Boxlight and Globisens acquisitions. The preliminary study is complete, and the assumptions will be updated on the consummation of the initial public offering. For our planned acquisition of Genesis, management has made the determination that the acquisition should be accounted for as an entity under common control, and the assets and liabilities will be recorded at their book values on the acquisition date.

The following table shows the preliminary purchase prices, estimated acquisition-date fair values of the to-be-acquired assets and liabilities assumed and calculation of goodwill for the businesses we plan to acquire as of June 30, 2015, the date of our most recent balance sheet.

Assets acquired:

(in thousands)	Boxlight	Globisens
Current assets	$20,155	$1,133
Property, plant and equipment	1,136	433
Intangible assets	10,207	2,633
Other assets	403	-
Goodwill	1,251	565
Total assets	33,152	4,764
Total liabilities	(15,870)	(199)

Net assets	17,282	4,565
Fair value of non-controlling interest	(3,932)	-
Net assets acquired	$13,350	$4,565

Consideration paid:

(in thousands, except share and per share data)	Boxlight	Globisens
1,483,410 shares issued at $9.00 per share to acquire 82.3% of the outstanding ownership of Boxlight	$13,350	$-
229,418 shares issued at $9.00 per share to acquire Globisens	-	2,065
Cash	-	2,500
Consideration paid	$13,350	$4,565

The preliminary estimate of equity consideration to be transferred is based on an aggregate value of equity, as stated in the share purchase agreements, at the price of our common stock to be sold in this offering (currently assumed to be $9.00 per share). The number of shares that will be issued in connection with those acquisitions will be fixed shortly before closing of this offering. The total equity value for each acquisition will be determined at the time of closing, based on the fixed number of shares and the actual offering price. The amount of goodwill, if any, on the date of the acquisitions will vary based on the actual price of the offering.

34

The fact that our stock offering price is determined based on the valuation of the Company, the following table shows the impact to the purchase price allocation based on a range of the Company’s valuations.

SENSITIVITY ANALYSIS	$50 Million	$55 Million	$60 Million	$65 Million	$70 Million
Shares ISSUED FOR ACQUISITION	1,712,828	1,712,828	1,712,828	1,712,828	1,712,828
SHARE PRICE	$8.18	$9.00	$9.82	$10.64	$11.45

VALUE OF SHARES ISSUED	$14,011	$15,415	$16,820	$18,224	$19,612
CASH PAID FOR ACQUISITION	2,500	2,500	2,500	2,500	2,500
TOTAL PURCHASE PRICE	$16,511	$17,915	$19,320	$20,724	$22,112

Allocation for purchase price
Net tangible assets	$7,191	$7,191	$7,191	$7,191	$7,191
Fair value of intangibles	12,840	12,840	12,840	12,840	12,840
Goodwill	151	1,816	3,483	5,149	6,795
Fair value of non-controlling interest	(3,671)	(3,932)	(4,194)	(4,456)	(4,714)
Total purchase price	$16,511	$17,915	$19,320	$20,724	$22,112

(7) Issuance of our Common Shares in Exchange for Shares of Companies Acquired – Adjustment reflects the elimination of equity accounts of companies acquired and the issuance of 1,979,014 shares at the price of our common stock to be sold in this offering (currently assumed at $9 per share). Adjustment also reflects the adjustment to non-controlling interest as a result of the proposed acquisitions. We are issuing an aggregate of 1,979,014 shares in connection with the Transaction based upon an $55 million valuation of the Company (assuming the acquisitions were completed) and the percentage of the total Company ownership to be issued pursuant to the previously negotiated agreements in each acquisition. Details of shares to be issued are as follows:

Shares to be issued to	Shares
Boxlight	1,483,410
Globisens	229,418
Genesis	266,186
Total shares	1,979,014

Shares to be issued to Boxlight include 1,373,528 shares to Boxlight’s shareholders and 109,882 shares for Employee Transaction Bonus Shares as defined in the share purchase agreement with Boxlight. Employee Transaction Bonus Shares are to be issued to Boxlight shareholders’ representative and to be allocated among Boxlight employees by Boxlight shareholders’ representative in its sole discretion.

Shares to be issued to Globisens and Genesis equal to 3.437% and 4.0%, respectively, of the fully diluted common shares (as defined in the respective agreements) that would be outstanding after giving effect to the acquisitions of Boxlight, Globisens and Genesis.

(8) Cash Received from IPO – We assume our net proceeds from the offering will be $8.5 million after deducting underwriting discounts and commissions of $700,000 and estimated offering expenses payable by us totaling $800,000.

(9) Weighted Average Outstanding Shares – On a pro forma basis, we consider all shares to be issued in connection with the acquisitions of Boxlight, Globisens and Genesis transactions to have been issued and outstanding at the beginning of the periods presented. Following is a breakdown for all shares to be issued to different parties pursuant to the Transaction:

	For the Six Months Ended June 30, 2015	For the Year Ended December 31, 2014
Boxlight shareholders	1,483,410	1,483,410
Globisens shareholders	229,418	229,418
Genesis members	266,186	266,186
Shares issued for cash to public offering investors	1,111,111	1,111,111
Total shares to be issued	3,090,125	3,090,125
Boxlight Corporation’s Weighted Average Outstanding Shares	2,806,808	2,459,299
Pro forma Weighted Average Outstanding Shares	5,896,933	5,549,424

These share amounts have been calculated based on the percentages of total fully diluted outstanding shares immediately after the completion of the acquisitions each party would receive based on the results of our negotiation with each party. Total fully diluted outstanding shares immediately after the completion of the proposed acquisitions is temporarily assumed to be 6,111,111 shares for pro forma disclosure purposes and will be updated to the final result when the offering price is set. The fully diluted outstanding shares include all shares issued and outstanding for the planned acquisitions and for cash, shares issuable upon exercise of warrants and options previously granted by Boxlight Parent that would have a dilutive effect and stock options to be granted to Boxlight’s employees according to the purchase agreement between Boxlight and Boxlight Parent.

(10) We have not reflected any pro forma adjustments to reflect the tax impact of the pro forma adjustments, as we believe that the tax impact would not be material.

To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and decision-making surrounding pro forma operations, we supplement our consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, with EBITDA, a non-GAAP financial measure of earnings. EBITDA represents net income before income tax expense (benefit), interest income, interest expense, depreciation and amortization. Our management uses EBITDA as a financial measure to evaluate the profitability and efficiency of our business model. We use this non-GAAP financial measure to access the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measure that is derived from them, provide supplemental information to analyze our operations between periods and over time. We find this especially useful when reviewing pro forma results of operations, which include large non-cash amortizations of intangibles assets from acquisitions. Investors should consider our non-GAAP financial measure in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

35

The following table contains a reconciliation of net loss to EBITDA:

Reconciliation of net loss for the six months ended

June 30, 2015 to EBITDA

(in thousands)	Boxlight	Globisens	Genesis	Subtotal	Boxlight Parent	Pro Forma Adjustments	Pro Forma Combined
Net income (loss)	$(1,178)	$(117)	$(247)	$(1,542)	$(455)	$(526)	$(2,523)
Depreciation and amortization	161	47	-	208	-	309	517
Interest expense	171	2	25	198	27	-	225
Income tax benefit	-	(2)	-	(2)	-	-	(2)
EBITDA	$(846)	$(70)	$(222)	$(1,138)	$(428)	$(217)	$(1,783)

Reconciliation of net income (loss) for the year ended

December 31, 2014 to EBITDA

(in thousands)	Boxlight	Globisens	Genesis	Subtotal	Boxlight Parent	Pro Forma Adjustments	Pro Forma Combined
Net income (loss)	$(1,133)	$16	$(412)	$(1,529)	$(675)	$(1,028)	$(3,232)
Depreciation and amortization	339	90	-	429	-	594	1,023
Interest expense	296	-	13	309	7	-	316
Income tax expense	3	5	-	8	-	-	8
EBITDA	$(495)	$111	$(399)	$(783)	$(668)	$(434)	$(1,885)

Our management also uses Adjusted EBITDA as a financial measure to evaluate the profitability and efficiency of our business model. We use this non-GAAP financial measure to access the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measure that is derived from them, provide supplemental information to analyze our operations between periods and over time. We find this especially useful when reviewing pro forma results of operations, which include large non-cash amortization of intangibles assets from acquisitions. We also exclude non-recurring IPO expenses and stock option expense when determining our adjusted EBITDA. Investors should consider our non-GAAP financial measure in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

36

The following table contains a reconciliation of net loss to Adjusted EBITDA.

Reconciliation of net loss for the six months ended

June 30, 2015 to Adjusted EBITDA

(in thousands)	Boxlight	Globisens	Genesis	Subtotal	Boxlight Parent	Pro Forma Adjustments	Pro Forma Combined
Net income (loss)	$(1,178)	$(117)	$(247)	$(1,542)	$(455)	$(526)	$(2,523)
Depreciation and amortization	161	47	-	208	-	309	517
Interest expense	171	2	25	198	27	-	225
Income tax benefit	-	(2)	-	(2)	-	-	(2)
Stock option expense	-	-	-	-	-	217	217
Non-recurring IPO expenses	-	-	-	-	400	-	400
Adjusted EBITDA	$(846)	$(70)	$(222)	$(1,138)	$(28)	$-	$(1,166)

Reconciliation of net income (loss) for the year ended

December 31, 2014 to Adjusted EBITDA

(in thousands)	Boxlight	Globisens	Genesis	Subtotal	Boxlight Parent	Pro Forma Adjustments	Pro Forma Combined
Net income (loss)	$(1,133)	$16	$(412)	$(1,529)	$(675)	$(1,028)	$(3,232)
Depreciation and amortization	339	90	-	429	-	594	1,023
Interest expense	296	-	13	309	7	-	316
Income tax expense	3	5	-	8	-	-	8
Stock option expense	-	-	-	-	-	434	434
Non-recurring IPO expenses	-	-	-	-	400	-	400
Adjusted EBITDA	$(495)	$111	$(399)	$(783)	$(268)	$-	$(1,051)

37

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) contains certain forward-looking statements. Historical results may not indicate future performance. Our forward-looking statements reflect our current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by these statements. Factors that may cause differences between actual results and those contemplated by forward-looking statements include, but are not limited to, those discussed in “Risk Factors.” We undertake no obligation to publicly update or revise any forward-looking statements, including any changes that might result from any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Furthermore, we cannot guarantee future results, events, levels of activity, performance, or achievements.

Basis of presentation

The unaudited pro forma financial information, presented under Management Discussion and Analysis of Financial Condition and Results of Operations for the six months ended June 30, 2015 and for the year ended December 31, 2014 give effect to Boxlight Parent’s acquisitions of Boxlight, Genesis and Globisens, as if each of them had occurred on January 1, 2014. Transactions between Boxlight, Genesis and Globisens have been eliminated.

Overview

We are a visual display technology company that is seeking to become a world leading innovator, manufacturer and integrator of interactive products for schools, as well as for business and government conferencing. We currently design, produce and distribute interactive projectors and distribute 70” HD and 84” 4k interactive LED flat panels in the education market. We also design, produce and distribute science, technology, engineering and math (or “STEM”) data logging products to the educational market.

To date, we have generated substantially all of our revenue from the sale of our expanding product line of projectors, LED panels, interactive whiteboards and display devices to the educational market.

Acquisition Strategy and Challenges

Our growth strategy includes acquiring assets and technologies of companies that have products, technologies, industry specializations or geographic coverage that extend or complement our existing business. The process to undertake a potential acquisition is time-consuming and costly. We expect to expend significant resources to undertake business, financial and legal due diligence on our potential acquisition targets, and there is no guarantee that we will complete any acquisition that we pursue.

We believe we can achieve significant cost-savings by merging the operations of the companies we acquire and after their acquisition leverage the opportunity to reduce costs through the following methods:

●	Staff reductions – consolidating resources, such as accounting, marketing and human resources.

●	Economies of scale – improved purchasing power with a greater ability to negotiate prices with suppliers.

●	Improved market reach and industry visibility – increase in customer base and entry into new markets.

As a result, we believe that an analysis of the historical costs and expenses of our Target Sellers prior to their acquisition will not provide guidance as to the anticipated results after acquisition. We anticipate that we will be able to achieve significant reductions in our costs of revenue and selling, general and administrative expenses from the levels currently incurred by the Target Sellers operating independently, thereby increasing our EBITDA and cash flows.

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Key business metrics

In addition to the measures presented in our pro forma combined financial statements, we use the following key metrics to evaluate our business, measure our performance, develop financial forecasts and make strategic decisions.

(in thousands)	Six months ended June 30, 2015	Year ended December 31, 2014
Key business metrics:
Projectors and peripheral units shipped	17,966	50,103
Adjusted EBITDA	$(1,166)	$(1,051)

●	Units shipped. Units shipped represents the number of individual units that are shipped during a reporting period, net of any returns. We carry a variety of projectors and other peripherals which vary by model. We monitor units shipped on a monthly basis, as it is a key indicator of revenue trends for a reporting period. We use units shipped to help optimize our fulfillment operations and shipment allocations to better maintain operating efficiencies and improve customer satisfaction.

●	Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted after excluding the impact of: provision (benefit) for income taxes, interest income, interest expense, depreciation and amortization, non-recurring IPO expense, and stock option expense. We will use Adjusted EBITDA as a key measure to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Components of our Results of Operations and Financial Condition

Revenue

Our revenue is comprised of product revenue, installation revenue and professional development revenue.

●	Product revenue. Product revenue is derived from the sale of our interactive projectors, flat panels, peripherals and accessories, along with other third party products, directly to our customers, as well as through our network of domestic and international distributors.

●	Installation and professional development. We receive revenue from installation and professional development that we outsource to third parties.

Cost of revenue

Our cost of revenue is comprised of the following:

●	internal manufacturing costs;

●	manufacturing costs of our products payable to third-party contract manufacturers;

●	third-party logistics costs;

●	costs to purchase components and finished goods directly;

●	inbound and outbound freight costs and duties;

●	costs associated with the repair of products under warranty; and

●	write-downs of inventory carrying value to adjust for excess and obsolete inventory and periodic physical inventory counts.

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In addition to manufacturing a portion of our product, we also outsource our warehouse operations and order fulfillment and some of our manufacturing to third parties. Our product costs will vary directly with volume and based on the costs of underlying product components as well as the prices we are able to negotiate with our contract manufacturers. Shipping costs fluctuate with volume as well as with the method of shipping chosen in order to meet customer demand. As a global company with suppliers centered in Asia and customers located worldwide, we have used, and may in the future use, air shipping to deliver our products directly to our customers. Air shipping is more costly than sea or ground shipping or other delivery options. We primarily use air shipping to meet the demand of our products during peak seasons and new product launches.

Gross profit and gross profit margin

Our gross profit and gross profit margin have been, and may in the future be, influenced by several factors including: product, channel and geographical revenue mix; changes in product costs related to the release of projector models; component, contract manufacturing and supplier pricing and foreign currency exchange. As we primarily procure our product components and manufacture our products in Asia, our suppliers incur many costs, including labor costs, in other currencies. To the extent that exchange rates move unfavorably for our suppliers, they may seek to pass these additional costs on to us, which could have a material impact on our future average selling prices and unit costs. Gross profit and gross profit margin may fluctuate over time based on the factors described above.

Operating expenses

We classify our operating expenses into three categories: research and development, general and administrative and depreciation and amortization.

Research and development. Research and development expense consists primarily of personnel related costs, which include salaries in addition to costs attributable to product design, test, patent, facilities and information technology. Over time, we expect our research and development expense to increase in absolute dollars as we continue to make significant investments in developing new products, applications, functionality and other offerings. Research and development expense may fluctuate as a percentage of revenue, notably in the second and third quarters of our fiscal year, when we have historically experienced our highest levels of revenue. We have three divisions in our research and development department, each focusing on different areas of expertise:

●	Division one focuses on developing new products and current product improvements, including both hardware and optical coding software;

●	Division two is the idea pool that has been the source of two patents, including the clamp style audio speaker system and our external interactive module.

●	Division three focuses on related technologies to allow for cross platform integration and ease of use for our end customers.

General and administrative. General and administrative expense consists of personnel related costs, which include salaries, as well as the costs of professional services, such as accounting and legal, facilities, information technology and other administrative expenses. We expect our general and administrative expense to increase in absolute dollars following the completion of this offering due to the anticipated growth of our business and related infrastructure as well as accounting, insurance, investor relations and other costs associated with becoming a public company. General and administrative expense may fluctuate as a percentage of revenue, notably in the second and third quarters of our fiscal year when we have historically experienced our highest levels of revenue.

Depreciation and amortization. Depreciation and amortization expense consists of depreciation on our property, plant and equipment and amortization expense on our intangibles.

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Other income (expense), net

Other income (expense), net consists of interest expense associated with our debt financing arrangements and interest income earned on our cash and investment balances. We do not utilize derivatives to hedge our foreign exchange risk, as we believe the risk to be immaterial to our results of operations.

Income tax expense

We are subject to income taxes in the United States, Taiwan and other foreign jurisdictions in which we do business. These foreign jurisdictions have statutory tax rates different from those in the United States. Additionally, certain of our international earnings are also taxable in the United States. Accordingly, our effective tax rates will vary depending on the relative proportion of foreign to U.S. income, the absorption of foreign tax credits, changes in the valuation of our deferred tax assets and liabilities and changes in tax laws. We regularly assess the likelihood of adverse outcomes resulting from the examination of our tax returns by the U.S. Internal Revenue Service, or IRS, and other tax authorities to determine the adequacy of our income tax reserves and expense. Should actual events or results differ from our current expectations, charges or credits to our income tax expense may become necessary. Any such adjustments could have a significant impact on our results of operations.

Statements of Operations

The following table sets forth the components of our unaudited pro forma combined statements of operations for the periods presented (dollars in thousands).

	Six Months Ended June 30, 2015	% of Revenue	Year Ended December 31, 2014	% of Revenue
Revenues	$13,618	100.00%	$29,285	100.00%
Cost of Revenue	10,822	79.47%	21,738	74.23%
Gross Profit	2,796	20.53%	7,547	25.77%

Operating expenses:
General and administrative expenses	4,006	29.42%	8,329	28.44%
Research and development	582	4.27%	1,293	4.42%
Depreciation and amortization	517	3.80%	1,023	3.49%
Total operating expenses	5,105	37.49%	10,645	36.35%

Loss from operations	(2,309)	(16.96)%	(3,098)	(10.58)%

Other income (expense), net	(216)	(1.59)%	(126)	(0.43)%
Loss before income taxes	(2,525)	(18.54)%	(3,224)	(11.01)%
Income tax benefit (expense)	2	0.01%	(8)	(0.03)%
Net loss	$(2,523)	(18.53)%	$(3,232)	(11.04)%

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Pro forma results for the six months ended June 30, 2015

Revenue. Total revenue for the six months ended June 30, 2015 was $13.6 million. Revenue consists of product revenue and installation and professional development.

Cost of Revenue. Cost of revenue for the six months ended June 30, 2015 was $10.8 million. Cost of revenue consists primarily of product cost, labor and overhead and freight expenses directly related to the manufacture of products.

Gross Profit. Gross profit was $2.8 million for the six months ended June 30, 2015.

	Six months ended
	June 30, 2015
		% of
(dollars in thousands)	Amount	Revenue
General and administrative	$4,006	29.42%
Research and development	582	4.27%
Depreciation and amortization	517	3.80%
Total operating expenses	$5,105	37.49%

General and Administrative Expense. General and administrative expense for the six months ended June 30, 2015 was $4.0 million. General and administrative expense includes sales and marketing expense, which primarily consists of personnel costs, sales commission, travel, information technology, facilities, and professional service fees. General and administrative personnel include our executive, finance and human resources. Professional services fees primarily consist of legal, accounting and consulting costs. We expect general and administrative expense to increase in absolute dollars due to additional legal, accounting, insurance, investor relations and other costs associated with being a public company, while our general and administrative expense as a percentage of total revenue may fluctuate. We expect the percentage of total revenue to decrease over the long term.

Research and Development Expense. Research and development expense was $582,000 for the six months ended June 30, 2015. Research and development expense primarily consists of costs associated with the development of proprietary technology.

Depreciation and Amortization Expense. Depreciation and amortization expense was $517,000 for the six months ended June 30, 2015. Depreciation and amortization are generated from our fixed and intangible assets.

	Six months ended
	June 30, 2015
		% of
(dollars in thousands)	Amount	Revenue
Other income (expense), net	$(216)	(1.59)%
Income tax benefit	2	0.01%

Other income (expense), net. Other expense for the six months ended June 30, 2015 was $216,000. Other income (expense) net is comprised of interest expense and gain from investment in marketable securities.

Income tax benefit. Income tax benefit for the six months ended June 30, 2015 was $2,000.

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Pro forma results for the Year Ended December 31, 2014

Revenue. Total revenue for the year ended December 31, 2014 was $29.3 million. Revenue consists of product revenue and installation and professional development.

Cost of Revenue. Cost of revenue for the year ended December 31, 2014 was $21.7 million. Cost of revenue consists primarily of product cost, labor and overhead and freight expenses directly related to the manufacture of products.

Gross Profit. Gross profit was $7.5 million for the year ended December 31, 2014.

	Year ended December 31,
	2014
		% of
(dollars in thousands)	Amount	Revenue
General and administrative	$8,329	28.44%
Research and development	1,293	4.42%
Depreciation and amortization	1,023	3.49%
Total operating expenses	$10,645	36.35%

General and Administrative Expense. General and administrative expense for the year ended December 31, 2014 was $8.3 million. General and administrative expense includes sales and marketing expense, which primarily consists of personnel costs, sales commission, travel, information technology, facilities, and professional service fees. General and administrative personnel include our executive, finance and human resources. Professional services fees primarily consist of legal, accounting and consulting costs. We expect general and administrative expense to increase in absolute dollars due to additional legal, accounting, insurance, investor relations and other costs associated with being a public company, while our general and administrative expense as a percentage of total revenue may fluctuate. We expect the percentage of total revenue to decrease over the long term.

Research and Development Expense. Research and development expense was $1.3 million for the year ended December 31, 2014. Research and development expense primarily consists of costs associated with the development of proprietary technology.

Depreciation and Amortization Expense. Depreciation and amortization expense was $1.0 million for the year ended December 31, 2014. Depreciation and amortization are generated from our fixed and intangible assets.

	Year ended December 31,
	2014
		% of
(dollars in thousands)	Amount	Revenue
Other income (expense), net	$(126)	(0.43)%
Income tax expense	(8)	(0.03)%

Other income (expense), net. Other expense, net for the year ended December 31, 2014 was $126,000. Other income (expense), net is comprised of interest expense and gain from investment in marketable securities.

Income tax expense. Income tax expense for the year ended December 31, 2014 was $8,000.

Discussion of Effect of Seasonality on Financial Condition

Certain accounts on our balance sheets are subject to seasonal fluctuations. As our business and revenues grow, we expect these seasonal trends to be reduced. The bulk of our products are shipped to our educational customers prior to the beginning of the school year, usually in July, August or September. To prepare for the upcoming school year, we generally build up inventories during the second quarter of the year. Therefore, inventories tend to be at the highest levels at that point in time. In the first quarter of the year, inventories tend to decline significantly as products are delivered to customers and we do not need the same inventory levels during the first quarter. Accounts receivable balances tend to be at the highest levels in the third quarter, in which we record the highest level of sales.

We have been very proactive, and will continue to be proactive, in obtaining contracts during the fourth and first quarters that will help offset the seasonality of our business.

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Liquidity and Capital Resources

As of June 30, 2015, we had cash and cash equivalents of $5.3 million before the pro forma adjustments. We financed our capital expenditures during the six months ended June 30, 2015 primarily through line of credit agreements, product financing arrangements, and bank loans.

In addition to our cash and banking arrangements, we had accounts receivable of $6.1 million on June 30, 2015 after pro forma adjustment. Our accounts receivable provide an additional source of liquidity as cash payments are collected from customers in the normal course of business. Our accounts receivable balance fluctuates throughout the year based on the seasonality of the business.

For the six months ended June 30, 2015, we borrowed an additional $0.9 million to finance the purchase of product and product components at an interest rate of approximately 2%~10% bringing the total short-term and long-term debt outstanding at June 30, 2015 to $8.8 million and $4.1 million, respectively. We have credit facilities totaling $13.9 million with $2.4 million remaining in available credit.

On September 30, 2014, the Company entered into a Line of Credit Agreement with Vert Capital. Pursuant to the agreement, the Company obtained a line of credit from Vert Capital up to a maximum of $500,000 to complete our initial public offering (“IPO”) process. The advances from this agreement accrued interest at 10% per annum and are due on the effective date of the Company’s IPO. In connection with this agreement, the Company granted Vert Capital a first lien and security interest to all of our assets and properties. As of June 30, 2015, outstanding principal and accrued interest under this agreement were $349,050 and $11,622, respectively.

On September 30, 2014, the Company entered into a Line of Credit Agreement with LCC-Delaware, a company controlled by Vert Capital. Pursuant to the agreement, the Company obtained a line of credit from LCC-Delaware up to a maximum of $500,000 for a term of 3 years. The advances from this agreement accrue interest at 10% per annum and are due on demand. In connection with this agreement, the Company granted LCC-Delaware a second lien and security interest to all of our assets and properties, subordinate to the Vert Capital line of credit agreement. As of June 30, 2015, outstanding principal and accrued interest under this agreement were $185,129 and $14,063, respectively.

On January 16, 2015, the Company issued a note to Mark Elliott, the Company’s Chief Executive Officer, in the amount of $50,000. The note is due on September 30, 2015 and bears interest at an annual rate of 10%, compounded monthly. The note is convertible to the Company’s Class A common stock at the lesser of (i) $9.12 per share, (ii) a discount of 20% to the stock price if the Company’s Class A common stock is publicly traded, or (iii) if applicable, such other amount negotiated by the Company. The note holder may convert all but not less than all of the outstanding principal and interest due under this note upon conversion date. As of June 30, 2015, outstanding principal and accrued interest under this agreement were $50,000 and $2,274, respectively.

On January 15, 2015, the Company provided a line of credit to Genesis. The line of credit allows Genesis to borrow up to $500,000 for working capital and business expansion. The funds when borrowed accrue interest at 10% per annum. Interest accrued on any advanced funds is due monthly and the outstanding principal and any accrued interest are due in full three years from the execution date. The assets of the Genesis have been pledged as a security interest against any advances on the line of credit. As of June 30, 2015, the Company has advanced $50,000 to Genesis against this line.

On April 3, 2015, the Company entered into a Line of Credit Agreement with Sy Silverstein, an individual. Pursuant to the agreement, the Company obtained the line of credit for up to a maximum of $300,000 to complete its IPO process. The advances from this agreement accrue interest at 12% per annum, along with a $10,000 documentation fee, and are due on the effective date of the Company’s IPO. As of June 30, 2015, the outstanding principal balance was $90,000.

On August 19, 2015, the Company issued a note payable to James Lofgren, spouse of Sheri Lofgren, the Company’s Chief Financial Officer, in the amount of $45,000. The note is due on September 30, 2015 and bears interest at an annual rate of 13%, compounded monthly. The note is convertible to the Company’s Class A common stock at the lesser of (i) $9.12 per share or (ii) a discount of 20% to the trading price if the Company’s Class A common stock is then publicly traded. The note holder may convert all but not less than all of the outstanding principal and interest due under this note on the conversion date. The Company intends to repay this note with proceeds from this offering unless the note is converted.

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Our cash requirements consist primarily of day-to-day operating expenses, capital expenditures and contractual obligations with respect to facility leases, capital equipment leases and other operating leases. We lease all of our office facilities. We expect to make future payments on existing leases from cash generated from operations.

We believe that the combination of funds currently available from our various resources will be adequate to finance our ongoing operations for the foreseeable future. In addition, we plan to continue to explore acquisitions and strategic investments related to our business that we may acquire using cash, stock, debt, contribution of assets or a combination thereof.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with generally accepted accounting principles accepted in the United States. In connection with the preparation of our financial statements, we are required to make assumptions and estimates about future events and apply judgments that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumptions, estimates and judgments on historical experience, current trends and other factors that management believes to be relevant at the time our consolidated financial statements are prepared. On a regular basis, we review the accounting policies, assumptions, estimates and judgments to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material.

Our significant accounting policies are discussed in notes to each set of the financial statements. We believe that the following accounting estimates are the most critical to aid in fully understanding and evaluating our reported financial results, and they require our most difficult, subjective or complex judgments, resulting from the need to make estimates about the effect of matters that are inherently uncertain.

Revenue Recognition

Revenue is comprised of product revenue, net of sales returns. Revenue is derived from the sale of projectors, and data - logging products, as well as the related accessories. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured. Evidence of an arrangement consists of an order from its distributors, resellers or end users.

The Company’s standard terms and conditions of sale do not allow for product returns, and it generally does not allow product returns other than under warranty. However, the Company grants limited rights to return product for certain large retailers and distributors. Estimates of expected future product returns are recognized at the time of sale based on analyses of historical return trends. Upon recognition, the Company reduces revenue and cost of sales for the estimated return. Return rates can fluctuate over time, but are sufficiently predictable to allow the Company to estimate expected future product returns.

The Company generally provides 24 to 36 months warranty coverage on all of its products, except when sold through a “Premier Education Partner” or sold to schools, where the Company provides a 48 to 60 months warranty. The Company’s warranty provides for repair or replacement of the associated products during the warranty period. The Company establishes a liability for estimated product warranty costs at the time product revenue is recognized, if the liability is expected to be material. The warranty obligation is affected by product failure rates and the related use of materials, labor costs and freight incurred in correcting any product failure. Should actual product failure rates, use of materials, or other costs differ from the Company’s estimates, additional warranty liabilities could be required, which would reduce its gross profit.

The Company offers sales incentives where the Company offers discounted products delivered by the Company to its resellers and distributors that are redeemable only if the resellers and distributors complete specified cumulative levels of revenue agreed to and written into their reseller and distributor agreements through an executed addendum. The resellers and distributors have to submit a request for the discounted products and cannot redeem additional discounts within 180 days from the date of the discount given on like products. The value of the award products as compared to the value of the transactions necessary to earn the award is generally insignificant in relation to the value of the transactions necessary to earn the award. The Company estimates and records the cost of the products related to the incentive as marketing expense based on analyses of historical data.

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Business Combinations

We account for our business combinations under the provisions of ASC 805-10, “Business Combinations” (ASC 805-10), which requires that the purchase method of accounting be used for all business combinations, and have concluded that each of the businesses whose assets were acquired or are to be acquired constitute a business in accordance with ASC 805-10-55.

Assets acquired and liabilities assumed, including non-controlling interests, are recorded at the date of acquisition at their respective fair values. ASC 805-10 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination. Acquisition related expenses are recognized separately from the business combinations and are expensed as incurred. If the business combination provides for contingent consideration, we record the contingent consideration at fair value at the acquisition date with changes in the fair value after the acquisition date affecting earnings. Changes in deferred tax asset valuation allowances and income tax uncertainties after the measurement period will affect income tax expense.

Impairment of Long-Lived Assets and Goodwill

Intangible assets, including customer relationships and the value of agreements not to compete arising from our various acquisitions are recorded at cost less accumulated amortization and are amortized using a method which reflects the period in which the economic benefit of the related intangible assets is utilized, which has been estimated to be three years. For intangible assets subject to amortization, impairment is recognized if the carrying amount is not recoverable and the carrying amount exceeds the fair value of the intangible assets.

The intellectual property and customer relationships and associated contracts represent the most significant portion of the value of the purchase price for each of our acquisitions. Our largest acquisition holds intangible assets and has developed substantial technologies.

Goodwill consists of the excess of the purchase price over the fair value of identifiable net assets of businesses acquired. We expect to record goodwill in connection with all of our acquisitions. With these acquisitions, goodwill will be evaluated for impairment using a two-step process that will be performed at least annually in October of each year, or whenever events or circumstances indicate that impairment may have occurred. The first step is a comparison of the fair value of an internal reporting unit with its carrying amount, including goodwill. We will integrate all acquired businesses with our core business and utilize a single technology platform, and have our chief operating decision maker, which is our Chief Executive Officer, monitor and review financial information at a consolidated level for assessing operating results and the allocation of resources. Therefore we will have a single reporting unit. If the fair value of the reporting unit exceeds its carrying value, goodwill of the reporting unit is not considered impaired and the second step is unnecessary.

If the carrying value of the reporting unit exceeds its fair value, a second test is performed to measure the amount of impairment by comparing the carrying amount of the goodwill to a determination of the implied value of the goodwill. If the carrying amount of the goodwill is greater than the implied value, an impairment loss is recognized for the difference. The implied value of goodwill is determined as of the test date by performing a purchase price allocation, as if the reporting unit had just been acquired, using currently estimated fair values of the individual assets and liabilities of the reporting unit, together with an estimate of the fair value of the reporting unit taken as a whole. The estimate of the fair value of the reporting unit is based upon information available regarding prices of similar groups of assets, or other valuation techniques including present value techniques based upon estimates of future cash flow.

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Inventories

Inventories are stated at the lower of cost or net realizable value. Materials and spare parts inventory is primarily determined using the weighted average cost method. Finished goods is primarily determined using weighted average cost and specific identification method. Cost includes materials, labor, and manufacturing overhead related to the purchase and production of inventories.

The Company continuously reviews its inventory levels to identify slow-moving merchandise and markdowns necessary to clear slow-moving merchandise, which reduces the cost of inventories to its estimated net realizable value. Consideration is given to a number of quantitative and qualitative factors, including current pricing levels and the anticipated need for subsequent markdowns, aging of inventories, historical sales trends, and the impact of market trends and economic conditions. Estimates of markdown requirements may differ from actual results due to changes in quantity, quality and mix of products in inventory, as well as changes in consumer preferences, market and economic conditions.

Income Taxes

We account for income taxes using the asset and liability method, as prescribed by ASC 740, income taxes, which recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. We record net deferred tax assets to the extent that these assets will more likely than not be realized. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. This assessment requires judgment as to the likelihood and amounts of future taxable income by tax jurisdiction.

As of June 30, 2015, our deferred tax assets consisted of temporary differences between the book and tax bases of certain assets and liabilities.

Accounting for Stock-Based Compensation

We account for stock-based compensation to employees, including grants of employee stock options in accordance with ASC 718, “Stock Compensation,” which requires that share-based payments (to the extent they are compensatory) be recognized in our consolidated statements of operations based on their grant date fair values. We will recognize stock-based compensation expense on a straight-line basis over the service period of the award.

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. Certain specified reduced reporting and other regulatory requirements that are available to public companies that are emerging growth companies.

These provisions include:

(1)	an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002;

(2)	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

(3)	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about our audit and our financial statements; and

(4)	reduced disclosure about our executive compensation arrangements.

We have elected to take advantage of the exemption from the adoption of new or revised financial accounting standards until they would apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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BUSINESS

Our Company

Boxlight Parent was incorporated in Nevada on September 18, 2014 for the purpose of becoming a technology company that sells interactive educational products.

After the consummation of the acquisitions of Boxlight, Globisens and Genesis, we will be a technology company that focuses on the education and learning industry. We will improve, produce and distribute products currently offered by Boxlight and Globisens, including interactive projectors, 70” and 84” hi-resolution interactive LED panels, and science, technology, engineering and math (“STEM”) data logging products, and develop new products utilizing a combination of technologies of Boxlight and Globisens. The combined operation will integrate significant research and development, international manufacturing capabilities, and an established global reseller network. Our goal is to become a single source, world-leading innovator, manufacturer and integrator of interactive products for schools and universities, as well as for training and instruction for business and governmental agencies.

Integration Strategy

Within 120 days of this offering and the consummation of the acquisitions, we plan to centralize our business management through an enterprise resource planning system currently utilized by Boxlight USA, that offers multi-language and multi-currency. It is our intention to streamline the process to drive front-line sales forecasting to factory production. Through the enterprise resource planning system, we plan to first synchronize five separate accounting and customer relationship management systems through a cloud-based interface to improve inter-company information sharing and allow management at Boxlight Parent to have immediate access to snapshots of the performance of all of our subsidiaries, their financial data and live currency impact on our combined financial results.

Research and Development

Both Boxlight’s and Globisens’ products are designed to enhance learning experiences in schools, government and business by bringing life to lessons, using interactive educational tools. Research suggests that interactive presentation tools can positively affect student engagement, motivation, understanding and review processes and accommodate students with different learning styles, including students who have special needs. A study in 100 classrooms per year conducted by Dr. Robert Marzano, a top United States researcher in the field of education, concluded that students who had been taught using interactive whiteboards and interactive devices improved their test scores on average by 16 percentile over a two-year period.

Within 90 days of this offering and the consummation of the acquisitions, we intend to complete the development of a new line of interactive display products which allow for simultaneous wireless integration of our STEM products. This will enable teachers to simultaneously directly interact with students through a combination of our software and hardware products and minimize the need for additional classroom computers and tablets. We will then have a software platform which will integrate team lesson plans and other interactive learning techniques, by incorporating existing classroom management tools and software.

We anticipate the costs to be approximately $225,000 to accomplish this software platform and plan to use the proceeds from this offering to pay for this cost.

Manufacturing and Logistics

Within six months of this offering and the consummation of the acquisitions, we will integrate our manufacturing capacities. It is our intention to bring currently outsourced manufacturing of Globisens STEM products to our manufacturing facilities in either Taiwan or China. We plan to use a combination of direct manufacturing and established strategic partnerships. We also intend to streamline our logistic operations at various locations. In Seattle, Washington, we currently operate a logistics facility, service center, and separate service logistics operation. In Laredo, Texas, we contract with a third party facility for the central United States product distribution and product importation into our Mexico facility. In Atlanta, Georgia, we operate a logistics operation for the eastern United States distribution and our import/export to our European customers and vendors. Additionally, our Atlanta, Georgia facility houses the Company’s management as well as sales, marketing, and US service offices. Mexico City, Mexico serves as product distribution as well as sales, marketing and service for the central America. Hsin Chu Taiwan is our primary research and development and manufacturing headquarters and serves as sales, marketing and logistics for our customers in Asia and our international OEM customers. Our Wuxi, China facility, similarly, provides manufacturing and local China sales, marketing and support functions. Our Tel Aviv, Israel facility provides the research and development function for our STEM products and a limited amount of manufacturing, as well as local sales, marketing and service functions.

Sales and Marketing

Within six months of this offering and the consummation of the acquisitions, we plan to combine our global sales force. Our combined sales force will initially have ten regional managers in the US, four in Central America, two in Taiwan and three in China. Also within the same time period, we intend to expand the scope of our combined sales force, by adding five additional sales persons, primarily to drive sales of interactive projectors and data logging products to school districts, corporations and governmental agencies throughout the United States and Europe and sales of all of our products in Africa, Latin America and Asia. In addition, we will utilize traditional value-added resellers through Genesis and support them to become knowledgeable of the products, vendors, and suppliers of the combined entity.

We believe that the combined operation will represent a unique vertically integrated interactive-technology company capable of developing and improving products, manufacturing and distribution, and service and support to customers.

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Our Markets

The global education industry is undergoing a significant transition, as primary and secondary school districts, colleges and universities, as well as governments, corporations and individuals around the world are increasingly recognizing the importance of using technology to more effectively provide information to educate students and other users.

“Smart education” denotes a range of technologies employed to enhance the delivery and administration of education across various segments such as K-12, higher education, enterprise, government and healthcare. This market is broadly segmented by four major parameters; namely, product type, application type, e-learning modes, and geography.

According to “All Global Market Education & Learning”, an industry publication, the market for hardware products is growing due to increases in the use of interactive white boards and simulation-based learning hardware. Education institutions have become more receptive to the implementation of hi-tech learning tools. The advent of technology in the classroom has enabled multi-modal training and varying curricula. In general, technology based tools help develop student performance when integrated with curriculum. The constant progression of technology in education has helped educators to create classroom experiences that are interactive, developed and collaborative.

According to market research report “Smart Education and Learning Market: Advanced Technologies, Digital Models, Adoption Trends and Worldwide Market Forecast (2012-2017),” the global smart education and learning market is expected to reach $220.0 billion by 2017 at a compounded annual growth rate (CAGR) of 20.3% from 2012 to 2017. The market for education and learning software is estimated to reach $37.2 billion, and hardware is estimated to reach $12.1 billion, by 2017. In 2011, North America accounted for about 60% of global revenue and is expected to grow at a CAGR of 15.2% from 2012 to 2017.

In the United States, which will be our primary market upon consummation of this offering where we will sell and distribute interactive educational products for K-12 to both public and private schools, the K-12 education sector represents one of the largest industry segments.

In addition to its size, the U.S. K-12 education market is highly decentralized and is characterized by complex content adoption processes. The sector is comprised of approximately 15,600 public school districts across the 50 states and 132,000 public and private elementary and secondary schools. We believe this market structure underscores the importance of scale and industry relationships and the need for broad, diverse coverage across states, districts and schools. Even while we believe certain initiatives in the education sector, such as the Common Core State Standards, a set of shared math and literacy standards benchmarked to international standards, have increased standardization in K-12 education content, we believe significant state standard specific customization still exists, and we believe the need to address customization provides an ongoing need for companies in the sector to maintain relationships with individual state and district policymakers and expertise in state-varying academic standards.

U.S. K-12 education has come under significant political scrutiny in recent years, due to the recognition of its importance to U.S. society at large and concern over the perceived decline in U.S. student competitiveness relative to international peers. An independent task force report published in March 2012 by the Council on Foreign Relations, a non-partisan membership organization and think tank, observed that American students rank far behind global leaders in international tests of literacy, math and science, concluding that the current state of U.S. education severely impairs the United States’ economic, military and diplomatic security as well as broader components of America’s global leadership. Also, the Executive Office of the President Council of Economic Advisors, in a report titled Unleashing the Potential of Educational Technology, stated that “many observers are concerned about declines in the relative quality of U.S. primary and secondary education, and improving performance of our schools has become a national priority.” We believe that the customization of learning programs could enhance innovative and growth strategies geared towards student performance in our nation’s schools.

Higher education is a large and well-established market, both in the United States and worldwide. In the United States alone, total revenue for all degree-granting postsecondary institutions was over $550 billion for the 2010-2011 academic year, according to a May 2013 report by the U.S. National Center for Education Statistics. The decade between 2000 and 2010 saw a 37% increase in enrollment in postsecondary degree granting institutions in the United States, from 15.3 million to 21.0 million, according to the U.S. Department of Education, and that number is expected to rise to 23.8 million by 2021, a further increase of 13%.

According to a November 2013 study by Bank of America Merrill Lynch, total global spending on the business and government e-learning market was $25.5 billion in 2012 and is expected to reach $32.1 billion by 2015 and $37.5 billion by 2017; an 8% CAGR between 2012 and 2017.

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Our Opportunity

We believe that the existing patented product portfolios of Boxlight and Globisens and products we intend to develop either alone or in collaboration with other technology companies positions us to be a leading manufacturer and provider of interactive educational products in the global educational and learning market. We believe that increased consumer spending driven by the close connection between levels of educational attainment, evolving standards in curriculum, personal career prospects and economic growth will increase the demand for our interactive educational products. Some of the factors that we believe will impact our opportunity include:

Growth in U.S. K-12 Market Expenditures

Significant resources are being devoted to primary and secondary education, both in the United States and abroad. As set forth in the Executive Office of the President, Council of Economic Advisers report, U.S. education expenditure has been estimated at approximately $1.3 trillion, with K-12 education accounting for close to half ($625 billion) of this spending. Global spending is roughly triple U.S. spending for K-12 education.

While the market has historically grown above the pace of inflation, averaging 7.2% growth annually since 1969, as expenditures by school districts and educational institutions are largely dependent upon state and local funding, the recent world-wide economic recession caused many states and school districts to defer spending on educational materials, which materially and adversely affected our historical revenues as well as those of many of our competitors. However, expenditures and growth in the U.S. K-12 market for educational content and services now appears to be rebounding in the wake of the U.S. economic recovery. Although, the economic recovery has been slower than anticipated, and there is no assurance that any further improvement will be significant, nonetheless, states such as Florida, California and Texas are all scheduled to adopt interactive educational materials for certain subjects, including reading and math, by 2016.

The NCES forecasts that the current expenditures in the U.S. K-12 market are expected to grow to approximately $665 billion by 2022. The instructional supplies and services market, which uses the types of educational materials and services that we will offer, represents approximately 4.8% of this expected market, or approximately $32 billion of these expenditures. There is no guarantee that spending will increase by the amount forecasted and, if it does, there is no guarantee that our sales will increase accordingly.

International Catalysts Driving Adoption of Learning Technology

According to Ambient Insights 2012 Snapshot of the Worldwide and US Academic Digital Learning Market, substantial growth in revenues for e-learning products in the academic market segment are anticipated throughout the world due to several convergent catalysts, including population demographics such as significant growth in numbers of 15-17 year old students and women in education in emerging markets; government-funded education policies mandating country-wide deployment of digital learning infrastructures; large scale digitization efforts in government and academic markets; significant increases in the amount of digital learning content; migration to digital formats by major educational publishers and content providers; mass purchases of personal learning devices and strong demand for learning platforms, content and technology services; and rapid growth of part-time and fulltime online student enrollments.

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Rising Global Demand

We expect to profit from the rising global demand for technology based learning products by offering our interactive product hardware and software in the United States and expanding into foreign countries. In recent years, the global education sector has seen movement towards the adoption of interactive learning devices. As examples:

●	In 2010, the Peruvian government spent $3.0 billion for an education technology rollout to provide all teachers and students with individual tablet computers and network infrastructure and classroom displays;

●	In August 2011, the Russian government announced a plan to deploy tablets, “on a massive scale” in the Russian educational system, to replace printed textbooks;

●	In October 2011, the Indian government launched its heavily subsidized school-designed tablet called Aakash; and

●	In July 2011, the Thailand government announced that it intends to give every child in grades 1-6 a tablet starting with first grade students in the 2012 school year. The multi-year program is expected to equip over 5.0 million primary students with handheld devices.

Trends in Tech-Savvy Education

While industries from manufacturing to health care have adopted technology to improve their results, according to Stanford Business School, in its Trends in Tech-Savvy Education, the education field remains heavily reliant on “chalk and talk” instruction conducted in traditional settings; however, that is changing as schools and colleges adopt virtual classrooms, data analysis, online games, highly customized coursework, and other cutting-edge tools to help students learn.

Demand for Interactive Projectors is on the Rise

As a complete system, interactive projectors are considerably less expensive than interactive whiteboards or interactive flat panel displays, placing them at a distinct advantage in price sensitive markets. According to FutureSource, an industry publication, sales of interactive projectors are expected to grow steadily from 2014 to 2017 with a CAGR at 10.3% world-wide.

Additional Technologies

The delivery of digital education content is also driving a substantial shift in the education market. In addition to white boards, interactive projectors and interactive flat panels, other technologies are being adapted for educational uses on the Internet, mobile devices and through cloud-computing, which permits the sharing of digital files and programs among multiple computers or other devices at the same time through a virtual network. We intend to be a leader in the development and implementation of these additional technologies to create effective digital learning environments.

Handheld Device Adoption

Handheld devices, including smartphones, tablets, e-readers and digital video technologies, are now fundamental to the way students communicate. A 2010 FCC survey provides evidence that the rates of handheld use will increase dramatically. It reported that while 50% of respondents currently use handhelds for administrative purposes, 14% of schools and 24% of districts use such devices for academic or educational purposes. Furthermore, 45% of respondents plan to start using such devices for academic and educational purposes within the next 2 to 3 years. The survey stated that, “The use of digital video technologies to support curriculum is becoming increasingly popular as a way to improve student engagement.”

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Natural User Interfaces (NUIs)

Tablets and the new class of “smart TVs” are part of a growing list of other devices built with natural user interfaces that accept input in the form of taps, swipes, and other ways of touching; hand and arm motions; body movement; and increasingly, natural language. Natural user interfaces allow users to engage in virtual activities with movements similar to what they would use in the real world, manipulating content intuitively. The idea of being able to have a completely natural interaction with a device is not new, but neither has its full potential been realized. For example, medical students increasingly rely on simulators employing natural user interfaces to practice precise manipulations, such as catheter insertions, that would be far less productive if they had to try to simulate sensitive movements with a mouse and keyboard. NUIs make devices seem easier to use and more accessible, and interactions are far more intuitive, which promotes exploration and engagement. (NMC Horizon Project Technology Outlook STEM+ Education 2012-2017).

The Business and Government Market

The business and government market for interactive displays represents an attractive growth opportunity for us because of the desire of organizations to improve the quality of training, development and collaboration.

In meeting rooms, our solutions help achieve the following:

●	Enhance brainstorming and collaboration by providing a real-time focal point upon which participants can share their ideas with the entire group of attendees, including those in remote locations;

●	Add a tangible, interactive dimension to conferencing that enables attendees to visualize a situation or concept and make decisions based on that visualization;

●	Save time and enhance productivity by enabling users to save and distribute their collective work product from a meeting without the inconsistencies and subjectivity that may result from individual note taking;

●	Realize cost savings not only by reducing travel needs, but also by improving internal communication and team building; and

●	Enable participants to access digital files and use applications in real time.

In training centers, we believe that our solutions help to enhance achievement levels with multi-modality (visual, auditory and kinesthetic) learning capabilities, improved interactivity and engagement and real time assessment and feedback. Our solutions may also help improve an enterprise’s return on investment by providing better trained employees reducing training time and getting employees back to their jobs, reduced travel expenses, improved customers service from well-trained employees and reduced employee turnover.

Competition

Upon consummation of the acquisitions of Boxlight, Globisens and Genesis, we will be engaged in the interactive education industry. The combined operation will face substantial competition from developers, manufacturers and distributers of interactive learning products and solutions. The industry is highly competitive and characterized by frequent product introductions and rapid technological advances that have substantially increased the capabilities and use of interactive projectors, interactive whiteboards, and micro-computer based logging technologies and a combination of them. We will face increased competition from companies with strong positions in certain markets we serve, and in new markets and regions we may enter. These companies manufacture and/or distribute new, disruptive or substitute products that compete for the pool of available funds that previously could have been spent on interactive displays and associated products. Our ability to integrate our technologies after the combination and remain innovative and develop new technologies desired by our current and potential new contract manufacturing customers will determine our ability to grow our contract manufacturing divisions.

Boxlight’s Products

Boxlight is a global leading designer, producer and distributor of interactive projectors and high definition 70” and 4k 84” interactive LED flat panels. We believe Boxlight offers the most comprehensive and integrated line of interactive display solutions, audio products, peripherals and accessories for schools and enterprises. Boxlight’s products are backed by nearly 30 years of research and development, as it introduced the world’s first interactive projector in 2007 and received applied patents in 2010. Boxlight focuses on developing easy-to-use solutions combining interactive displays with robust software to enhance the educational environment.

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Advances in technology and new options for introduction into the classroom have forced school districts to look for solutions that allow teachers and students to bring their own devices into the classroom, provide school district information technology departments with the means to access data with or without Internet access, handle the demand for video, and control cloud and data storage challenges. Boxlight’s design teams are able to quickly customize products to serve the needs of clients so that existing hardware and software platforms can communicate with one another. Boxlight has created plug-ins for annotative software that makes existing legacy hardware interactive and allows designs to work with or without wires. Our goal, with the acquisition of Boxlight, is to become a single source solution to satisfy the needs of educators around the globe for interactive products.

Boxlight prides itself in providing industry-leading service and support and has received numerous product awards. In 2010, the ProjectoWrite2 interactive projector received an award as one of the Top 5 Products at InfoComm, the largest audio-visual dealer and reseller tradeshow in the U.S. Shortly thereafter, Pacific Media Associates, one of two leading industry reporting companies, and CE Pro Magazine announced the ProjectoWrite 2 as their choice for Best New Product of the Year in 2010. In 2011, Boxlight was an American Business Awards finalist for the Best Customer Service Department. It was a Bronze Stevie winner in the categories of Most Innovative and Fastest Growing Tech Company of the Year in 2012, and, in, 2013, Boxlight received the People’s Choice Stevie Award for the ProjectoWrite 5 for Favorite Computer Hardware Product.

Since Boxlight launched its patented interactive projectors in 2007, Boxlight has sold them to public schools in the United States and in 49 other countries, as well as to the Department of Defense International Schools in approximately 3,000 classrooms in 20 countries, the Job Corp, the Library of Congress, the Center for Disease Control, the Federal Emergency Management Agency, six foreign governments and the City of Moscow and numerous Fortune 500 companies, including Verizon, GE Healthcare, Pepsico, First Energy, ADT, Motorola, First Data and Transocean and custom built 4,000 projectors for the Israeli Defense Forces.

Interactive Projectors

Boxlight’s suite of patented, award-winning interactive projectors offers a wide variety of features and specifications to suit the varying needs of instructors, teachers and presenters around the world. With an interactive projector any wall, whiteboard or other flat surface can become an interactive surface and enable computer control. A user can utilize a pen stylus or finger as a mouse or to write or draw images displayed on the screen. As with interactive whiteboards, the interactive projector accommodates multiple users simultaneously. Images that have been created through the projectors can be saved as computer files. Except for the ProjectorWrite 8, or P8, series, all Boxlight interactive projects use LCD technology.

The ProjectoWrite 5 series provides wired interactivity and features 60 frames per second and Dual Screen Link, linking two Boxlight interactive projectors, two presenters and two screens (or one large screen) into a powerful interactive surface, allowing for Microsoft Office content, video, pictures, web page and live streaming. These projectors have built-in storage of up to 1.5 GB for on-the-go display; a USB or EZ WiFi LAN connection from the PC, Mac or mobile device to the interactive projector is required for interactivity with the projected images. The ProjectoWrite 5 interactive projector allows for a maximum of five interactive pens working simultaneously. Utilizing Boxlight’s patented embedded interactive CMOS camera at 60 frames per second, response time is less than 12 ms., and accuracy is 3 pixels.

The ProjectoWrite 6 series is for wireless interactivity, using a wireless USB dongle with a camera speed of to 90 frames per second. The ProjectorWrite 6 provides four separate and independent interactive touch points.

The ProjectoWrite 8 series can be installed just inches from the screen. This ultra-short throw offering minimizes shadowing experienced with both short-throw and standard throw offerings. Auto-calibration with the ultra-short throw unit allows for quick and easy installs.

Each of Boxlight’s ProjectoWrite 5, 6 and 8 series uses a stylus or pen to emulate touch features of a tablet computer with Boxlight’s driver package.

The new ProjectoWrite 10 series is first in Boxlight’s new line of patented finger-touch interactive projectors. With the addition of a laser module, a moderator or student can use a finger, or any solid object, to interact and control the computer at the projected image. With 10-point touch, a user can capitalize on the new touch features of Microsoft Windows 8, emulating a tablet computer.

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Last year, Boxlight began delivering its ProjectoWrite 6 series interactive projectors in up to 13,000 classrooms in the Dallas Independent School District. With over 15,000 network access points and 158,000 students, Boxlight needed to adapt its wireless display software to enable projectors to work over several sub-netted segments of Dallas’s network. Having its in-house developers create Dallas’s custom software platform, Boxlight completed the unique software and was able to deploy in less than 30 days. Boxlight included in each unit its long-lasting harsh environment filter, which allows up to 5,000 hours of maintenance-free use. In addition, the district subscribed to Boxlight’s Lamps for Life program, which provides unlimited projector lamps for only the cost of round-trip shipping.

In addition to its direct selling efforts, Boxlight currently generates approximately 43% of its revenues through contract manufacturing of interactive projectors and components to brand-name equipment suppliers. These enterprises sell the same or similar products in the same markets served by Boxlight, but have elected to purchase Boxlight’s patented interactive projectors and components, rather than seeking licenses under its patents.

External Interactive Devices

The OutWrite interactive modules employ a patented CMOS camera with optical coating that make any standard projector interactive. The OutWrite features a preview window when connected via USB cable to allow simple setup and calibration. Boxlight is developing an interactive module that supports Android devices. The OutWrite device allows for the same touch emulation with interactive pens as the ProjectoWrite 5 interactive projectors.

Interactive LED Flat Panels

Boxlight’s ProColor series of interactive LED panels are available in both 70” HD and 84” 4k models. Both include an OPS slot for embedded Windows 8 and upcoming Android operating systems. ProColor Interactive LED panels utilize infrared blocking technology, offering 10 points of touch for simultaneous interaction of multiple users. ProColor’s built-in 12 watt speakers add room filling sound to the display’s vivid colors. The interactive LED panels feature Korean glass with optical coatings that are highly scratch resistant and improve viewing angles and ambient light interference.

Peripherals and Accessories

Boxlight offers a line of peripherals and accessories, including amplified speaker systems, mobile carts, installation accessories and adjustable wall-mount accessories that complement its entire line of interactive projectors, LED flat panels and standard projectors. The height and tilt adjustable DeskBoard mobile cart, which won the Best of ISTE in June 2014 for Best Hardware product, can be used as an interactive screen or interactive desktop with the ProjectoWrite 8 ultra-short throw interactive projectors.

Audio Solutions

Boxlight offers its SoundLite audio solutions as an affordable and easy-to-install amplified speaker system for use with all of our projectors. The 30 watt SoundLite product is available with wireless microphone. This device produces quality stereo sound in any room.

Features in future SoundLite models will have a security-enabled system and IP addressable audio classroom solution allowing point-to-point address as well as a network wide area address. A panic switch on the wireless transmitters will enable live broadcast of classroom audio and simultaneously trigger predetermined alerts. This feature is designed to work over a school’s existing network infrastructure.

Non-Interactive projectors

Boxlight manufactures a full line of standard, non-interactive projectors. The Boston Series features embedded wireless display functions and is available in short and standard throw options. Offering brightness from 2,700 to 4,000 lumens, Boxlight furnishes projectors for small classrooms to auditoriums with the Boston platform. This series is available in both XGA and WXGA resolutions to replace projectors on existing interactive whiteboards in classrooms operating on limited budgets. Boxlight has designed this platform to provide easy user maintenance with side-changing lamps and filters and developed HEPA filtration systems for harsh environments.

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The ECO line of projectors is for schools with tight budgets. With inorganic high-contrast panels, long-life and reliability are ensured, while providing a quality and affordable product. This platform is available in short and standard throw and XGA and WXGA resolutions.

In the past several years, Boxlight, together with strategic allies, has provided customized products that fit specific needs of customers, such as the Israeli Ministry of Defense. Working with Nextel Systems, Boxlight delivered approximately 4,000 projectors, with special kitting performance, asset tagging, custom start up screens, operating defaults appropriate for harsh environments, and other unique product specifications. Boxlight also met requirements that each projector contain at least 51% U.S. content and be assembled in the United States. A service center was appointed in Israel to provide warranty service and support. The US Army in connection with the Israeli Defense Forces found Boxlight to be the only manufacturer able to meet the stringent requirements, leading not only to the original multi-year contract, but to extensions for favorable execution and performance.

Software Solutions

Boxlight produces a “driver,” which is software that allows a computer to communicate with hardware or devices. Our driver comes in various versions depending on the model of interactive projector purchased. If used with Windows7 and above, users have the ability to toggle between ‘mouse’ and ‘touch’ mode. Mouse mode allows users to operate the mouse at the interactive screen like a traditional mouse. Touch mode will allow for up to 5 pens/users to interact on the touch screen surface. The latest TouchDriver on the ProjectorWrite 10 recognizes fingers (or nearly any other solid object) at the projection surface and will allow for up to 10 points of interactivity.

Our LightPen 5 software allows users to annotate in multiple colors and formats with our interactive projectors and is one of several annotation packages offered. Our SPDriver must be connected to a Boxlight interactive projector to function. The LightPen software defaults to overlay mode and allows the user to annotate over almost every program and image on the computer, including static images and/or full motion video. The tool bar is easily accessible and can be moved around the interactive screen for easy access and includes three default pen colors and a highlighter.

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Pen line thickness and color can be changed, multi-user whiteboard mode allows for up to 5 points of interaction at a time, and a multi-page feature allows for extended note-taking. With included quick tools, such as on-screen keyboard quick tool, power point presentation mode, curtain reveal, and spot light modes, presenters’ needs are met at the tip of a pen or finger.

To date, all of Boxlight’s software solutions are included with the purchase of its interactive products. However, approximately 15% of Boxlight employees are engaged in software development. Subject to completion of this offering and access to adequate liquidity, we intend to offer LightPen and other software products for sale directly to businesses and government agencies for use in learning applications and virtual remote desktop connectivity.

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Production and Technical Support and Service

Boxlight manufactures and assembles its interactive projectors in-house in Taiwan, Mexico, China and the United States. Boxlight currently procures materials principally in Taiwan and Japan, with a majority of manufacturing completed in Taiwan. We believe that Boxlight can increase manufacturing capacity by 50% without material additional capital expenditure. Boxlight uses cell manufacturing processes to maintain accountability for its products down to the individual operator.

For certain of Boxlight’s peripheral and accessory products, Boxlight controls the entire design process internally and then outsources manufacturing and assembly to lower production costs. To create other products, Boxlight works with original design manufacturers and original equipment manufacturers, typically using their production processes.

Boxlight handles most of its warehouse and logistics functions in North America, Europe and Asia. In North America Boxlight’s facilities are located near Seattle, WA and Atlanta, GA.

In the United States, Boxlight currently has its technical support and service located near Seattle, WA and Atlanta, GA. Additionally, Boxlight provides direct support and service from its production facilities in Hsinchu, Taiwan and Wuxi, China and its assembly facility in Mexico City, Mexico, as well as through third party service partners located throughout the world. Boxlight’s technical support division is responsible for the repair and closing of the customer service cases, resulting in more than 60% of Boxlight’s customer service calls ending in immediate closure of the applicable service case. Boxlight accomplishes this as a result of the familiarity between Boxlight’s products and the customer service technician.

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Competition

Boxlight is engaged in an industry that is highly competitive. The industry is evolving and characterized by technological change. Boxlight faces increased competition from companies with strong positions in certain markets it currently serves and in new markets and regions it may enter. These companies manufacture and/or distribute new, disruptive or substitute products that compete for the pool of available funds that previously could have been spent on interactive displays and associated products. Boxlight competes with other developers, manufacturers and distributors of interactive projectors and personal computer technologies, tablets, television screens, smart phones.

Interactive whiteboards, since first introduced, have evolved from a high-cost technology that involves multiple components, requiring professional installers, to a one-piece technology that is available at increasingly reduced price points and affords simple installations. With lowered technology entry barriers, Boxlight faces heated competition from other interactive whiteboard developers, manufacturers and distributors. However, the market presents new opportunities in responding to demands to replace outdated and failing interactive whiteboards with more affordable and simpler solution interactive whiteboards. In addition, Boxlight has begun to see expansion in the market to sales of complementary products that work in conjunction with the interactive technology, including software, audio solutions, data capture, tablets.

Intellectual Property

Boxlight’s business depends, in part, upon protecting its intellectual property in the technology that it designs and develops. Boxlight relies on its patents, copyrights, and a combination of its software encryption, internal procedures, and nondisclosure agreements for this purpose. Boxlight will apply for patent protection where we believe it will give it a competitive advantage and licensing revenues. As of October 1, 2014 Boxlight holds 30 issued worldwide patents, with an additional 11 worldwide patent applications pending. In addition, Boxlight owns a number of trademarks that it believes are well known in its markets and represent a considerable amount of goodwill captured over many years of serving those markets.

Boxlight’s worldwide patents are expected to expire at various dates between May 5, 2016 and December 2, 2030.

Although we believe that Boxlight’s portfolio of patents and trademarks will provide us with a competitive advantage, we do not consider the expiration or termination of any one or any group of these assets to be of such importance as to have any material or adverse effect on the Boxlight business. We believe that Boxlight’s primary competitive advantage is based upon its collection of trade secrets, know-how, proprietary manufacturing techniques, and deep customer relationships and application knowledge. Boxlight’s core products contain a large number of complex algorithms, electronics, and mechanical components, refined in a customer-driven development process. We believe Boxlight’s customers rely on the inherent advantage that comes from this continuous improvement in its products over time. We believe that Boxlight’s customers also rely on Boxlight for its experience and expertise in the application of its products to meet their needs, and in many cases Boxlight’s expertise of a customer’s application exceeds that of the customer.

Globisens

Globisens designs and manufactures a line of STEM products, consisting of handheld data-logging devices that enable teachers and students to measure, record, graph, analyze, and manipulate the results of physics, biology, and chemistry experiments and observations from environmental and geographic studies. With the Labdisc, for example, a class can measure and graph the height of a ping-pong ball’s bounce against time, to observe acceleration due to gravity and derive the mathematical formula describing it. The Labdisc releases teachers from hours of setup time and can save schools substantial investments and space required by traditional laboratories.

In 2012, WorldDidac, the global trade association for companies providing products for education and training, recognized Labdisc with the WorldDidac award for innovation and pedagogic value. Labdisc was a Tech & Learning’s 2012 Awards of Excellence winner, and, in 2013, the Labdisc won Bizmedia Ltd’s E-Learning Gold Award for Most Innovative e-learning product.

The Labdisc gensci has built-in sensors measuring air pressure, electric current, geographic location (via GPS), light, sound, motion, pH, relative humidity, temperature, and voltage. The Labdisc enviro, Labdisc physics, and Labdisc biochem include specialized sensors for experiments and observations particular to the discipline. Each model is auto-calibrating and equipped with an LCD display to select experimental parameters, such as sensor sampling speed that ranges from 10 to 24,000 samples per second, and read experimental results. Each Labdisc provides USB and Bluetooth connectivity and, using Globisens’s GlobiLab software, supports PC, MAC, Linux, iOs and Android platforms. The devices weigh about 10 ounces, and battery life is 150 hours.

Globisens also offers GlobiMate, an Intel-designed, science-ready, three-sensor, 10-inch tablet computer, to which the Labdisc or our seven-sensor Mini can be attached, to create a powerful, portable science laboratory. With Globisens’s optional microscope adapter, the GlobiMate’s camera can be converted into a microscope. Globisens also provides a storage cart, with built in charger, that can hold up to 16 Labdiscs and tablets.

Production and Technical Support and Service

Globisens self-manufactures and contract manufactures its products to its design and specifications.

Competition

Globisens focuses on elementary schools, middle schools, high schools, community colleges and universities in the micro-computer based logging (MBL), or data logging, market. Globisens faces competition from companies that provide data logging solutions relating to interactive learning products.

The MBL market is currently led by a few established companies with substantial market shares in their respective countries or regions. We believe that these leading companies are now focused on small individual sensors, data logging units, cables etc. Globisens’ strategy is to differentiate itself by providing a consolidated solution, Labdisc, rather than individual probes. Globisens’s approach is to allow tablets, which are increasingly being used within the education sector, to provide the graphical presentation and data crunching, enabling Labdisc to accomplish the data logging function in a small, portable, simplified, and affordable unit that can be used in the K-6 primary schools. This is a significant market since every grade level teaches science. We believe that the increased number of computing platforms in schools and the focus on the large K-6 market, where all students are learning science, should increase the MBL K-12 market significantly in the coming few years.

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Western countries such as the US, UK, France, Germany, and The Netherlands have high MBL penetration into middle and high schools since the 1990s. In these countries schools are replacing MBL equipment with more technologically advanced and affordable solutions and promoting STEM in elementary schools. We believe that Globisens’ Labdisc is ideally positioned to address the requirements of both the replacement market and the emerging K-6 primary school sector.

Developing countries including, China, Vietnam, Mexico, Brazil, Poland, Turkey, Colombia, Chile, and those in the Near and Middle East have not historically invested in MBL solutions. They are now recognizing the importance of STEM in their economic development. A competitive bidding process for MBL solutions has either been offered or is in the process of being developed in many countries across the world. Developing countries tend to have decision making focused in a centralized decision-making, typically within a ministry of education, and this offers opportunities to the MBL/Data Logging providers. The MBL providers must have distribution capabilities in developing countries with products that are proven, affordable, available in large quantities, and with concomitant professional development, training and support.

As a result, competition in developing countries is significantly limited to the global providers such as Vernier, Pasco, Fourier, and SES. We believe that Globisens is well positioned to compete on a global scale in Western and developing countries, middle and high schools, the university level, as well as the K-6 market where competition is greatly reduced due to the design and ease of use with the Globisens Labdisc. We think that this, coupled with well-established customers across the globe and sales, distribution and a support team of channel partners bodes well for Globisens to become a premier provider of MBL/Data Logging solutions in a markets demanding products to meet STEM requirements

Genesis Collaboration

Products

Genesis is a traditional value-added reseller with sales and support teams representing multiple education and learning solution technologies, vendors and suppliers. Genesis is either a premier partner or an exclusive partner in defined geographic markets for the education solution providers listed below:

Vendors	Products
Boxlight	Interactive projectors, interactive flat panels, audio systems, mounting devices and mobile stands
Globisens	Scientific Data logging devices
AHA	Interactive flat panels (4k- multiple sizes) for corporate market, interactive podiums, mobile mounting devices
Safari Montage	Video caching servers and video content
Audio Enhancement	Audio systems, microphones, and classroom safety cameras and school security systems and classroom management tools
Learning Clip	PreK – Grade 5 supplemental interactive math curriculum
Critical Links	Classroom caching servers
BenQ	Projectors
Samsung	Tablets
nGrain	3D industrial product training
Impero	School technology infrastructure software and classroom management solutions
iDashboards	Executive dashboards – All sectors

Genesis has trained personnel to sell and support these solutions. Its sales team consists of 12 sales and support professionals, with an average of over 8 years’ experience selling to school districts, private schools, PreK schools, and business and government accounts. The sales representatives have been involved in selling, implementing, and supporting mission-critical solutions that were highly visible to the public due to the scope and expenditures. The implementations have represented some of the largest project managed solutions in school districts in Genesis’ geographic areas, such as Georgia, Alabama, North Florida, Pennsylvania, New Jersey and New England. The projects were often districts with several thousand classrooms involving project management, professional development, consulting, and installation of interactive whiteboards and associated peripherals. The projects were installed on time and on budget with highly referable customers as a result. Genesis has earned trusted advisor status with its customers and has access to key decision makers in all targeted markets.

Competition

Genesis is a value added reseller of interactive learning technologies. Genesis sells to the K12 education market in Georgia, Alabama, South Carolina, northern Florida, western North Carolina and eastern Tennessee. Genesis sells Boxlight’s interactive solutions into the business and government markets in the United States. Genesis also has exclusive rights to sell the AHA brands of interactive flat panels and interactive podiums in North and South America and carries consigned inventory for AHA in Genesis’s distribution center in Lawrenceville.

Genesis represents multiple complementary solutions and companies in the K12 education market in the geographic markets described above. Genesis competes with other value added resellers that are authorized to sell the same lines in the same areas by the vendors. Genesis also indirectly competes the market shares with the competitors of the vendors that Genesis represents.

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Employees

Boxlight Parent currently has three executives. Upon the consummation of the acquisition of Boxlight, Globisens and Genesis, we will have approximately 140 employees, of whom three are executives, 28 employees are engaged in product development, engineering and research and development, 42 employees are engaged in sales and marketing, 29 employees are engaged in administrative and clerical services and 40 employees are engaged in production. In addition, a total of approximately 20 individuals provide sales agency services to us as independent contractors.

Boxlight has approximately 120 employees, of whom 26 employees are engaged in product development, engineering and research and development, 36 employees are engaged in sales and marketing, 24 employees are engaged in administrative and clerical services and 37 are engaged in production.

Globisens has nine employees, of whom two are engaged in product development, engineering and research and development, one employee is engaged in sales and marketing, three employees are engaged in administrative and clerical services and three employees are engaged in production.

Genesis has seven employees, of whom five are engaged in sales and marketing and two employees are engaged in administrative and clerical services. In addition, a total of approximately 20 individuals provide sales agency services to us as independent contractors.

None of our employees are represented by labor organizations. We consider our relationship with our employees to be excellent. A majority of our employees have entered into non-disclosure and non-competition agreements with us or our operating subsidiaries.

Properties

Our corporate headquarter is located at 1045 Progress Circle, Lawrenceville, Georgia 30043, in a building of approximately 28,800 square feet, for which we pay approximately $11,055 of rent per month through November 2015. Our corporate headquarters house our administrative offices as well as distribution operations for Genesis and assembly for the Boxlight brand.

Our service center and warehouse are located in Belfair, Washington. We make monthly rental payments of approximately $2,345 for the service center of 1,900 square feet through March 2015, and thereafter, on a month-to-month lease basis. We make monthly rental payments of approximately $1,500 for the warehouse of 3,000 square feet through June 2015, and thereafter, we do not expect to renew the lease for the warehouse.

After the acquisitions, we will continue to maintain an office in Belfair, Washington, for sales, marketing, technical support and service staff. Additional offices and manufacturing for the Boxlight operations are located in Hsinchu, Taiwan, WuXi, China, and Mexico City, Mexico, which meet TAA compliancy and GSA standards. Office and Manufacturing for the Globisens operations are located in Petha Tikva and Sderot in Israel.

Legal Proceedings

As of the date of this prospectus, we know of no material pending legal proceedings to which we are a party or of which any of our property is the subject. There are no proceedings in which any of our directors, executive officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information concerning our directors, executive officers and other key members of our management team as of September 1, 2015:

Name	Age	Position(s)
James Mark Elliott	64	Chief Executive Officer and Director
Henry (“Hank”) Nance	43	Chief Operating Officer
Sheri Lofgren	58	Chief Financial Officer
Michael Pope	35	President and Director
Tiffany Kuo	26	Director
Rudolph F. Crew	65	Director
Robin D. Richards	59	Director

Set forth below is biographical information about each of the individuals named in the tables above:

James Mark Elliott. Mr. Elliott has served as our Chief Executive Officer and a director since September 18, 2014. From 2012 to date, he has also served as the President of Genesis. From 2005 through 2012, he was the President of Promethean, Inc., a manufacturer and distributor of whiteboards and interactive learning devices and led the team that grew Promethean in the Americas from $5 million in revenue to $250 million, with over 1,300,000 interactive whiteboards installed around the world. Throughout his career, Mr. Elliott has held senior executive roles, including president, senior vice president or director roles with Apple Computer, Lawson Software, E3 Corporation, PowerCerv Technologies, Tandem Computers, and Unisys/Burroughs. Mr. Elliott received a BBA in Economics from the University of North Georgia and a Master of Science degree in Industrial Management from Georgia Institute of Technology. Based on Mr. Elliott’s position as the chief executive officer of both the Company and Genesis, and his executive level experience in interactive learning devices and computer technology industries, our board of directors believes that Mr. Elliott has the appropriate set of skills to serve as a member of the board.

Henry (“Hank”) Nance Mr. Nance has been our Chief Operating Officer since September 18, 2014 and served as our President from September 18, 2014 until July 15, 2015. Mr. Nance began his career with Boxlight in 1999 and has served as Boxlight’s President since 2009. At Boxlight, he developed the company’s first business-to-consumer division, generating over $12 million in sales within the first 24 months of inception. Shortly thereafter he took over product development, corporate relations, and negotiations for business-to-consumer and business-to-business products. Prior to Mr. Nance’s tenure at Boxlight, he managed commercial and residential construction working in the San Juan Islands, Washington State and Northern California.

Sheri Lofgren. Ms. Lofgren has served as our Chief Financial Officer since September 18, 2014. Since July 2013 she has also served as CFO of Genesis. She was Chief Financial Officer at Logical Choice Technologies, Inc., a Company affiliate and a distributor of interactive whiteboards, from 2006 to 2013. Ms. Lofgren is a certified public accountant with extensive experience in financial accounting and management, operational improvement, budgeting and cost control, cash management and treasury, along with broad audit experience, internal control knowledge and internal and external reporting. She started her career with KPMG and then joined Tarica and Whittemore, an Atlanta based CPA firm, as an audit manager. Ms. Lofgren is a graduate of Georgia State University where she earned a B.A. in Business Administration – Accounting.

Michael Pope. Mr. Pope has served as our President since July 15, 2015 and has been a director of our Company since September 18, 2014. Mr. Pope has served as Managing Director of Vert Capital Corp., a Los Angeles based merchant bank, and its affiliates since October 2011, and manages portfolio holdings in education, consumer products and digital media. Vert Capital formerly was the Company’s principal stockholder. Prior to joining Vert Capital, from May 2008 to December 2011, Mr. Pope was the Chief Operating Officer of SkinCareRx, a leading retailer of health and beauty products. He has held various education and finance positions including CFO of SkinScience Institute, senior SEC reporting at Omniture, and a Assurance Associate at Grant Thornton. Mr. Pope holds an active CPA license and serves on the boards of various organizations. Mr. Pope earned his undergraduate and graduate degrees in accounting from Brigham Young University with academic honors. We believe that Mr. Pope should serve as a member of our board of directors due to his experience in the financial services industry.

Rudolph F. Crew. Dr. Crew has been a director of our Company since April 1, 2015. Since August 2013, Dr. Crew has served as the president of Medgar Evers College. From July 2012 to July 2013, he was the chief education officer at Oregon Education Investment Board, overseeing the PK-16 system. From September 2011 to July 2012, Dr. Crew served as the president of K12 Division at Revolution Prep, a company that offers preparation courses for the SAT and ACT standardized achievement tests. Prior to that, from January 2009 to July 2013, he was a professor at USC Rossier School of Education, teaching graduate school courses. From January 2009 to September 2011, Dr. Crew also served as the president of Global Partnership Schools, an organization offers planning support services and collaborative programs to public schools and school districts. Dr. Crew received his bachelor’s degree in management from Babson College in 1972. He earned his master’s degree in urban education in 1973 and his degree of doctor of education in educational administration in 1978, both from University of Massachusetts. We believe that Dr. Crew’s in-depth knowledge and extensive experience in education field make him a valuable member of our board of directors.

Robin D. Richards. Mr. Richards has been a director of our Company since April 1, 2015. Since 2009, he has served as the chief executive officer at CareerArc LLC, a company that provides technology solutions to assist businesses’ recruitment and outplacement efforts. Mr. Richards received his bachelor’s degree in political science from Michigan State University in 1978.

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Tiffany Kuo. Ms. Kuo has been a director of our Company since September 18, 2014. Ms. Kuo has been a General Management Consultant in Strategy and Operations for Deloitte Consulting, LLP in Houston, TX since August 2011. Ms. Kuo graduated from Rice University with a Bachelor of Science and Masters of Science in Electrical Engineering in 2011 and is currently in the Sloan Masters of Business Administration Program at The Massachusetts Institute of Technology. We believe that Ms. Kuo should serve as a member of our board of directors due to her experience in business strategy and operations at Deloitte Consulting, LLP.

Director Independence

At this time, Dr. Rudy Crew and Robin Richards are our independent directors.

Corporate Governance

In connection with this offering, we will apply to list our shares of Class A common stock on the Nasdaq Capital Market. Under The Nasdaq Marketplace Rules we are required to comply with certain corporate governance standards at the time of listing, which include (i) having a majority of independent directors on our board; and (ii) establishing an audit committee in compliance with Section 3(a)(58)(A) of the Exchange Act, and a compensation committee and nominating and governance committee comprised of independent directors. We have five members serving on our Board of Directors, of which two are independent directors. Under Nasdaq Marketplace Rule 5615(b)(1) a company listing in connection with its initial public offering is permitted to phase in its compliance with the independent committee requirements, the committee composition requirements and the majority independent board requirement. We intend to rely on the phase-in schedules set forth in Nasdaq Marketplace Rule 5615(b)(1).

The audit committee members shall consist of Dr. Crew, Mr. Richards and Mr. Pope. Dr. Crew and Mr. Richards are independent directors. The audit committee will assist the Board by overseeing the performance of the independent auditors and the quality and integrity of our internal accounting, auditing and financial reporting practices. The audit committee is responsible for retaining (subject to stockholder ratification) and, as necessary, terminating the engagement of, the independent auditors, annually reviews the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approves audit and non-audit services to be performed by the auditors and related fees. Our board has determined that we have at least one “audit committee financial expert,” as defined by the rules and regulations of the SEC and that is Michael Pope.

The compensation committee members shall consist of Dr. Crew and Mr. Richards. Dr. Crew and Mr. Richards are independent directors. The compensation committee shall make recommendations to the Board concerning salaries and incentive compensation for our officers, including our principal executive officer, and employees and administers our stock option plans.

The nominating and corporate governance committee members shall be Dr. Crew and Mr. Richards. Dr. Crew and Mr. Richards are independent directors. The nominating and corporate governance committee shall assist the Board in identifying qualified individuals to become board members, in determining the composition of the Board and in monitoring the process to assess Board effectiveness.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Following this offering, a copy of the code will be made available on the Corporate Governance section of our website, which is located at www.boxlightcorp.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

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Executive Compensation

The following table sets forth information regarding the total compensation received by, or earned by, our Chief Executive Officer, our President and Chief Operating Officer and our Chief Financial Officer (collective, the “named executive officers”) during the year ended December 31, 2014.

Name and Principal Position	Year	Salary ($)	Total ($)
James Mark Elliott, Chief Executive Officer	2014	17,500	17,500

Henry (“Hank”) Nance, President and Chief Operating Officer	2014	-	-

Sheri Lofgren, Chief Financial Officer	2014	17,500	17,500

Employment Agreements

We have entered into employment agreements with Mr. Elliott, Mr. Nance and Ms. Lofgren, the terms of which are set forth below.

James Mark Elliott

Effective as of September 18, 2014, we entered into an employment agreement with James Mark Elliott expiring December 31, 2017. Under the terms of his agreement Mr. Elliott will serve as our Chief Executive Officer reporting to our board of directors. During the term of his agreement, Mr. Elliott will receive a base salary of $120,000 per annum, plus such annual bonuses as the board of directors may, from time to time, determine, and certain fringe benefits. If, prior to the expiration date of his agreement, Mr. Elliott is terminated by us without “cause” (as defined in the employment agreement), terminates his agreement for “good reason” (as defined in the employment agreement), we must pay him twelve (12) month’s severance pay.

Mr. Elliott’s agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration or termination of his employment agreement; provided, that such restrictive covenants expire immediately if Mr. Elliott terminates his employment agreement for “good reasons” or, in six months if we elect to terminate his employment prior to the expiration of the term of the agreement without “cause”.

In addition, Boxlight Parent agreed to issue to Mr. Elliott options under our 2014 Stock Incentive Plan, entitling him to purchase a total of 228,305 shares of our Class B common stock at an exercise price of $0.18 per share. The options vest in quarterly installments over a three-year period commencing on December 31, 2014 and entitle Mr. Elliott to purchase the 228,305 option shares in 12 quarterly installments of 19,025 shares at the end of each calendar quarter, commencing December 31, 2014. To the extent vested options are not exercised at the end of any one or more such quarters, such options shall accumulate and option shares may be purchased in any one or more subsequent calendar quarters through the quarter ending December 31, 2017. All non-vested options terminate in the event Mr. Elliott’s employment is terminated for “cause” prior to the expiration of the term of his employment agreement or he voluntarily resigns his employment without “good reason”. If, prior to the expiration date of his agreement, Mr. Elliott is terminated by us without “cause”, all options immediately vest. Once the stock options have fully vested, they must be exercised and purchased by Mr. Elliott within 180 days.

Henry “Hank” Nance

Effective as of December 31, 2014, we entered into an employment agreement with Henry “Hank” Nance, expiring December 31, 2017, Under the terms of his agreement Mr. Nance will serve as our President and Chief Operating Officer reporting to our board of directors. During the term of his agreement, Mr. Nance will receive a basic salary of $120,000 per annum, plus such annual bonuses as the board of directors may, from time to time, determine, along with certain fringe benefits. If, prior to the expiration of his agreement, Mr. Nance is terminated by us without “cause” (as defined in the employment agreement), we must pay him twelve (12) month’s severance pay.

Mr. Nance’s agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration of his employment agreement; provided that such restrictive covenants expire immediately if we breach his employment agreement or, in six months, if we elect to terminate his employment prior to the expiration of the term of the agreement for reasons other than cause (as defined in the employment agreement).

In addition, Boxlight Parent has agreed to grant to Mr. Nance such number of options as shall equal the difference between (i) three (3%) of the fully diluted common stock of the corporation immediately prior to the IPO effective date less (ii) the sum of all shares of corporation EDI common stock issued or issuable to the executive and/or his spouse in connection with his and/or her employment and activities on behalf of and its subsidiaries.

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Sheri Lofgren

Effective as of September 18, 2014, we entered into an employment agreement with Sheri Lofgren expiring December 31, 2017. Under the terms of her agreement Ms. Lofgren will serve as our Chief Financial Officer reporting to our board of directors and Chief Executive Officer. During the term of her agreement, Ms. Lofgren will receive a base salary of $120,000 per annum, plus such annual bonuses as the board of directors may, from time to time, determine. If we elect to terminate Ms. Lofgren’s employment prior to the expiration of the term of the agreement, we must pay her twelve (12) month’s severance pay.

Ms. Lofgren’s agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration of her employment agreement; provided, that such restrictive covenants expire immediately if we breach her employment agreement or, in six months, if we elect to terminate her employment prior to the expiration of the term of the agreement for reasons other than for cause (as defined in the employment agreement).

In addition, Boxlight Parent agreed to issue to Ms. Lofgren stock options under our 2014 Stock Incentive Plan, entitling her to purchase a total of 200,484 shares of our Class B common stock at an exercise price of $0.18 per share. The options vest in quarterly installments over a three year period commencing on December 31, 2014 and entitle Ms. Lofgren to purchase the 819,978 option shares in 12 quarterly installments of 16,707 shares at the end of each calendar quarter, commencing December 31, 2014. To the extent vested options are not exercised at the end of any one or more such quarters, such options shall accumulate and option shares may be purchased in any one or more subsequent calendar quarters through the quarter ending December 31, 2017. All non-vested options terminate in the event Ms. Lofgren’s employment is terminated for cause prior to the expiration of the term of her employment agreement or he voluntarily resigns her employment without good reason (as defined in the employment agreement). If, prior to the expiration date of her agreement, Ms. Lofgren is terminated by us without cause, terminates her agreement for “good reason” (as defined), dies or becomes permanently disabled, all options immediately vest, but must be exercised by her or her estate within 180 days from the date of termination of employment. Once the stock options have fully vested they must be exercised and exercise price paid within 180 days.

Director Compensation

We reimburse all members of our board of directors for their direct out of pocket expenses incurred in attending meetings of our board. We have entered into agreements with Dr. Crew and Mr. Richards relating to their compensation, the terms of which are set forth below:

Rudolph F. Crew

Dr. Crew will receive an annual fee of $50,000, payable on a quarterly basis, commencing after the completion of this initial public offering. In addition, two business days prior to the effective date of this registration statement, Dr. Crew is entitled to purchase, at the par value, 33,564 shares of the Boxlight Parent’s common stock, representing 0.5% of the number of fully diluted shares of common stock after giving effect to the acquisitions of Boxlight, Globisens and Genesis but excluding any other sale of the Company’s common stock, including this public offering. After this initial public offering, if Boxlight Parent files a registration statement registering for resale shares held by its officers or directors, Dr. Crew may request Boxlight Parent to include his shares in such registration statement.

Dr. Crew will not be permitted to sell any of his shares for the six months immediately after the consummation of this public offering and thereafter, not more than 50% of his shares between the seventh month and 12th month after the consummation of this public offering, and not more than 50% of the remaining shares between the 12th month and 18th months after the consummation of this public offering.

Robin D. Richards

Two business days prior to the effective date of this registration statement, Mr. Richards is entitled to purchase, at the par value, 83,328 shares of Boxlight Parent’s common stock, representing 1.25% of the number of fully diluted shares of common stock after giving effect to the acquisitions of Boxlight, Globisens and Genesis but excluding any other sale of the Company’s common stock, including this public offering. After this initial public offering, if Boxlight Parent files a registration statement registering for resale shares held by its officers or directors, Dr. Crew and Mr. Richards may request Boxlight Parent to include their shares in such registration statement.

Mr. Richards will not be permitted to sell any of his shares for the six months immediately after the consummation of this public offering and thereafter, not more than 50% of his shares between the seventh month and 12th month after the consummation of this public offering, and not more than 50% of the remaining shares between the 12th month and 18th months after the consummation of this public offering.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

 On September 30, 2014, the Company entered into a line of credit agreement with Vert Capital, formerly the Company’s principal stockholder. The line of credit allows the Company to borrow up to $500,000 for IPO expenses. The funds, when borrowed, will accrue interest at 10% per annum. Interest on any advanced funds is accrued monthly and all outstanding principal and accrued interest are due in full from the proceeds of the IPO. As of June 30, 2015, there is an outstanding balance of $349,050 advanced against this line.

On September 30, 2014 the Company entered into a line of credit agreement for a 3-year term with LCC - Delaware, a company wholly owned by Vert Capital. The line of credit allows the Company to borrow up to $500,000 to use for IPO expenses. The funds, when borrowed, will accrue interest at 10% per annum. Interest on advanced funds is accrued monthly and all outstanding principal and accrued interest are due on demand. As of June 30, 2015, there is an outstanding balance of $185,129.

Effective as of October 31, 2013, a Delaware subsidiary of Vert Capital acquired 100% of the membership interests of Genesis from its four members in consideration for 1,000,000 shares of Series A preferred stock of such Delaware subsidiary, which it distributed to Vert effective September 30, 2014. In January 2015, Vert Capital, its Delaware subsidiary and the four former members of Genesis entered into an agreement, effective as of September 30, 2014 pursuant to which the parties agreed that, Vert would contribute 100% of the membership interests of Genesis to Boxlight Parent. As part of such agreement, other than one share of common stock of the Delaware subsidiary retained by Vert Capital, upon consummation of this offering and immediately following the acquisitions of Boxlight and Globisens described below, each of Vert Capital and the four former members of Genesis will return to treasury all of their equity in the Delaware corporation, and the four former members of Genesis will receive 1,000,000 shares of Boxlight Parent Series B Preferred Stock which shall be automatically converted immediately following completion of this offering into 266,186 shares of our Class A common stock, or such other number of shares as shall represent not less than 4.0% of our “fully diluted common stock.”

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On November 7, 2014, we issued to Vert Capital, and a consultant five year warrants to purchase 564,651 shares of our Class A common stock, at an exercise price, equal to 110% of the initial per share offering price of the shares being sold under this prospectus. Among other provisions, such warrants contain “cashless” exercise rights and prohibit the holder from selling any of the shares issuable upon exercise of such warrants for a period of not less than six months from the date of issuance. In August 2015, Vert Capital assigned 5% of the warrants, or warrants to purchase 27,410 shares of Class A common stock, to an unaffiliated third party.

On January 15, 2015 the Company provided a line of credit to Genesis in the amount of $500,000. The funds, when borrowed, accrue interest at 10% per annum, and the line matures in three years. As of June 30, 2015 $50,000 is due to the Company.

On January 16, 2015, the Company issued a note to Mark Elliott, the Company’s Chief Executive Officer and Chairman, in the amount of $50,000. The note is due on April 30, 2015 and bears interest at an annual rate of 10%, compounded monthly. The note is convertible to the Company’s Class A common stock at the lesser of (i) $9.12 per share or (ii) a discount of 20% to the trading price if the Company’s Class A common stock is then publicly traded. The note holder may convert all but not less than the outstanding principal and interest due under this note on the conversion date. The Company intends to repay this note with proceeds from this offering unless the note is converted.

On January 31, 2015, a majority of Boxlight’s shareholders, entered into a purchase and option agreement with us. Among other conditions, the closing of our acquisition of Boxlight is subject to the occurrence of a “liquidity event,” which includes completion of an initial public offering of shares of our Class A common stock with the shares issued to the Boxlight’s shareholders. Immediately prior to the occurrence of a liquidity event, we shall issue transaction bonus shares to Boxlight’s employees. The transaction bonus shares are being issued as a reward to those members of senior management and employees who have worked for Boxlight for more than 10 years. Mr. Nance, our Chief Operating Officer, who is also senior management at Boxlight, will receive approximately 46% of the total number of bonus shares. The total number of transaction bonus shares issuable shall be equal to eight percent (8%) of our fully diluted common shares on the issuance date of the transaction bonus shares. At the closing of this offering, Boxlight will purchase the shares of Boxlight, Inc., its U.S. subsidiary, that Boxlight does not own from Mr. Nance for nominal consideration.

Vert Capital and its affiliates are engaged in the business of investing in and acquiring controlling or other significant equity interests in a variety of companies. Following completion of this offering, Vert Capital and its affiliates will continue such investment and acquisition activities and may acquire or seek to acquire businesses that compete with the businesses engaged in by us and our subsidiaries, including Boxlight, Globisens and Genesis. On May 1, 2015, we entered into an agreement with Vert Capital providing that, subject to completion of this offering and thereafter, for so long as Vert Capital or its affiliates remain a majority stockholder of the Company or has the ability to nominate and elect a majority of the members of our board of directors, they will offer to our board of directors the opportunity to acquire the securities or assets of all the companies sourced by Vert Capital or its affiliates that are engaged in the business of providing technology or related products and services to the education and learning industry. In the event such corporate opportunities become available to us, our independent directors will, by majority votes, elect to pursue or not to pursue such opportunity.

On July 15, 2015, Boxlight Parent executed an agreement with VC2 Advisors LLC, a Delaware limited liability company, in which Michael Pope, our President and Director, is a managing member. VC2 is owned by Sugar House Trust and AEL Irrevocable Trust, trusts for the benefit of the families of Michael Pope and Adam Levin, respectively. VC2 may be deemed to be an affiliate of Vert Capital. The effective date of this agreement is the date of the consummation of this offering (the “Effective Date”). Pursuant to the agreement, VC2 shall perform consulting services for Boxlight Parent relating to, among other things, sourcing and analyzing strategic acquisitions and introductions to various financing sources. VC2 shall receive an annual management fee payable in cash equal to 1.5% of total consolidated revenues at the end of each fiscal year ended December 31, 2015, 2016, 2017 and 2018, payable in monthly installments, commencing as of the Effective Date. The annual fee is subject to a cap in the amount of $250,000 for 2015 and $1,000,000 in each of 2016, 2017 and 2018. At its option, VC2 may also defer payment until the end of each year, payable as an option to purchase shares of Class A common stock of Boxlight Parent, at a price per share equal to 100% of the closing price of Boxlight Parent’s Class A common stock as traded on Nasdaq or any other national securities exchange as of December 31 of such year in question.

On August 19, 2015, the Company issued a note payable to James Lofgren, spouse of Sheri Lofgren, the Company’s Chief Financial Officer, in the amount of $45,000. The note is due on September 30, 2015 and bears interest at an annual rate of 13%, compounded monthly. The note is convertible to the Company’s Class A common stock at the lesser of (i) $9.12 per share or (ii) a discount of 20% to the trading price if the Company’s Class A common stock is then publicly traded. The note holder may convert all but not less than all of the outstanding principal and interest due under this note on the conversion date. The Company intends to repay this note with proceeds from this offering unless the note is converted.

Thirty days following the consummation of this offering, Boxlight Parent, using the proceeds from this offering, will purchase from K Laser, for approximately $1,952,000 in cash, all of the equity capital in ETL owned by K Laser, representing a total of 15.66% of the issued and outstanding share capital of ETL. As a result of the purchase of the remaining 15.66% of ETL, Boxlight Parent will own 68.69% of ETL, in the aggregate. Upon consummation of this offering, K Laser will beneficially own more than 5% of our outstanding Class A common stock.

As at June 30, 2015, Boxlight has outstanding approximately $9.5 million of bank debt, substantially all of which is personally guaranteed by Alex Kuo, the principal stockholder of K Laser, Boxlight’s controlling shareholder. Following completion of this offering Boxlight Parent will seek to refinance such bank debt or otherwise arrange to release Mr. Kuo from his personal guaranty.

Boxlight leases its facilities from K Laser, on a month-to-month basis, incurring rent expense of $266,093 and $319,936 in 2014 and 2013, respectively.

Pursuant to the Boxlight stock purchase agreement, following this offering, and for as long as Boxlight selling stockholders own at least 5% of Boxlight Parent’s fully diluted common stock, the boards of directors of EDI and its subsidiaries shall consist of seven directors, of whom four will be designated by Boxlight Parent and three will be selected by K Laser, subject to being acceptable to Boxlight Parent. Mark Elliot, our CEO, Hank Nance, our COO, Patrick Henry, a Boxlight executive, and Alex Kuo, K Laser’s controlling stockholder, are acceptable designees. Upon consummation of this offering, K Laser and Mr. Kuo will beneficially own more than 5% of our outstanding Class A common stock. Mr. Kuo is the father of Ms. Tiffany Kuo, one of our directors.

Policies and Procedures For Related Party Transactions

Once established, our audit committee charter will provide that our audit committee will be responsible for reviewing and approving in advance any related party transaction. Transactions requiring such pre-approval will include, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. All of the transactions described in this section occurred prior to the creation of our audit committee and the adoption of this policy.

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Principal Stockholders

The following table sets forth, as of June 30, 2015, certain information with respect to the beneficial ownership of our Class A common stock, by each beneficial owner of more than 5% of the Company’s Class A common stock, each director and each named executive officer and all directors and executive officers of the Company as a group, except as qualified by the information set forth in the notes to this table. As of June 30, 2015, 2,806,808 shares of our Class A common stock were issued and outstanding. For purposes of the table below, the number of shares and percentages of outstanding shares give effect to the acquisitions of Boxlight, Globisens and Genesis, as though such acquisitions occurred immediately prior to the sale of the shares offered hereby. The table below also assumes we will issue 1,111,111 shares of Class A common stock in this offering.

Unless otherwise noted, the address for each director and executive officer is c/o Boxlight Corporation, 1045 Progress Circle, Lawrenceville, Georgia 30043.

	Before Offering			After Offering
Name of Beneficial Owner	Number		Percent	Number		Percent
Named Executive Officers
James Mark Elliott	57,076	(1)	1.88%	123,623	(1)	1.92%
Henry (“Hank”) Nance	-0-		-	50,068	(2)	.78%
Sheri Lofgren	50,121	(3)	1.65%	50,121	(3)	.78%
Directors
Michael Pope	520,795	(4)	17.18%	520,795	(4)	8.08%
Tiffany Kuo	-0-		-	-0-		-
Rudolph F. Crew	-0-		-	33,564	(6)	.52%
Robin D. Richards	-0-		-	83,328	(7)	1.29%
All Directors and Executive Officers as a Group (7 persons)	627,992		20.71%	861,499		13.37%
Beneficial Owners of 5% or More of Our Outstanding Common Stock
K Laser Corp.	-0-		-	591,085	(5)	9.17%
Sugar House Trust	438,654	(8)	14.47%	438,654	(8)	6.80%
AEL Irrevocable Trust	1,315,692	(9)	43.41%	1,315,692	(9)	20.41%
CAELLM Ventures, LLC	164,461	(10)	5.43%	164,461	(10)	2.55%
Gross Family Trust II	219,282	(11)	7.23%	219,282	(11)	3.40%
Westbourne Holdings Ltd.	246,692	(12)	8.14%	246,692	(12)	3.83%

(1) Represents 25% of 228,305 shares subject to a stock option granted to Mr. Elliott which have vested as at the date of this prospectus. Upon completion of this offering, Mr. Elliott will receive an additional 66,547 shares of our common stock representing 25% of the shares to be issued to the former members of Genesis upon automatic conversion of Boxlight Parent’s Series B convertible preferred stock.

(2) Upon completion of this offering, Mr. Nance will receive 50,068 shares of our common stock representing his pro-rata portion of the 1,483,410 shares to be issued to the former stockholders of Boxlight upon automatic conversion of Boxlight Parent’s Series C convertible preferred stock. In addition, stock options to purchase 73,059 shares will be granted to Mr. Nance under our 2014 Stock Incentive Plan. These options will commence vesting at the first quarter end subsequent to the IPO effective date. Mr. Nance will also receive 77,357 stock options to be issued from the EDI stock option pool.

(3) Represents 25% of 200,484 shares subject to a stock option granted to Ms. Lofgren which have vested as at the date of this prospectus.

(4) Consists of 520,795 shares issuable upon exercise of a warrant owned by Vert Capital Corp, a Delaware corporation of which Michael Pope is a Managing Director. Mr. Pope shares the voting and dispositive power and authority of the shares beneficially owned by Vert Capital.

(5) Represents 591,085 shares of Class A common stock issuable upon the automatic conversion of our Series C preferred stock issued to K Laser, the majority stockholder of Boxlight. Mr. Kuo is the majority stockholder of K Laser and holds the power to vote and dispose of our shares issued and issuable to K Laser.

(6) Includes 33,564 shares of common stock that Dr. Crew is entitled to purchase at the par value immediately prior to the consummation of this offering.

(7) Includes 83,328 shares of common stock that Mr. Richards is entitled to purchase at the par value immediately prior to the consummation of this offering.

(8) Mr. Lane, 26716 Via Colina, Stevanson Ranch, CA 91381 is trustee of Sugar House Trust, established for the benefit of the family of Michael Pope, our President and a Director. Mr. Lane has sole investment and voting power with respect to the shares.

(9) Mr. Edwin Hur, 11441 Beach St., Cerritos, CA 90703 is trustee of AEL Irrevocable Trust, established for the benefit of the family of Adam Levin. Mr. Hur has sole investment and voting power with respect to the shares.

(10) Kenneth Rosenblum, managing member, has sole beneficial ownership of the shares. His address is 7730 Village Trail Drive, Dallas, TX 75254.

(11) Lori Abramowitz, trustee, has sole beneficial ownership of the shares. Her address is 16659 Ashley Oaks, Encino, CA 91436. Ms. Abramowitz is the mother of Adam Levin, who disclaims beneficial ownership of these shares.

(12) Seymour Silverstein 5348 Topanga Canyon Blvd # 206, Woodland Hills, CA has beneficial ownership of the shares.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary, and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our fourth amended and restated articles of incorporation and our bylaws.

As of the date of this prospectus, there were 2,806,808 shares of Class A common stock outstanding, held of record by 10 stockholders.

Our authorized capital stock consists of 250,000,000 shares, of which 150,000,000 are designated Class A common stock, par value $0.0001 per share; 50,000,000 are designated Class B common stock, par value $0.0001 per share; and 50,000,000 are designated preferred stock, all of which shares of preferred stock, subject to the next two sentences, shall remain undesignated until such time as the Board of Directors, by resolution or resolutions and the filing of a certificate pursuant to applicable laws of the State of Nevada establishes from time to time the number of shares to be included in each such series, and fixes the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The Certificates of Designation for each series of preferred stock will be filed immediately prior to the effective date of the registration statement , of which this prospectus forms part . Upon the filing of the Certificates of Designation, 250,000 shares will be designated as Series A preferred stock, par value $1.00 per share, 1,200,000 shares will be designated as Series B preferred stock, par value $0.0001 per share and 270,000 shares will be designated as Series C preferred stock, par value $0.0001 per share. We will issue 1,000,000 Series B preferred shares and 270,000 Series C preferred shares in connection with the acquisitions of Boxlight and Genesis, which preferred shares will automatically convert into Class A common stock upon consummation of this offering. Following this offering, we will offer to exchange 274,102 shares of our Series A preferred stock for 250,000 shares of Series A preferred stock of Vert’s inactive subsidiary. See “Description of Capital Stock—Preferred Stock.” The converted preferred shares will be available for reissuance as part of our authorized preferred shares.

Common Stock

The holders of our common stock are entitled to the following rights:

Voting Rights

Each share of our Class A common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. The holders of Class B common stock have no voting rights, other than voting only on such matters as required by law.

Dividend Rights

The holders of our common stock are entitled to receive dividends, in equal amounts per share, when and as declared by our Board from legally available sources, subject to any restrictions in our certificate of incorporation or prior rights of the holders of our preferred stock. See “Dividend Policy.”

Liquidation Rights

In the event of our liquidation or dissolution, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock.

Conversion Rights

Upon any public or private sale or disposition by any holder of Class B common stock, such shares of Class B common stock shall automatically convert into shares of Class A common stock.

Other Matters

The holders of our common stock have no subscription, redemption or conversion privileges. Our common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Warrants being issued in this Offering

The following is a brief summary of certain terms and conditions of the Warrants and is subject in all respects to the provisions contained in the warrants.

Form. The Warrants will be issued as individual warrant agreements to the investors. You should review a copy of the form of warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the warrants.

Exercisability. The Warrants are exercisable at any time after their original issuance, expected to be September            , 2015, and at any time up to the date that is three years after their original issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Warrants is $ 11.25 per share of common stock (equal to 125% of the initial public offering price per share of Class A common stock based on the midpoint of the range). The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We intend to list the warrants on The NASDAQ Capital Market, under the symbol “BOXLW”.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Warrant.

Transfer and Warrant Agent

The transfer and warrant agent of our Class A common stock and Warrants, respectively, is VStock Transfer, LLC.

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Preferred Stock

Our Board has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

Series A Convertible Preferred Stock.

On the effective date of the registration statement of which this prospectus forms a part, 250,000 shares of Series A Preferred Stock will be issued to Vert Capital Corp. to be held in trust by Vert Capital Corp. for a period of one year from such effective date. The shares of Series A preferred stock will automatically convert into 274,102 shares of our Class A common stock, upon the later of (i) one year from the effective date of the registration statement, and (ii) the effectiveness of a subsequent registration statement registering for resale the shares of Class A common stock underlying the Series A preferred stock. At such time, Vert Capital Corp. shall distribute the 274,102 shares of Class A Common Stock to the former minority stockholders of Logical Choice Corporation, a Delaware corporation (“LCC”). Our Series A Preferred Stock does not pay a dividend, is not entitled to vote and has a liquidation preference over our common stock of $1.00 per share.

Series B Convertible Preferred Stock

The 1,000,000 shares of our Series B Preferred Stock to be issued to the four former members of Genesis and their assignees upon the effective date of our registration statement, of which this prospectus forms part, will automatically convert into 266,186 shares of our Class A common stock, or such other number of shares of common stock as shall represent 4.0% of our fully-diluted common stock, excluding shares being sold to the public in connection with this offering and shares issuable upon exercise of the underwriters’ over-allotment option or underwriter’s warrants.

Series C Convertible Preferred Stock

The 270,000 shares of our Series C Preferred Stock to be issued to the majority stockholders of Boxlight upon the Consummation of this offering, will automatically convert into 1,373,527 shares of our Class A common stock, or such other number of shares of common stock.

Warrants

On November 7, 2014, we issued to Vert Capital and a consultant five year warrants to purchase 564,651 shares of our Class A common stock, at an exercise price payable by both warrant holders equal to 110% of the initial per share offering price of the shares being sold under this prospectus. Among other provisions, such warrants contain “cashless” exercise rights and prohibit the holder from selling any of the shares issuable upon exercise of such warrants for a period of not less than six months from the date of issuance. In August 2015, Vert Capital assigned warrants to purchase 27,410 shares of Class A common stock, representing 5% of the Vert Capital warrants, to an unaffiliated third party.

Governing Documents that May Have an Antitakeover Effect

Certain provisions of our Fourth Amended and Restated Articles of Incorporation and our Bylaws, which are discussed below could discourage or make it more difficult to accomplish a proxy contest, change in our management or the acquisition of control by a holder of a substantial amount of our voting stock.

Our Fourth Amended and Restated Articles of Incorporation provide that our Board has the authority to issue preferred stock in one or more classes or series and fix such designations, powers, preferences and rights and the qualifications thereof without further vote by our stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock.

Our By-laws limit the ability to call special meetings of the stockholders to the Chairman of the Board, or the Chief Executive Officer, or, if there is no Chairman or Chief Executive Officer, then by the president. The stockholders have no right to request or call a special meeting and cannot take action by written consent.

Our By-laws provide that our Board shall be classified into three classes. Each director shall hold office for a three-year term, or until the next annual meeting of stockholders at which his or her successor is elected and qualified.

Our By-laws provide that the removal of a director from the Board, with or without cause, must be by affirmative vote of not less than 2/3 of the voting power of our issued and outstanding stock entitled to vote generally in the election of directors (voting as a single class), excluding stock entitled to vote only upon the happening of a fact or event unless such fact or event shall have occurred, is required to remove a director from the Board with or without cause.

Listing

We have applied to list our Class A common stock and Warrants on the Nasdaq Capital Market under the symbols “BOXL”, and “BOXLW”, respectively .

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of Class A common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. We are unable to estimate the number of shares of Class A common stock that may be sold in the future.

Upon the completion of this offering, we will have outstanding 5,896,933 shares of Class A common stock, or 6,063,600 shares, if the underwriters’ overallotment option is exercised in full. All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 10% stockholders.

In addition to the shares of Class A common stock outstanding, upon the completion of this offering and the acquisitions, there will be:

●	1,373,528 shares of our Class A common stock to be issued to the Boxlight shareholders, upon consummation of this offering, or 20.575% of our fully-diluted common stock before giving effect to this offering;

●	109,882 bonus shares of Class A common stock to senior Boxlight management and employees;

●	600,525 shares of Class B common stock issuable upon exercise of options granted under the 2014 Stock Incentive Plan, which shall automatically convert into shares of Class A common stock on a one-for-one basis, upon any private or public sale by any holder of Class B common stock;

●	333,769 shares of Class B common stock issuable upon exercise of stock options issued to executive officers and former stockholders of Boxlight at the initial $9.00 per share offering price of our common stock, or such other number of shares as shall represent 5.0% of the Company’s fully diluted common stock , which shall automatically convert into shares of Class A common stock on a one-for-one basis, upon any private or public sale by any holder of Class B common stock ;

●

229,418 shares of Class A common stock to be issued to the former stockholders of Globisens or such other number of shares as shall represent not more than 3.437% of our fully-diluted common stock before giving effect to this offering;

●	266,186 shares of Class A common stock issuable upon automatic conversion of 1,000,000 shares of Series B Preferred Stock to be issued to the former members of Genesis, or such other number of shares as shall represent 4.0% of our fully-diluted common stock before giving effect to this offering;

●	564,651 shares of Class A common stock issuable upon exercise of outstanding warrants with an exercise price equal to 110% of the initial per share offering price of common stock being offered under this prospectus;

●	274,102 shares of Class A common stock issuable upon conversion of our Series A preferred stock, which we will offer to holders of Series A preferred stock of Vert’s inactive Delaware subsidiary.

●	710,321 additional shares of Class B common stock reserved for issuance under the 2014 Stock Incentive Plan , which shall automatically convert into shares of Class A common stock on a one-for-one basis, upon any private or public sale by a future holder of Class B common stock ;

●	166,667 shares of Class A common stock reserved for issuance upon the exercise of the underwriters’ over-allotment option ;

●	83,333 shares of Class A common stock reserved for issuance upon the exercise of warrants issuable upon the exercise of the underwriters’ over-allotment option; and

●	555,555 shares of Class A common stock issuable upon exercise of the warrants sold to the investors in this offering.

Rule 144

Shares of Class A common stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, as well as shares held by our current stockholders, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, beginning 90 days after our Form S-1 Registration Statement becomes effective, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of Class A common stock then outstanding, which will equal approximately 58,969 shares immediately after this offering; or

●	the average weekly trading volume of the Class A common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

2014 Stock Incentive Plan

Under the terms of our 2014 Stock Incentive Plan, we have reserved for issuance up to 1,644,615 shares of our Class B common stock pursuant to stock incentives to employees, members of the board of directors of Boxlight Parent and our subsidiaries and consultants. We may award stock incentives, that include stock options, stock appreciation rights and restricted stock awards. Options may be qualified stock options or non-qualified stock options, or incentive stock grants, as determined by our board of directors or our stock option committee of the board of directors. As at the date of this prospectus, we have issued stock options to executive officers to purchase an aggregate of shares of Class B common stock, at an exercise price of $0.18 per share, and have committed to grant to executive officers and former stockholders of Boxlight stock options to purchase, at the initial $9 per share offering price of our common stock, an additional 333,769 shares of Class B common stock or such other number of shares representing 5.0% of the Company’s fully diluted common stock as defined in the agreement between Boxlight and the Company.

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Determination of Offering Price

The representative has advised us that the underwriters propose to offer the shares directly to the public at the estimated public offering price range set forth on the cover page of this preliminary prospectus. That price range and the public offering price are subject to change as a result of market conditions and other factors. Prior to this offering, no public market exists for our Class A common stock. The public offering price of the shares was determined by negotiation between us and the underwriters. The principal factors considered in determining the public offering price of the shares included:

●	the information in this prospectus and otherwise available to the underwriters, including our financial information;

●	the history and the prospects for the industry in which we compete;

●	the ability of our management;

●	the prospects for our future earnings;

●	the present state of our development and our current financial condition;

●	the general condition of the economy and the securities markets in the United States at the time of this offering;

●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

●	other factors as were deemed relevant.

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UNDERWRITING

Aegis Capital Corp. is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement dated September __, 2015 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of Class A common stock and warrants to purchase shares of Class A common stock listed next to its name in the following table:

Name of Underwriter	Number of Shares	Number of Warrants
Aegis Capital Corp.

The underwriters are committed to purchase all the shares of Class A common stock and warrants to purchase Class A common stock offered by us other than those covered by the option to purchase additional shares and/or warrants described below, if they purchase any shares or warrants. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares and warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted to the underwriters an option to purchase up to            additional shares of Class A common stock at a purchase price of $      per share and/or additional warrants to purchase up to            shares of Class A common stock at a purchase price of $         per warrant, less underwriting discounts and commissions. The underwriters may exercise this option for 45 days from the date of this prospectus solely to cover sales of shares of Class A common stock and warrants to purchase Class A common stock by underwriters in excess of the total number of shares of Class A common stock and warrants set forth in the table above. If any of these additional shares and warrants are purchased, the underwriters will offer the additional shares and warrants on the same terms as those on which the shares and warrants are being offered. We will pay the expenses associated with the exercise of the over-allotment option. If this option is exercised in full, the total price to the public will be $         and the total net proceeds, before expenses, to us will be $       .

Discounts and Commissions

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option

Total
	Per Combined Share and Half-Warrant	Without Over- Allotment	With Over- Allotment
Public offering price	$
Underwriting discount (7%)	$
Non-accountable expense allowance (1%) (1)	$
Proceeds, before expenses, to us (2)	$

(1) The expense allowance of 1% is not payable with respect to the shares and warrants sold upon exercise of the underwriters’ over-allotment option.

(2) Does not include any proceeds from the exercise of the warrants in cash, if any.

The underwriters propose to offer the shares and warrants offered by us to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares and warrants to other securities dealers at such price less a concession of $       per share and one-warrant to purchase one-half of a share of Class A common stock. If all of the shares and warrants offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a further supplement to this prospectus supplement.

We have paid an expense deposit of $25,000 to the representative, which will be applied against the out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering. The underwriting agreement, however, provides that in the event the offering is terminated, the $25,000 out-of-pocket expense deposit paid to the representative will be returned to the extent such expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

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We have also agreed to pay the underwriters’ expenses relating to the offering, including (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $5,000 per individual and $15,000 in the aggregate; (b) all fees incurred in clearing this offering with FINRA; (c) all fees, expenses and disbursements relating to registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the representative; (d) all fees, expenses and disbursements relating to registration, qualification or exemption of securities offered under the “blue sky” securities laws of such states and jurisdictions designated by the representative (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel, it being agreed that such fees and expenses will be limited to a payment of $5,000 to such counsel at closing, if the offering is commenced on the Nasdaq Capital Market; (e) the $25,000 cost associated with the use of Ipreo’s book building, prospectus tracking and compliance software for the offering, (f) the fees and expenses of the underwriters’ legal counsel not to exceed $100,000; (g) upon successfully completing this offering, up to $20,000 of the representative’s actual accountable road show expenses for the offering and (h) the costs associated with bound volumes of the public offering materials as well as commemorative tombstones, not to exceed $2,000.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount and expense reimbursement, will be approximately $       .

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we, our named executive officers and directors, and certain of our stockholders have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriter, for a period of six months days from the closing of the offering.

The lock-up period described in the preceding paragraphs will be automatically extended if: (1) during the last 17 days of the restricted period, we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the earnings release, unless the representative waives this extension in writing.

Representative’s Warrants

We have agreed to issue to the representative warrants, or the Representative’s Warrants, to purchase up to a total of                           shares of Class A common stock (5% of the shares of Class A common stock sold in this offering, excluding the over-allotment). The warrants are exercisable at a per share price equal to 125% of the public offering price per share and half-warrant in the offering, at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G). The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G). The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Right of First Refusal

Until twelve (12) months from the closing of the offering, the representative shall have a right of first refusal to act as lead underwriter for each and every future public and private equity and public debt offerings, which we or any subsidiary or successor may seek to sell in public or private equity and public debt offerings during such twelve (12)-month period. The representative will not have more than one opportunity to waive or terminate the right of first refusal in consideration of any payment or fee.

Electronic Offer, Sale and Distribution of Shares and Warrants

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares and warrants to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

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Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

●	Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of Class A common stock or preventing or retarding a decline in the market price of our shares of Class A common stock. As a result, the price of our Class A common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our Class A common stock. These transactions may be effected on the NASDAQ Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our Class A common stock on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

Except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

This prospectus is not and under no circumstances is to be construed as a prospectus, advertisement or a public offering of the Class A common stock and warrants under Canadian securities laws. The Class A common stock and warrants offered hereunder have not been and will not be qualified by a prospectus for the offer or sale to the public in Canada under applicable Canadian securities laws. No securities commission or similar regulatory authority in Canada has reviewed this prospectus or in any way passed upon the merits of the securities offered hereunder and any representation to the contrary is an offence.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the Class A common stock and warrants under this prospectus is only made to persons to whom it is lawful to offer the Class A common stock and warrants without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the Class A common stock and warrants sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the Class A common stock and warrants, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The Class A common stock and warrants may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

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European Economic Area - Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of Class A common stock and warrants will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of Class A common stock and warrants has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a)	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c)	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of Boxlight Corporation or any underwriter for any such offer; or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Class A common stock and warrants shall result in a requirement for the publication by Boxlight Corporation of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq . of the General Regulation of the French Autorité des marchés financiers (“AMF”). The Class A common stock and warrants have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the Class A common stock and warrants have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the Class A common stock and warrants cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The Class A common stock and warrants have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The Class A common stock and warrants offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority, or ISA, nor have such Class A common stock and warrants been registered for sale in Israel. The shares and warrants may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the Class A common stock and warrants being offered. Any resale in Israel, directly or indirectly, to the public of the Class A common stock and warrants offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the Class A common stock and warrants in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa , “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the Class A common stock and warrants may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the Class A common stock and warrants or distribution of any offer document relating to the Class A common stock and warrants in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the Class A common stock and warrants in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such Class A common stock and warrants being declared null and void and in the liability of the entity transferring the Class A common stock and warrants for any damages suffered by the investors.

Japan

The Class A common stock and warrants have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the Class A common stock and warrants may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires Class A common stock and warrants may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of Class A common stock and warrants is conditional upon the execution of an agreement to that effect.

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Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The Class A common stock and warrants have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the Class A common stock and warrants have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of Class A common stock and warrants in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the Class A common stock and warrants be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of Class A common stock and warrants in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The Class A common stock and warrants may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the Class A common stock and warrants may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the Class A common stock and warrants have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Class A common stock and warrants will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the Class A common stock and warrants have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has Boxlight Corporation received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the Class A common stock and warrants within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the Class A common stock and warrants, including the receipt of applications and/or the allotment or redemption of such shares and warrants, may be rendered within the United Arab Emirates by Boxlight Corporation.

No offer or invitation to subscribe for Class A common stock and warrants is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the Class A common stock and warrants. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the Class A common stock and warrants may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the Class A common stock and warrants has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to Boxlight Corporation.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

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Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock and warrants to purchase Class A common stock is VStock Transfer, LLC, Woodmere, New York.

LEGAL MATTERS

The validity of the shares of Class A common stock and warrants offered by this prospectus has been passed upon for us by our counsel, Loeb & Loeb, LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The financial statements of Boxlight Corporation as of December 31, 2014 and for the period from September 18, 2014 (inception) to December 31, 2014, the consolidated financial statements of Everest Display Inc. and the financial statements of Genesis Collaboration, LLC as of December 31, 2014 and 2013 and for each of the years then ended included in this Prospectus and in the Registration Statement have been so included in reliance on the reports of GBH CPAs, PC, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting. The financial statements of Globisens Ltd. as of December 31, 2014 and 2013 and for each of the years then ended included in this Registration Statement have been so included in reliance on the report of Aboulafia Chekroun & Co., certified public accountants in Israel, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act for the shares of Class A common stock being offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the Class A common stock offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read and copy any document that we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public at the SEC’s website at www.sec.gov.

We will be subject to the reporting and information requirements of the Exchange Act and, as a result, will file periodic and current reports, proxy statements and other information with the SEC. We expect to make our periodic reports and other information filed with or furnished to the SEC, available, free of charge, through our website as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Additionally, these periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed or incorporated by reference as an exhibit to the registration statement or as an exhibit to our Exchange Act filings, each such statement being qualified in all respects by such reference.

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79

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81

Everest Display Inc.

Consolidated Balance Sheets

As of June 30, 2015 and December 31, 2014

(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS

Current assets:
Cash and cash equivalents	$4,669,489	$6,493,257
Restricted cash	1,418,596	1,280,744
Marketable securities	190,309	185,559
Accounts receivable – trade, net of allowance for doubtful accounts	5,914,015	5,501,992
Accounts receivable – related parties	-	17,280
Inventories, net of reserves	6,931,811	8,387,606
Prepaid expenses and other current assets	1,030,805	853,264
Total current assets	20,155,025	22,719,702

Property, plant and equipment, net of accumulated depreciation	1,136,001	1,112,781
Intangible assets, net of accumulated amortization	250,000	255,266
Other assets	403,013	222,500
Total assets	$21,944,039	$24,310,249

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable and accrued expenses	$3,165,541	$4,357,816
Accounts payable and accrued expenses – related parties	116,634	100,454
Other short-term liabilities	67,811	119,473
Short-term debt	8,093,874	9,769,076
Current portion of long-term debt	2,671,256	1,504,621
Total current liabilities	14,115,116	15,851,440

Long-term debt, net of current portion	1,452,977	927,026
Other liabilities	301,532	304,308
Total liabilities	15,869,625	17,082,774

Commitments and contingencies

Equity:
Common stock, approximately $0.32 par value, 33,000,000 shares authorized, issued and outstanding	10,691,803	10,691,803
Additional paid-in capital	845,714	845,714
Accumulated deficit	(9,111,439)	(8,044,236)
Accumulated other comprehensive income	388,259	356,687
Total equity attributable to EDI	2,814,337	3,849,968
Equity attributable to non-controlling interests	3,260,077	3,377,507
Total equity	6,074,414	7,227,475
Total liabilities and equity	$21,944,039	$24,310,249

The accompanying notes are an integral part of these interim unaudited consolidated financial statements.

F-1

Everest Display Inc.

Consolidated Statements of Operations and Comprehensive Loss

For the Six Months Ended June 30, 2015 and 2014

(Unaudited)

	Six Months	Six Months
	Ended	Ended
	June 30, 2015	June 30, 2014

Revenues	$12,062,218	$9,692,966
Cost of revenues	9,659,398	7,351,579
Gross profit	2,402,820	2,341,387

Operating expenses:
General and administrative	2,752,444	2,509,686
Research and development	505,319	508,273
Depreciation and amortization	161,067	188,931
Total operating expenses	3,418,830	3,206,890

Loss from operations	(1,016,010)	(865,503)

Other income (expense):
Interest expense	(169,926)	(131,483)
Other income (expense), net	8,038	119,986
Total other income (expense)	(161,888)	(11,497)

Loss before income taxes	(1,177,898)	(877,000)
Income tax expense	(293)	(2)

Net loss	(1,178,191)	(877,002)
Net loss attributable to non-controlling interests	110,988	132,510

Net loss attributable to EDI	$(1,067,203)	$(744,492)

Net loss per common share – basic and diluted	$(0.03)	$(0.02)
Weighted average number of common shares outstanding – basic and diluted	33,000,000	33,000,000

Comprehensive loss:
Net loss	$(1,178,191)	$(877,002)
Other comprehensive income (loss):
Foreign currency translation adjustment gain (loss)	23,675	(95,062)
Change in pension from net unamortized loss	1,455	630
Total comprehensive loss	(1,153,061)	(971,434)
Comprehensive loss attributable to non-controlling interests	117,430	175,639
Comprehensive loss attributable to EDI	$(1,035,631)	$(795,795)

The accompanying notes are an integral part of these interim unaudited consolidated financial statements.

F-2

Everest Display Inc.

Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2015 and 2014

(Unaudited)

	Six Months	Six Months
	Ended	Ended
	June 30, 2015	June 30, 2014

Cash flows from operating activities:
Net loss	$(1,178,191)	$(877,002)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in inventory reserve	340,390	26,605
Bad debt expense (recovery)	253,120	(45,773)
Depreciation and amortization	164,481	199,583
Realized gain from disposition of marketable securities	-	(4,608)
Changes in operating assets and liabilities:
Accounts receivable – trade	(635,106)	(210,397)
Accounts receivable – related parties	17,281	11,019
Inventories	1,167,066	990,509
Prepaid expenses and other current assets	(173,926)	(686,563)
Accounts payable and accrued expenses	(1,236,915)	(2,167,378)
Accounts payable and accrued expenses – related parties	16,181	1,040
Other short-term liabilities	(52,372)	27,046
Other long-term liabilities	(2,649)	(2,286)
Net cash used in operating activities	(1,320,640)	(2,738,205)

Cash flows from investing activities:
Net increase in restricted cash	(103,991)	(124,221)
Proceeds from sale of marketable securities	-	2,597,538
Payments for purchases of property, plant and equipment	(142,942)	(115,416)
Proceeds from sale of property, plant and equipment and other assets	-	775
Payments for purchase of other assets	(233,162)	(83,038)
Net cash provided by (used in) investing activities	(480,095)	2,275,638

Cash flows from financing activities:
Net proceeds (payments) from issuance (repayment) of short-term debt	(1,905,581)	1,518,408
Proceeds from issuances of long-term debt	2,726,185	1,888,230
Principal payments on long-term debt	(1,112,533)	(1,385,457)
Net cash provided by (used in) financing activities	(291,929)	2,021,181

Effect of currency exchange rates	268,896	(40,552)

Net increase (decrease) in cash and cash equivalents	(1,823,768)	1,518,062
Cash and cash equivalents, beginning of period	6,493,257	4,040,413

Cash and cash equivalents, end of period	$4,669,489	$5,558,475

Supplemental cash flows disclosures:
Cash paid for interest	$169,926	$131,483
Cash paid for income taxes	$8,132	$12,947

No-cash investing and financing activities:
Payable incurred for purchase of property, plant and equipment	$20,535	$537

The accompanying notes are an integral part of these interim unaudited consolidated financial statements.

F-3

Everest Display Inc.

Notes to Consolidated Financial Statements
(Unaudited)

NOTE 1 – NATURE OF OPERATIONS, BASIS OF PRESENTATION AND ACCOUNTING POLICIES

THE COMPANY

Everest Display Inc. (the “Company”, “EDI”) was incorporated on July 20, 2001 with its headquarters in Hsinchu, Taiwan. EDI, through its investments, is involved principally in the design, develop, manufacture and sale of interactive projectors and integrated solutions that enhance learning and enable people to collaborate with each other in innovative and effective ways. EDI serves a primary customer base in Asia and North America.

The consolidated financial statements included accounts for the following subsidiaries:

	Ownership interest	Location
Guang Feng International Ltd.	100%	Samoa
Everest Technology Ltd.	53.03%	China
Boxlight Inc. (USA)	99.38%	United States
Boxlight Latinoamerica, S.A. DE C.V.	100%	Mexico
Boxlight Latinoamerica Servicios, S.A. DE C.V.	100%	Mexico

BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

The unaudited consolidated financial statements of Everest Display Inc. and accompanying notes are prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been omitted from these statements pursuant to such rules and regulations and, accordingly, they do not include all of the information and notes necessary for comprehensive financial statements and should be read in conjunction with our audited financial statements for the years ended December 31, 2014 and 2013 contained elsewhere in this prospectus.

ESTIMATES AND ASSUMPTIONS

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Examples include allowance for doubtful accounts, allowance for obsolete inventories, estimates of loss contingencies, including legal risks and exposures, product warranties, product life cycles, and product returns. Actual results and outcomes may differ from management’s estimates and assumptions.

FOREIGN CURRENCIES

The Company’s primary functional currency is New Taiwanese Dollar. The Company translates its financial statements and financial statements of its international subsidiaries from their respective functional currencies into the U.S. dollar.

An entity’s functional currency is the currency of the primary economic environment in which it operates and is generally the currency in which the business generates and expends cash. The Company and its subsidiaries whose functional currency is other than the U.S. dollar translate their assets and liabilities into U.S. dollars at the exchange rates in effect as of the balance sheet date. Revenues and expenses are translated into U.S. dollars at the average exchange rates for the year. Translation adjustments are included in accumulated other comprehensive income (loss), a separate component of stockholders’ equity. Foreign exchange gains and losses included in net income result from foreign exchange fluctuations on transactions denominated in a currency other than the subsidiary’s functional currency.

F-4

The Company enters into transactions that are denominated in currencies other than its functional currency. At each balance sheet date, we translate these asset or liability accounts to our functional currency and record unrealized transaction gains or losses. When these assets or liabilities settle, we record realized transaction gains or losses. These realized and unrealized gains or losses are included in the accompanying consolidated statements of operations and comprehensive loss under the caption, “Other income (expense)”.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value.

MARKETABLE SECURITIES

Investments in companies in which the Company does not have a controlling interest, or is unable to exert significant influence, are accounted for as either held-to-maturity, available-for-sale investments or trading investments.

The Company classifies its investments in securities at the time of purchase into one of three categories: held-to-maturity, available-for-sale or trading. The Company re-evaluates such classifications on a quarterly basis. Held-to-maturity investments would normally consist of debt securities that the Company has the intent and ability to retain until maturity. These securities are recorded at cost, as adjusted for the amortization of premiums and discounts. Available-for-sale investments are recorded at fair value. Unrealized gains and losses on available-for-sale investments are classified as a component of accumulated other comprehensive income in the accompanying consolidated balance sheets, and realized gains or losses are included in income (loss). Trading securities would normally consist of securities that are acquired by the Company with the intent of selling in the near term. Trading securities are carried at fair value, with changes in unrealized holding gains and losses included in income (loss) and classified within other income (expense), net, in the accompanying consolidated statements of operations. All the marketable securities that the Company held at June 30, 2015 and December 31, 2014 were trading securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

There are three levels in the fair value hierarchy to prioritize inputs used to measure fair value giving the highest priority to quoted prices in active markets, and the lowest priority to unobservable inputs, defined as follows:

Level 1 — Inputs that employ the use of quoted market prices (unadjusted) of identical assets or liabilities in active markets. A quoted price in an active market is considered to be the most reliable measure of fair value.

Level 2 — Inputs to the valuation methodology other than quoted prices included in Level 1 that are observable for the asset or liability. These observable inputs include directly-observable inputs and those not directly-observable, but are derived principally from, or corroborated by, observable market data through correlation or other means.

Level 3 — Inputs that are used to measure fair value when other observable inputs are not available. They should be based on the best information available, which may include internally developed methodologies that rely on significant management judgment and/or estimates.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. As of June 30, 2015 and December 31, 2014, there were allowances for doubtful accounts of $1,205,794 and $967,160, respectively.

F-5

INVENTORIES

Inventories are stated at the lower of cost or net realizable value. Materials and spare parts inventory is primarily determined using the weighted average cost method. Finished goods is primarily determined using weighted average cost and specific identification method. Cost includes materials, labor, and manufacturing overhead related to the purchase and production of inventories.

The Company continuously reviews its inventory levels to identify slow-moving merchandise and markdowns necessary to clear slow-moving merchandise, which reduces the cost of inventories to its estimated net realizable value. Consideration is given to a number of quantitative and qualitative factors, including current pricing levels and the anticipated need for subsequent markdowns, aging of inventories, historical sales trends, and the impact of market trends and economic conditions. Estimates of markdown requirements may differ from actual results due to changes in quantity, quality and mix of products in inventory, as well as changes in consumer preferences, market and economic conditions.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is stated at cost and depreciated using the straight-line method over the shorter of the estimated life of the asset or the lease term. Repairs and maintenance are charged to expense as incurred.

LONG LIVED ASSETS

Long-lived assets to be held and used or disposed of other than by sale are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. When required, impairment losses on assets to be held and used or disposed of other than by sale are recognized based on the fair value of the asset. Long-lived assets to be disposed of by sale are reported at the lower of its carrying amount or fair value less cost to sell.

INTANGIBLE ASSETS

The Company’s intangible assets are made up of patent rights and trademark acquired. Patent rights are amortized using the straight-line method over 3 years, its estimated period of benefit. Trademark has an indefinite life and is not subject to amortization. As of June 30, 2015 and December 31, 2014, the Company had accumulated amortization of $48,607 and $36,861, respectively.

The Company evaluates the recoverability of intangible assets periodically and takes into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. No material impairments of intangible assets have been identified during any of the periods presented.

RETIREMENT PLAN

The Company sponsors a defined benefit pension plan for eligible retirees. The measurement of liabilities related to the plan is based on the Company’s assumptions related to future events, including expected return on plan assets, rate of compensation increases, and employee withdrawal rate. The discount rate reflects the rate at which benefits could be effectively settled on the measurement date. Actual pension plan asset investment performance, as well as other economic experience such as discount rate and demographic experience, will either reduce or increase unamortized pension losses at the end of any fiscal year, which ultimately affects future pension costs.

REVENUE RECOGNITION

Revenue is comprised of product revenue, net of sales returns. Revenue is derived from the sale of projectors, as well as the related accessories. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured. Evidence of an arrangement consists of an order from its distributors, resellers or end users.

The Company’s standard terms and conditions of sale do not allow for product returns and it generally does not allow product returns other than under warranty. However, the Company grants limited rights to return product for certain large retailers and distributors. Estimates of expected future product returns are recognized at the time of sale based on analyses of historical return trends. Upon recognition, the Company reduces revenue and cost of sales for the estimated return. Return rates can fluctuate over time, are sufficiently predictable to allow the Company to estimate expected future product returns.

F-6

The Company generally provides 24 to 36 months warranty coverage on all of its products except when sold through a “Premier Education Partner” or sold to schools where the Company provides a 48 to 60 months warranty. The Company’s warranty provides for repair or replacement of the associated products during the warranty period. The Company establishes a liability for estimated product warranty costs at the time product revenue is recognized, if the liability is expected to be material. The warranty obligation is affected by product failure rates and the related use of materials, labor costs and freight incurred in correcting any product failure. Should actual product failure rates, use of materials, or other costs differ from the Company’s estimates, additional warranty liabilities could be required, which would reduce its gross profit.

RESEARCH AND DEVELOPMENT EXPENSES

Research and development costs are expensed as incurred and consists primarily of personnel related costs, sample costs and design fees.

INCOME TAXES

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to recognition of revenue and expenses in different periods for financial and tax accounting purposes and are measured using currently enacted tax rates and laws. In addition, a deferred tax asset can be generated by net operating loss carryforwards (“NOLs”). If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

EARNINGS PER COMMON SHARE

Basic net earnings (loss) per common share are computed by dividing net earnings (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. For the periods ended June 30, 2015 and 2014, there were no potentially dilutive securities.

SUBSEQUENT EVENTS

The Company evaluated transactions from June 30, 2015 through the financial statement issuance date for subsequent event disclosure consideration.

NEW ACCOUNTING PRONOUNCEMENTS

In April 2015, the FASB issued ASU 2015-03, “Simplifying the Presentation of Debt Issuance Costs.” ASU 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The ASU is effective for annual periods beginning after December 15, 2015, and interim periods within those annual periods, early adoption is permitted. The Company is currently evaluating the effects of ASU 2015-03 on the consolidated financial statements.

F-7

NOTE 2 – CASH AND CASH EQUIVALENTS

Cash and cash equivalents held by the Company that are denominated in currencies other than the U.S. dollar are summarized as follows (translated to U.S. dollars at the balance sheet date exchange rates):

	June 30, 2015	December 31, 2014

Chinese Renminbi	$3,206,629	$4,131,897
New Taiwanese Dollar	419,098	390,893
Others	165,863	38,544

Total	$3,791,590	$4,561,334

As of June 30, 2015 and December 31, 2014, the Company had restricted cash of $1,418,596 and $1,280,744, respectively, which represents funds that have been set aside as required by certain financing agreements with various banks in Taiwan. All of the restricted cash was held in New Taiwanese Dollar and were not included in the table above.

As of June 30, 2015, the Company had a cash balance of $4,669,489, of which approximately $3,835,000 was uninsured. The terms of these deposits are on demand to minimize risk. The Company has not incurred losses related to these deposits.

NOTE 3 – Marketable securities

The Company holds an investment in marketable securities that is measured at fair value on a recurring basis. The Company’s marketable securities currently consists only the common shares of K Laser Technology, Inc., a publicly traded company in Taiwan. These shares are measured at fair value based on active market quotations and are therefore classified as Level 1.

The following table represents EDI’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2015:

	Level 1	Level 2	Level 3	Total

Marketable securities	$190,309	$-	$-	$190,309

Net assets	$190,309	$-	$-	$190,309

The following table represents EDI’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2014:

	Level 1	Level 2	Level 3	Total

Marketable securities	$185,559	$-	$-	$185,559

Net assets	$185,559	$-	$-	$185,559

Carrying amounts reported on the balance sheets for cash, cash equivalents, accounts receivable and accounts payable approximate fair value due to the short-term maturity of these instruments.

F-8

NOTE 4 – INVENTORIES

Inventories consisted of the following at June 30, 2015 and December 31, 2014:

	June 30, 2015	December 31, 2014

Raw materials	$3,747,037	$4,094,733
Work in progress	916,736	861,122
Finished goods	3,653,774	4,725,679

Inventories, at cost	8,317,547	9,681,534
Reserves for obsolete inventory	(1,385,736)	(1,293,928)

Inventories, net	$6,931,811	$8,387,606

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at June 30, 2015 and December 31, 2014:

	June 30, 2015	December 31, 2014

Buildings	$462,112	$462,959
Leasehold improvements	64,122	59,140
Machinery	87,605	86,199
Office equipment	355,093	350,101
Other equipment	1,914,329	1,879,148
Construction in progress	99,147	873

Property, plant and equipment, at cost	2,982,408	2,838,420
Accumulated depreciation	(1,846,407)	(1,725,639)

Property, plant and equipment, net	$1,136,001	$1,112,781

The useful lives for buildings are 20 years, leasehold improvements generally range from 9 to 10 years, representing the applicable lease terms plus reasonably assured extensions, machinery, office and other equipment range from 3 to 10 years.

Depreciation and amortization expense for the six months ended June 30, 2015 and 2014 are summarized as follows:

	2015	2014

Depreciation included in operating expenses	$98,524	$116,575
Depreciation included in cost of revenues or inventories	1,972	3,937
Amortization of intangible and other assets in operating expense	62,543	72,356
Amortization of intangible and other assets in cost of revenues or inventories	1,442	6,715

Total	$164,481	$199,583

F-9

NOTE 6 – BORROWINGS

Short-Term Debt

Short-term debt consisted of the following bank loans at June 30, 2015 and December 31, 2014:

	June 30, 2015	December 31, 2014

Shang-Hai Commercial & Savings Bank	$594,920	$940,055
Taiwan Business Bank	1,111,570	1,588,496
First Commercial Bank	1,335,990	1,966,397
Hua-Nan Commercial Bank	1,027,960	1,122,818
Shin-Kong Commercial Bank	663,186	275,722
Yuan Ta Commercial Bank	1,559,633	1,480,281
DBS Bank	482,826	950,704
King’s Town Bank	181,465	252,765
Taishin Bank	324,044	315,956
Banhsin Bank	639,000	419,500
Jihsun Bank	173,280	-
SinaPac Bank	-	456,382

Total short-term debt	$8,093,874	$9,769,076

The weighted-average interest rate for the short-term debt outstanding at June 30, 2015 and December 31, 2014 was 1.99% and 2.13%, respectively.

The Company obtained one-year line of credit agreements with banks listed above mainly to support the Company’s standby letter of credit. The lines are reviewed annually and due on demand. The line of credit permits the Company to borrow up to the credit limit on a revolving basis. As of June 30, 2015, the Company has unused credit of approximately $3,709,000.

Long-Term Debt

Long-term debt consisted of the following bank loans at June 30, 2015 and December 31, 2014:

	June 30, 2015	December 31, 2014

Product financing arrangements	$3,273,618	$1,207,318
Bank loans	850,615	1,224,329

Total long-term debt	4,124,233	2,431,647
Less: current maturities	(2,671,256)	(1,504,621)

Total long-term debt	$1,452,977	$927,026

F-10

The Company accounted for the product financing arrangements as a borrowing as the Company sold the products in the transaction and agreed to repurchase the product concurrently. Principal and interest are due in monthly installments. Product financing arrangements included the following as of June 30, 2015 and December 31, 2014:

	Interest rate	Mature in	June 30, 2015	December 31, 2014

Chailease Finance Co., Ltd.	2.73-2.88%	2016-2017	$1,541,571	$1,139,388
Hu Ren	2.59	2017	810,110	-
IBT Leasing Co., Ltd.	6.17-6.27%	2015-2017	921,937	67,930
Total product financing arrangements			$3,273,618	$1,207,318

Interest rate reflected in the above table represents effective interest rate at June 30, 2015. For the six months ended June 30, 2015 and 2014, the Company incurred interest expense from product financing arrangements of $51,007 and $16,734, respectively.

The Company also had the following loans with banks at June 30, 2015 and December 31, 2014:

	Interest rate	Mature in	June 30, 2015	December 31, 2014

Bank of Panhsin	2.62%	2016	$202,527	$276,462
Taishin International Bank	3.26%	2015	81,011	236,967
Hua-Nan Commercial Bank	2.16%	2017	567,077	710,900
Total bank loans			$850,615	$1,224,329

Interest rate reflected in the above table represents effective interest rate at June 30, 2015. Principal and interest payments are due in monthly installments for all the bank loans.

Substantially all of the Company’s debt was guaranteed by the Company’s president. As of June 30, 2015 and December 31, 2014, the Company had restricted cash of $1,418,596 and $1,280,744, respectively, set aside as the collateral for the bank loans and line of credits.

Future minimum payments under existing long-term debt agreement for the years ending each of the following periods are as follows:

For the 12 months ending June 30,	Amount

2016	$2,671,256
2017	1,452,977

Total	$4,124,233

NOTE 7 – RETIREMENT PLANS

Defined Contribution Plan

In compliance with Labor Pension Act (the “Pension Act”) in Taiwan, the Company have made monthly contributions equal to 6% of each employee’s monthly salary to employees’ pension accounts for employees in Taiwan. The plan under the Pension Act is deemed a defined contribution plan.

F-11

Defined Benefit Pension Plan

The Company has a defined benefit pension plan that covers all regular full time employees in Taiwan that were hired prior to July 1, 2005. All employees hired after July 1, 2005 were only covered under the Pension Act. The defined benefit pension plan was regulated by the Labor Standards Law in Taiwan and provides benefits based on an employee’s length of service and average monthly salary for the six-month period prior to retirement. In compliance with the Labor Standards Law in Taiwan, the Company is required to set up an independent account in the Bank of Taiwan and to make legal contributions to the account on a monthly basis. The fund is solely managed by the relevant authority. The Company is precluded from making any investment strategies. The authority guarantees a minimum yearly return that is approximate to an annual average interest rate of a two-year fixed deposit. The authority has the option to deliver a bonus return which is no more than 6% of the end-of-the-year balance when it is appropriate to do so. The fair value of the plan assets at the measurement date is simply equivalent to the balance of the account at the measurement date.

The net periodic benefit cost for the six-month period ended June 30, 2015 and 2014 were as follows:

	For the period ended June 30,
	2015	2014

Interest cost	$2,861	$1,233
Expected return on plan assets	(2,552)	(1,233)
Amortization of net obligation at transition	610	-
Amortization of net loss	844	331

Net periodic benefit cost	$1,763	$331

For the six months ended June 30, 2015 and 2014, the Company paid contributions of $2,516 and $2,591, respectively.

NOTE 8 – EQUITY

Accumulated other comprehensive income consisted of the following at June 30, 2015 and December 31, 2014:

	June 30, 2015	December 31, 2014

Cumulative foreign currency translation	$460,118	$430,001
Unamortized actuarial and investment loss	(71,859)	(73,314)

Total accumulated other comprehensive income	$388,259	$356,687

NOTE 9 – CUSTOMER AND SUPPLIER CONCENTRATION

Significant customers and suppliers are those that account for greater than 10% of the Company’s revenues and purchases.

The Company sold a substantial portion of products to two customers (17% and 14%) for the six months ended June 30, 2015 and one customer (24%) for the six months ended June 30, 2014. As of June 30, 2015 and December 31, 2014, amount due from these customers included in accounts receivable was $1,724,966 and $2,446,240, respectively. The loss of the significant customer or the failure to attract new customers could have a material adverse effect on our business, results of operations and financial condition.

For the six months ended June 30, 2015, the Company had no significant vendor. For the six months ended June 30, 2014, the Company purchased a substantial portion of materials from one vendor (27%). The Company believes there are numerous other suppliers that could be substituted should the supplier become unavailable or non-competitive.

F-12

NOTE 10 – RELATED PARTY TRANSACTIONS

The Company leased its facilities in Taiwan and Wuxi (China) from K Laser Technology, Inc. (“K Laser”), a major shareholder of the Company, on a month-to-month basis. Alex Kuo is the president of both the Company and K Laser. For the six months ended June 30, 2015 and 2014, the Company incurred rent expense of $140,409 and $127,208, respectively, for the lease from K Laser. As of June 30, 2015 and December 31, 2014, the Company has $116,634 and $100,454, respectively, payable to K Laser for accrued rent, management fee and other payments K Laser made on behalf of the Company.

NOTE 11 – COMMITMENT AND CONTINGENCIES

Trademark

On April 16, 2009, Boxlight Inc. (USA), one of the Company’s majority-owned subsidiaries, entered into a trademark license agreement with Herbert H. Myers whereby Boxlight Inc. (USA) agreed to pay Mr. Myers 15% of the quarterly net income of Boxlight Inc. (USA). This payment shall continue until $1,250,000 is paid, upon which, the license fee shall drop to 10%. Upon reaching the aggregate sum of $2.5 million or 10 years of licensing, whichever comes first, the trademark will be sold to Boxlight Inc. (USA) for $1. As of June 30, 2015, the Company has paid $32,580 related to this agreement.

In October 2014, Boxlight Inc. (USA) entered into an amendment to the trademark license agreement with Mr. Myers, where Mr. Myers agreed to sell the trademark at $250,000. Payment would be made through the issuance of shares of Boxlight Corporation, a third party, by dividing $250,000 by the initial price per share of shares of Boxlight Corpration’s common stock sold in the initial public offering of Boxlight Corporation on the date the registration statement on Form S-1 is declared effective by the Securities and Exchange Communion. Trademark of $250,000 is included in the accompanying consolidated balance sheets under the caption, “intangible assets, net of accumulated amortization”, with the correspondent liabilities included under the caption “other liabilities”.

Letters of Credit

In the normal course of business, the Company enters into various agreements requiring the Company to provide financial or performance assurance to third party vendors. These agreements are entered into primarily to support or enhance the creditworthiness of the Company, thereby facilitating the availability of sufficient credit to accomplish the Company’ intended business purpose. As of June 30, 2015, the Company had entered into letters of credit with balances of $51,887 that has not been presented to the banks.

Operating Leases

The Company has operating leases for its plant and office space. At June 30, 2015, the Company has no operating leases with remaining terms in excess of one year.

Acquisition by Boxlight Corporation

On January 31, 2015, a majority of the Company’s shareholders entered into a purchase and option agreement with Boxlight Corporation, a Nevada company.

Under the terms of the purchase and option agreement, Boxlight Corporation will purchase a minimum of 82.3% of the outstanding shares of the Company for a purchase price equal to $7,283,132 multiplied by the percentage of the total number of the Company’s shares that Boxlight Corporation acquires. Such purchase price is payable in cash at closing. However, under the terms of the stock option agreement, the shareholders of the Company are obligated to exercise an option to purchase up to 270,000 shares of Boxlight Corporation’s Series C convertible preferred stock (the “Series C Preferred Stock”) at a cash option purchase price of $26.98 per share. Payment of the purchase price for the Company’s shares and exercise of the option and payment of the per share option price is to occur simultaneously with the date of the closing of Boxlight Corporation’s acquisition of the Company; provided, that such closing must occur on or before September 30, 2015. Boxlight Corporation also agreed to purchase, within 30 days after consummation of this offering, an additional 15.66% of Everest Technology Ltd. not owned by the Company for approximately $1,952,000 (RMB $12,000,000) in cash.

F-13

Upon closing of Boxlight Corporation’s acquisition of the Company, all of the shares of Series C Preferred Stock will convert into a number of shares representing a market value of $20,000,000, based on the initial per share offering price Boxlight Corporation’s common stock sold to the public. Among other conditions, the closing of Boxlight Corporation’s acquisition of the Company is subject to the occurrence of a “liquidity event,” which includes completion of an initial public offering of Boxlight Corporation’s common stock with the shares issued to the Company’s shareholders having a market value (based on the initial per share offering price of the shares offered in a registration statement to be filed by Boxlight Corporation) of not less than $20,000,000.

Immediately prior to the occurrence of a liquidity event, Boxlight Corporation shall issue transaction bonus shares to the Company’s employees. The allocation of the transaction bonus shares to the Company’s employees will be determined by the Company at its sole discretion. The number of transaction bonus shares shall be equal to 8% of Boxlight Corporation’s fully diluted common shares on the issuance date of the transaction bonus shares.

The consummation of Boxlight Corporation’s acquisition of the Company will occur simultaneously with the completion of Boxlight Corporation’s initial public offering.

ETL Agreement

Effective January 28, 2015, Everest Technology Ltd. entered into a Capital Reduction Agreement with Wuxi New District Technology Finance Venture Investment Group, Ltd., Wuxi Venture Investment Group, Ltd., Wuxi High Tech Venture Investment Co., Ltd and K Laser International Co., Ltd. This agreement will not be effective until approval is received by the registration authority in accordance with the law of the People’s Republic of China. Everest Technology Ltd. has agreed to a capital reduction of 6.263% from Wuxi New District Technology Finance Venture Investment Group Ltd. 6.263% capital reduction from Wuxi Venture Investment Group Ltd. and 18.790% capital reduction from Wuxi High Tech Venture Investment Co., Ltd. Upon approval by the registration authority Guang Feng International Ltd. will own 77.203% and K Laser International Co., Ltd. will own 22.797% of Everest Technology Ltd.’s outstanding shares.

F-14

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Boxlight Corporation
Atlanta, GA

We have audited the accompanying consolidated balance sheets of Everest Display Inc. as of December 31, 2014 and 2013 and the related consolidated statements of operations and comprehensive loss, changes in equity and cash flows for each of the years then ended. Everest Display Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Everest Display Inc. as of December 31, 2014 and 2013 and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
April 20, 2015

F-15

Everest Display Inc.

Consolidated Balance Sheets

As of December 31, 2014 and 2013

	2014	2013
ASSETS

Current assets:
Cash and cash equivalents	$6,493,257	$4,040,413
Restricted cash	1,280,744	1,014,539
Marketable securities	185,559	2,648,655
Accounts receivable – trade, net of allowance for doubtful accounts	5,501,992	4,418,480
Accounts receivable – related parties	17,280	11,019
Inventories, net of reserves	8,387,606	7,936,505
Prepaid expenses and other current assets	853,264	457,603
Total current assets	22,719,702	20,527,214

Property, plant and equipment, net of accumulated depreciation	1,112,781	1,116,845
Intangible assets, net of accumulated amortization	255,266	272,367
Other assets	222,500	391,123
Total assets	$24,310,249	$22,307,549

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable and accrued expenses	$4,357,816	$4,037,293
Accounts payable and accrued expenses – related parties	100,454	112,423
Other short-term liabilities	119,473	121,778
Short-term debt	9,769,076	7,279,734
Current portion of long-term debt	1,504,621	1,579,713
Total current liabilities	15,851,440	13,130,941

Long-term debt, net of current portion	927,026	323,771
Other liabilities	304,308	296,262
Total liabilities	17,082,774	13,750,974

Commitments and contingencies

Equity:
Common stock, approximately $0.32 par value, 33,000,000 shares authorized, issued and outstanding	10,691,803	10,691,803
Additional paid-in capital	845,714	845,714
Accumulated deficit	(8,044,236)	(7,008,766)
Accumulated other comprehensive income	356,687	470,419
Total stockholders’ equity attributable to EDI	3,849,968	4,999,170
Equity attributable to non-controlling interests	3,377,507	3,557,405
Total equity	7,227,475	8,556,575
Total liabilities and equity	$24,310,249	$22,307,549

See accompanying notes to the consolidated financial statements.

F-16

Everest Display Inc.

Consolidated Statements of Operations and Comprehensive Loss

For the Years Ended December 31, 2014 and 2013

	2014	2013

Revenues	$24,898,134	$23,429,450
Cost of revenues	18,775,309	17,580,463
Gross profit	6,122,825	5,848,987

Operating expenses:
General and administrative	5,703,384	4,922,471
Research and development	1,105,010	1,148,650
Depreciation and amortization	338,642	441,476
Total operating expenses	7,147,036	6,512,597

Loss from operations	(1,024,211)	(663,610)

Other income (expense):
Interest expense	(295,816)	(258,266)
Gain from investments in marketable securities	4,591	341,174
Other income, net	185,780	286,458
Total other income (loss)	(105,445)	369,366

Loss before income taxes	(1,129,656)	(294,244)
Income tax expense	(2,904)	(9,871)
Net loss	(1,132,560)	(304,115)
Net loss attributable to non-controlling interests	97,090	133,001

Net loss attributable to EDI	$(1,035,470)	$(171,114)

Net loss per common share – basic and diluted	$(0.03)	$(0.01)
Weighted average number of common shares outstanding – basic and diluted	33,000,000	32,839,811

Comprehensive loss:
Net loss	$(1,132,560)	$(304,115)
Other comprehensive income (loss):
Foreign currency translation adjustments gain (loss)	(171,136)	179,894
Change in pension net unamortized loss	(25,404)	(4,830)
Total comprehensive loss	(1,329,100)	(129,051)
Comprehensive loss attributable to non-controlling interests	179,898	43,501
Comprehensive loss attributable to EDI	$(1,149,202)	$(85,550)

See accompanying notes to the consolidated financial statements.

F-17

Everest Display Inc.

Consolidated Statement of Changes in Equity

For the Years Ended December 31, 2014 and 2013

	Common stock		Additional paid-in	Accumulated	Accumulated other comprehensive	Treasury stock		Non- controlling
	Shares	Amount	capital	deficit	income	Shares	Amount	interest	Total

Balance at December 31, 2012	33,000,000	$10,691,803	$845,714	$(6,653,527)	$384,855	159,751	$(202,885)	$3,600,906	$8,666,866
Foreign currency translation adjustment	-	-	-	-	90,394	-	-	89,500	179,894
Sale of treasury stock	-	-	-	(184,125)	-	(159,751)	202,885	-	18,760
Change in pension from net unamortized loss	-	-	-	-	(4,830)	-	-	-	(4,830)
Net loss	-	-	-	(171,114)	-	-	-	(133,001)	(304,115)

Balance at December 31, 2013	33,000,000	10,691,803	845,714	(7,008,766)	470,419	-	-	3,557,405	8,556,575

Foreign currency translation adjustment	-	-	-	-	(88,328)	-	-	(82,808)	(171,136)
Change in pension and investment net unamortized loss	-	-	-	-	(25,404)	-	-	-	(25,404)
Net loss	-	-	-	(1,035,470)	-	-	-	(97,090)	(1,132,560)
Balance at December 31, 2014	33,000,000	$10,691,803	$845,714	$(8,044,236)	$356,687	-	$-	$3,377,507	$7,227,475

See accompanying notes to the consolidated financial statements.

F-18

Everest Display Inc.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2014 and 2013

	2014	2013

Cash flows from operating activities:
Net loss	$(1,132,560)	$(304,115)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Change in inventory reserve	92,483	(17,325)
Bad debt expense	705,850	68,451
Depreciation and amortization	354,175	467,172
Unrealized gains on marketable securities	-	(59,585)
Realized gains on sale of marketable securities	(4,591)	(281,589)
Gain from asset sale and others	(2,014)	(47,078)
Changes in operating assets and liabilities:
Accounts receivable – trade	(1,984,993)	(1,402,629)
Accounts receivable – related parties	(6,262)	(4,877)
Inventories	(821,830)	1,442,276
Prepaid expenses and other current assets	(439,429)	(47,727)
Accounts payable and accrued expenses	561,786	1,397,158
Accounts payable and accrued expenses – related parties	(11,969)	16,473
Other short-term liabilities	(14,201)	(2,816)
Other liabilities	(14,104)	(8,115)
Net cash provided by (used in) operating activities	(2,717,659)	1,215,674

Cash flows from investing activities:
Net increase in restricted cash	(339,780)	(607,603)
Payments for purchases of marketable securities	(164,671)	(2,434,670)
Proceeds from sale of marketable securities	2,579,582	813,244
Payments for purchase of property, plant and equipment	(255,581)	(289,715)
Proceeds from sale of property, plant and equipment and other assets	239,042	257
Payments for purchase of other assets	(196,801)	(65,370)
Net cash provided by (used in) investing activities	1,861,791	(2,583,857)

Cash flows from financing activities:
Net proceeds from issuance of short-term debt	3,042,972	1,463,418
Proceeds from issuance of long-term debt	3,068,750	1,684,137
Principal re-payments on long-term debt	(2,401,271)	(3,573,098)
Proceeds from sale of treasury stock	-	18,760
Net cash provided by (used in) financing activities	3,710,451	(406,783)

Effect of currency exchange rates	(401,739)	(52,984)

Net increase (decrease) in cash and cash equivalents	2,452,844	(1,827,950)
Cash and cash equivalents, beginning of year	4,040,413	5,868,363

Cash and cash equivalents, end of year	$6,493,257	$4,040,413

Supplemental cash flow disclosures:
Cash paid for interest	$295,816	$258,266
Cash paid for income taxes	$33,244	$32,671

Non-cash investing and financing activities:
Payable incurred for purchase of property, plant and equipment	$71,161	$199,278

See accompanying notes to the consolidated financial statements.

F-19

Everest Display Inc.

Notes to Consolidated Financial Statements

NOTE 1 – NATURE OF OPERATIONS, BASIS OF PRESENTATION AND ACCOUNTING POLICIES

THE COMPANY

Everest Display Inc. (the “Company” or “EDI”) was incorporated on July 20, 2001 with its headquarters in Hsinchu, Taiwan. EDI, through its investments, is involved principally in the design, develop, manufacture and sale of interactive projectors and integrated solutions that enhance learning and enable people to collaborate with each other in innovative and effective ways. EDI serves a primary customer base in Asia and North America.

The consolidated financial statements included accounts for the following subsidiaries:

	Ownership interest	Location
Guang Feng International Ltd.	100%	Samoa
Everest Technology Ltd.	53.03%	China
Boxlight Inc. (USA)	99.60%	United States
Boxlight Latinoamerica, S.A. DE C.V.	100%	Mexico
Boxlight Latinoamerica Servicios, S.A. DE C.V.	100%	Mexico

BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

The consolidated financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the accounts of EDI and its subsidiaries. Intercompany transactions and balances have been eliminated.

ESTIMATES AND ASSUMPTIONS

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Examples include estimates of loss contingencies, including legal risks and exposures, product warranties, product life cycles, and product returns. Actual results and outcomes may differ from management’s estimates and assumptions.

FOREIGN CURRENCIES

The Company’s primary functional currency is New Taiwanese Dollar. The Company translates its financial statements and financial statements of its international subsidiaries from their respective functional currencies into the U.S. dollar.

An entity’s functional currency is the currency of the primary economic environment in which it operates and is generally the currency in which the business generates and expends cash. The Company and its subsidiaries whose functional currency is other than the U.S. dollar translate their assets and liabilities into U.S. dollars at the exchange rates in effect as of the balance sheet date. Revenues and expenses are translated into U.S. dollars at the average exchange rates for the year. Translation adjustments are included in accumulated other comprehensive income (loss), a separate component of stockholders’ equity. Foreign exchange gains and losses included in net income result from foreign exchange fluctuations on transactions denominated in a currency other than the subsidiary’s functional currency.

The Company enters into transactions that are denominated in currencies other than its functional currency. At each balance sheet date, we translate these asset or liability accounts to our functional currency and record unrealized transaction gains or losses. When these assets or liabilities settle, we record realized transaction gains or losses. These realized and unrealized gains or losses are included in the accompanying consolidated statements of operations and comprehensive loss under the caption, “Other income (expense)”.

F-20

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value.

MARKETABLE SECURITIES

Investments in companies in which the Company does not have a controlling interest, or is unable to exert significant influence, are accounted for as either held-to-maturity, available-for-sale investments or trading investments.

The Company classifies its investments in securities at the time of purchase into one of three categories: held-to-maturity, available-for-sale or trading. The Company re-evaluates such classifications on a quarterly basis. Held-to-maturity investments would normally consist of debt securities that the Company has the intent and ability to retain until maturity. These securities are recorded at cost, as adjusted for the amortization of premiums and discounts. Available-for-sale investments are recorded at fair value. Unrealized gains and losses on available-for-sale investments are classified as a component of accumulated other comprehensive income in the accompanying consolidated balance sheets, and realized gains or losses are included in income. Trading securities would normally consist of securities that are acquired by the Company with the intent of selling in the near term. Trading securities are carried at fair value, with changes in unrealized holding gains and losses included in income and classified within other income (expenses), net, in the accompanying consolidated statements of operations. All the marketable securities that the Company held at December 31, 2014 and 2013 were trading securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

There are three levels in the fair value hierarchy to prioritize inputs used to measure fair value giving the highest priority to quoted prices in active markets, and the lowest priority to unobservable inputs, defined as follows:

Level 1 — Inputs that employ the use of quoted market prices (unadjusted) of identical assets or liabilities in active markets. A quoted price in an active market is considered to be the most reliable measure of fair value.

Level 2 — Inputs to the valuation methodology other than quoted prices included in Level 1 that are observable for the asset or liability. These observable inputs include directly-observable inputs and those not directly-observable, but are derived principally from, or corroborated by, observable market data through correlation or other means.

Level 3 — Inputs that are used to measure fair value when other observable inputs are not available. They should be based on the best information available, which may include internally developed methodologies that rely on significant management judgment and/or estimates.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. As of December 31, 2014 and 2013, there were allowances of $967,160 and $290,891, respectively, for doubtful accounts.

INVENTORIES

Inventories are stated at the lower of cost or net realizable value. Materials and spare parts inventory is primarily determined using the weighted average cost method. Finished goods is primarily determined using weighted average cost and specific identification method. Cost includes materials, labor, and manufacturing overhead related to the purchase and production of inventories.

The Company continuously reviews its inventory levels to identify slow-moving merchandise and markdowns necessary to clear slow-moving merchandise, which reduces the cost of inventories to its estimated net realizable value. Consideration is given to a number of quantitative and qualitative factors, including current pricing levels and the anticipated need for subsequent markdowns, aging of inventories, historical sales trends, and the impact of market trends and economic conditions. Estimates of markdown requirements may differ from actual results due to changes in quantity, quality and mix of products in inventory, as well as changes in consumer preferences, market and economic conditions.

F-21

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is stated at cost and depreciated using the straight-line method over the shorter of the estimated life of the asset or the lease term. Repairs and maintenance are charged to expense as incurred.

LONG LIVED ASSETS

Long-lived assets to be held and used or disposed of other than by sale are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. When required, impairment losses on assets to be held and used or disposed of other than by sale are recognized based on the fair value of the asset. Long-lived assets to be disposed of by sale are reported at the lower of its carrying amount or fair value less cost to sell.

INTANGIBLE ASSETS

The Company’s intangible assets are made up of patent rights and trademark acquired. Patent rights are amortized using the straight-line method over 3 years, its estimated period of benefit. Trademark has an indefinite life and is not subject to amortization. As of December 31, 2014 and 2013, the Company had accumulated amortization of $36,861 and $27,960, respectively.

The Company evaluates the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. No material impairments of intangible assets have been identified during any of the periods presented.

RETIREMENT PLAN

The Company sponsors a defined benefit pension plan for eligible retirees. The measurement of liabilities related to the plan is based on the Company’s assumptions related to future events, including expected return on plan assets, rate of compensation increases, and employee withdrawal rate. The discount rate reflects the rate at which benefits could be effectively settled on the measurement date. Actual pension plan asset investment performance, as well as other economic experience such as discount rate and demographic experience, will either reduce or increase unamortized pension losses at the end of any fiscal year, which ultimately affects future pension costs.

REVENUE RECOGNITION

Revenue is comprised of product revenue, net of sales returns. Revenue is derived from the sale of projectors, as well as the related accessories. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured. Evidence of an arrangement consists of an order from its distributors, resellers or end users.

The Company’s standard terms and conditions of sale do not allow for product returns and it generally does not allow product returns other than under warranty. However, the Company grants limited rights to return product for certain large retailers and distributors. Estimates of expected future product returns are recognized at the time of sale based on analyses of historical return trends. Upon recognition, the Company reduces revenue and cost of sales for the estimated return. Return rates can fluctuate over time, are sufficiently predictable to allow the Company to estimate expected future product returns.

The Company generally provides 24 to 36 months warranty coverage on all of its products except when sold through a “Premier Education Partner” or sold to schools where the Company provides a 48 to 60 months warranty. The Company’s warranty provides for repair or replacement of the associated products during the warranty period. The Company establishes a liability for estimated product warranty costs at the time product revenue is recognized, if the liability is expected to be material. The warranty obligation is affected by product failure rates and the related use of materials, labor costs and freight incurred in correcting any product failure. Should actual product failure rates, use of materials, or other costs differ from the Company’s estimates, additional warranty liabilities could be required, which would reduce its gross profit.

F-22

The Company offers sales incentives where the Company offers discounted products delivered by the Company to its resellers and distributors that are redeemable only if the resellers and distributors complete specified cumulative levels of revenue agreed to and written into their reseller and distributor agreements through an executed addendum. The resellers and distributors have to submit a request for the discounted products and cannot redeem additional discounts within 180 days from the date of the discount given on like products. The value of the award products as compared to the value of the transactions necessary to earn the award is generally insignificant in relation to the value of the transactions necessary to earn the award. The Company estimates and records the cost of the products related to the incentive as marketing expense based on analyses of historical data. For the years ended December 31, 2014 and 2013, the amount for such incentive were $0 and $32,143, respectively.

RESEARCH AND DEVELOPMENT EXPENSES

Research and development costs are expensed as incurred and consists primarily of personnel related costs, sample costs and design fees.

INCOME TAXES

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to recognition of revenue and expenses in different periods for financial and tax accounting purposes and are measured using currently enacted tax rates and laws. In addition, a deferred tax asset can be generated by net operating loss carryforwards (“NOLs”). If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

EARNINGS PER COMMON SHARE

Basic net earnings (loss) per common share are computed by dividing net earnings (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. For the years ended December 31, 2014 and 2013, there were no potentially dilutive securities.

SUBSEQUENT EVENTS

The Company evaluated all transactions from December 31, 2014 through the financial statement issuance date for subsequent event disclosure consideration.

NEW ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” The new guidance provides new criteria for recognizing revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration to which the company expects to be entitled in exchange for those goods or services. The new guidance requires expanded disclosures to provide greater insight into both revenue that has been recognized and revenue that is expected to be recognized in the future from existing contracts. Quantitative and qualitative information will be provided about the significant judgments and changes in those judgments that management made to determine the revenue that is recorded. The standard will be effective for the first interim period within annual reporting periods beginning after December 15, 2016. Early adoption is not permitted. The Company is currently assessing the provisions of the guidance and has not determined the impact of the adoption of this guidance on its consolidated financial statements.

F-23

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements — Going Concern (Subtopic 205-40).” The new guidance addresses management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued. The standard will be effective for the first interim period within annual reporting periods beginning after December 15, 2016. Early adoption is permitted. The Company does not expect to early adopt this guidance and does not believe that the adoption of this guidance will have a material impact on its consolidated financial statements.

NOTE 2 – CASH AND CASH EQUIVALENTS

Cash and cash equivalents held by the Company that are denominated in currencies other than the U.S. dollar are summarized as follows (translated to U.S. dollars at balance sheet date exchange rates):

	December 31, 2014	December 31, 2013

Chinese Renminbi	$4,131,897	$1,782,320
New Taiwanese Dollar	390,893	735,248
Others	38,544	208,445

Total	$4,561,334	$2,726,013

As of December 31, 2014 and 2013, the Company had restricted cash of $1,280,744 and $1,014,539, respectively, which represents funds that have been set aside as required by certain financing agreements with various banks in Taiwan. All of the restricted cash was held in New Taiwanese Dollar and were not included in the table above.

At December 31, 2014, the Company had a cash balance of $6,493,257, of which approximately $5,150,000 was uninsured. The terms of these deposits are on demand to minimize risk. The Company has not incurred losses related to these deposits.

NOTE 3 – Marketable securities

The Company holds investments in marketable securities that are measured at fair value on a recurring basis. As of December 31, 2014, the Company’s marketable securities currently consist only the common shares of K Laser Technology, Inc. a public traded company in Taiwan. These shares are measured at fair value based on active market quotations and are therefore classified as Level 1.

The following table represents EDI’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2014:

	Level 1	Level 2	Level 3	Total

Marketable securities	$185,559	$-	$-	$185,559

Net assets	$185,559	$-	$-	$185,559

F-24

The following table represents EDI’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2013:

	Level 1	Level 2	Level 3	Total

Marketable securities	$2,648,655	$-	$-	$2,648,655

Net assets	$2,648,655	$-	$-	$2,648,655

Carrying amounts reported on the balance sheet for cash, cash equivalents, accounts receivable and accounts payable approximately fair value due to the short-term maturity of these instruments.

NOTE 4 – INVENTORIES

Inventories consisted of the following at December 31, 2014 and 2013:

	December 31, 2014	December 31, 2013

Raw materials	$4,094,733	$2,730,159
Work in progress	861,122	1,152,976
Finished goods	4,725,679	5,291,926

Inventories, at cost	9,681,534	9,175,061
Reserves for obsolete inventory	(1,293,928)	(1,238,556)

Inventories, net	$8,387,606	$7,936,505

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at December 31, 2014 and 2013:

	December 31, 2014	December 31, 2013

Buildings	$462,959	$474,072
Leasehold improvements	59,140	63,759
Machinery	86,199	91,615
Office equipment	350,101	398,791
Other equipment	1,879,148	1,926,880
Construction in progress	873	106,809

Property, plant and equipment, at cost	2,838,420	3,061,926
Accumulated depreciation	(1,725,639)	(1,945,081)

Property, plant and equipment, net	$1,112,781	$1,116,845

The useful lives for buildings are 20 years, leasehold improvements generally range from 9 to 10 years, representing the applicable lease terms plus reasonably assured extensions, machinery, office and other equipment range from 3 to 10 years.

F-25

Depreciation and amortization expense for the years ended December 31, 2014 and 2013 are summarized as follows:

	December 31, 2014	December 31, 2013

Depreciation included in operating expenses	$200,089	$236,161
Depreciation included in cost of revenues or inventories	6,295	10,726
Amortization of intangible and other assets in operating expenses	138,553	205,315
Amortization of intangible and other assets in cost of revenues or inventories	9,238	14,970

Total	$354,175	$467,172

NOTE 6 – BORROWINGS

Short-Term Debt

Short-term debt consisted of the following bank loans at December 31, 2014 and 2013:

	December 31, 2014	December 31, 2013

Shang-Hai Commercial & Savings Bank	$940,055	$576,050
Taiwan Business Bank	1,588,496	1,006,543
First Commercial Bank	1,966,397	2,045,928
Hua-Nan Commercial Bank	1,122,818	1,122,051
Shin-Kong Commercial Bank	275,722	604,378
Yun-Ta Commercial Bank	1,480,281	1,089,354
DBS Bank	950,704	499,916
Banhsin Bank	419,500	-
SinaPac Bank	456,382	-
Taishin Bank	315,956	-
King’s Town Bank	252,765	335,514

Total short-term debt	$9,769,076	$7,279,734

The weighted-average interest rates for the short-term debt outstanding at December 31, 2014 and 2013 were 2.13% and 2.01%, respectively.

The line of credit agreement with SinaPac expired in August 2014. The Company has subsequently repaid all outstanding balance to SinaPac Bank.

The Company obtained one-year line of credit agreements with banks listed above mainly to support the Company’s standby letter of credit. The lines are reviewed annually and due on demand. The line of credit permits the Company to borrow up to the credit limit on a revolving basis. As of December 31, 2014, the Company has unused credit of approximately $1,128,000.

F-26

Long-Term Debt

Long-term debt consisted of the following bank loans at December 31, 2014 and 2013:

	December 31, 2014	December 31, 2013

Product financing arrangements	$1,207,318	$896,941
Bank loans	1,224,329	1,006,543

Total	2,431,647	1,903,484
Less: current maturities	(1,504,621)	(1,579,713)

Total long-term debt	$927,026	$323,771

The Company had product financing arrangements with Chailease Finance Co., Ltd. and IBT Leasing Co., Ltd. during the years ended December 31, 2014 and 2013. The Company accounted for the product financing arrangements as a borrowing as the Company sold the products in the transaction and agreed to repurchase the product concurrently. Principal and interest are due in monthly installments.

	Interest rate	Mature in	December 31, 2014	December 31, 2013

Chailease Finance Co., Ltd.	2.73~2.88%	2016	$1,139,388	$279,595
IBT Leasing Co., Ltd.	13.48%	2015	67,930	617,346

Total product financing arrangements			$1,207,318	$896,941

Interest rates reflected in the above table represents effective interest rates as of December 31, 2014. For the years ended December 31, 2014 and 2013, the Company incurred interest expenses from product financing arrangements of $76,240 and $99,507, respectively.

The Company also had following loans with banks at December 31, 2014 and 2013:

	Interest rate	Mature in	December 31, 2014	December 31, 2013

Bank of Panhsin	2.95%	2016	$276,462	$335,514
Taishin International Bank	3.26%	2015	236,967	587,150
Hua-Nan Commercial Bank	2.13~2.18%	2017	710,900	83,879

Total bank loans			$1,224,329	$1,006,543

Interest rates reflected in the above table represents rates at December 31, 2014. Principal and interest payments are due in monthly installments for all the bank loans.

Substantially all of the Company’s debt was guaranteed by the Company’s president. As of December 31, 2014 and 2013, the Company has $1,280,744 and $1,014,539 of cash and cash equivalents set aside as the collateral for the bank loans and line of credits.

F-27

Future minimum payments under existing long-term debt agreement for the years ending each of the following periods are as follows:

For the year ending December 31,	Amount
2015	$1,504,621
2016	848,037
2017	78,989
Total	$2,431,647

NOTE 7 – RETIREMENT PLANS

Defined Contribution Plan

In compliance with Labor Pension Act (the “Pension Act”) in Taiwan, the Company have made monthly contributions equal to 6% of each employee’s monthly salary to employees’ pension accounts for employees in Taiwan. The plan under the Pension Act is deemed a defined contribution plan.

Defined Benefit Pension Plan

The Company has a defined benefit pension plan that covers all regular full-time employees in Taiwan that were hired prior to July 1, 2005. All employees hired after July 1, 2005 are only covered under the Pension Act. The defined benefit pension plan was regulated by the Labor Standards Law in Taiwan and provides benefits based on an employee’s length of service and average monthly salary for the six-month period prior to retirement. In compliance with the Labor Standards Law in Taiwan, the Company is required to set up an independent account in the Bank of Taiwan and to make legal contributions to the account on a monthly basis. The fund is solely managed by the relevant authority. The Company is precluded from making any investment strategies. The authority guarantees a minimum yearly return that is approximate to an annual average interest rate of a two-year fixed deposit. The authority has the option to deliver a bonus return which is no more than 6% of the end-of-the-year balance when it is appropriate to do so. The fair value of the plan assets at the measurement date is simply equivalent to the balance of the account at the measurement date.

Funded Status and Net Periodic Benefit Cost

The changes in benefit obligations and plan assets, and the funded status (included in the accompanying consolidated balance sheets under the caption, “Other liabilities”) were as follows:

	December 31, 2014	December 31, 2013
Change in Benefit Obligations:
Beginning balance	$286,297	$284,444
Interest cost	4,927	4,521
Actuarial loss	27,491	4,668
Effect of currency exchange rates	(18,066)	(7,336)

Projected benefit obligations ending balance	$300,649	$286,297

Change in Plan Assets:
Beginning balance	$245,180	$237,755
Actual return on plan assets	5,694	3,083
Employer contributions	10,393	10,800
Effect of currency exchange rates	(14,976)	(6,458)

Fair value of plan assets ending balance	$246,291	$245,180

F-28

As of December 31, 2014 and 2013, the accumulated benefit obligation was $236,661 and $222,105, respectively. The accumulated benefit obligation is the present value of pension benefits (whether vested or unvested) attributed to employee service rendered before the measurement date, and based on employee service and compensation prior to that date. The accumulated benefit obligation differs from the projected benefit obligation in that it includes no assumption about future compensation levels.

The net periodic benefit cost for the years ended December 31, 2014 and 2013 was as follows:

	Year Ended December 31,
	2014	2013

Interest cost	$5,887	$4,504
Expected return on plan assets	(5,250)	(4,442)
Amortization of net loss	2,994	1,277

Net periodic benefit cost	$3,631	$1,339

The changes in plan assets and projected benefit obligations which were recognized in our other comprehensive loss for the years ended December 31, 2014 and 2013 were as follows:

	Year Ended December 31,
	2014	2013

Net loss during period	$(26,725)	$(6,112)
Less: amortization of loss	1,321	1,282

Total loss recognized in other comprehensive loss	$(25,404)	$(4,830)

Measurement Date and Assumptions

We generally determine our actuarial assumptions on an annual basis, with a measurement date of December 31. The following table presents our assumptions for pension benefit calculations for the years ended December 31, 2014 and 2013:

	Year Ended December 31,
	2014	2013

Discount rate	1.88%	1.75%
Expected return on plan assets	2.00%	2.00%
Rate of compensation increase	2.00%	2.00%

Expected Benefit Payments and Funding

The Company contributes an amount equal to 2% of salaries paid each month to its pension funds, which are administered by the relevant authority and deposited in the authority’s name in the Bank of Taiwan. For the years ended December 31, 2014 and 2013, the Company made total defined benefit pension contributions of $10,393 and $10,523, respectively.

F-29

The following table presents the scheduled cash flows for expected employer contributions and future benefit payments:

Pension benefits

2015	$2,803
2016	7,006
2017	7,382
2018	8,160
2019	3,546
2020 - 2024	75,385

Total	$104,282

NOTE 8 – INCOME TAXES

EDI is a Taiwanese company, which is subject to income tax in Taiwan. The Company operates through various subsidiaries in China, Mexico and United States. Income taxes have been provided based upon the tax laws and rates of the countries in which operations are conducted and income is earned.

The components of the income tax provision (benefit) for each of the periods presented below are as follows:

	Year ended December 31,
	2014	2013
Current:
Taiwan	$2	$111
Other	2,902	9,760

Total tax provision (benefit)	$2,904	$9,871

The effective income tax benefit differed from the computed “expected” income tax expense with effective income tax rate of 17% in Taiwan on loss before income taxes for the following reasons:

	Year Ended December 31,
	2014	2013

Computed income tax benefit at statutory tax rate - Taiwan	$(192,042)	$(50,021)
Foreign tax rate differential	50,222	15,466
Gain from valuation and disposal of financial assets	(780)	(66,064)
Nondeductible expense	11,985	7,708
Changes in allowance on deferred tax assets	121,937	112,309
Other adjustments	11,582	(9,527)

	$2,904	$9,871

For the years ended December 31, 2014 and 2013, the Company paid estimated income taxes of $33,244 and $32,671, respectively.

F-30

Deferred income taxes are provided to reflect temporary differences in the basis of net assets for income tax and financial reporting purposes. The tax-effected temporary differences and tax loss carryforwards which comprise deferred taxes are as follows:

	Year Ended December 31,
	2014	2013
Deferred tax assets:
Reserves for inventory	$310,496	$286,963
Allowance for doubtful accounts	750,429	538,782
Basis difference for fixed assets and intangible	11,610	24,575
Intercompany unrealized gross profit	50,334	50,332
Deferred revenue	49,421	26,361
Accruals not currently deductible for tax purposes	65,013	54,913
Net operating loss carryforwards	2,009,693	2,565,605

Total deferred tax assets	3,246,996	3,547,531
Valuation allowance	(3,246,996)	(3,547,531)

Deferred tax assets, net	$-	$-

At December 31, 2014, we had income tax net operating loss (NOL) carryforwards of approximately $11 million. The NOL carryforwards expire from 2015 through 2024. The value of these carryforwards depends on our ability to generate taxable income. Because tax laws limit the time during which the net operating loss carryforwards may be applied against future taxes, if we fail to generate taxable income prior to the expiration dates we may not be able to fully utilize the net operating loss carryforwards to reduce future income taxes. The Company have had cumulative losses and there is no assurance of future taxable income, therefore, valuation allowances have been recorded to fully offset the deferred tax asset at December 31, 2014 and 2013. The valuation allowance decreased $300,535 during 2014, due primarily to the expiration of net operating loss carryforwards of approximately $542,000 in 2014, partially offset by our net losses for the year and fluctuation of foreign exchange rate.

The following are the major tax jurisdictions in which the Company operates and the earliest tax year subject to examination:

Jurisdiction	Tax Year
Taiwan	2013
China	2014
United States of America	2011
Mexico	2014

NOTE 9 – EQUITY

Accumulated other comprehensive income consisted of the following at December 31, 2014 and 2013:

	December 31, 2014	December 31, 2013

Cumulative foreign currency translation	$430,001	$518,329
Unamortized actuarial and investment loss	(73,314)	(47,910)

Total accumulated other comprehensive income	$356,687	$470,419

On December 31, 2013, the Company sold 159,751 shares of treasury stock with the original repurchase cost of $202,885, for $18,760 proceeds. The Company charged the $184,125 difference between the repurchase and resale price to accumulated deficit.

F-31

NOTE 10 – CUSTOMER AND SUPPLIER CONCENTRATION

Significant customers and suppliers are those that account for greater than 10% of the Company’s revenues and purchases.

The Company sold a substantial portion of products to two customers (29% and 10%) in 2014 and one customer (14%) in 2013. As of December 31, 2014 and 2013, amount due from these customers included in accounts receivable was $2,446,240 and $800,002, respectively. The loss of the significant customer or the failure to attract new customers could have a material adverse effect on our business, results of operations and financial condition.

The Company purchased a substantial portion of materials from two vendors (54% and 10%) in 2014 and one vendor (11%) in 2013. As of December 31, 2014 and 2013, amounts due to these vendors included in accounts payable were $2,567,590 and $129,942, respectively. The Company believes there are numerous other suppliers that could be substituted should the supplier become unavailable or non-competitive.

NOTE 11 – RELATED PARTY TRANSACTIONS

The Company leased its facilities in Taiwan from K Laser Technology, Inc. (“K Laser”), a major shareholder of the Company, on a month-to-month basis. Alex Kuo is the president of both the Company and K Laser. For the years ended December 31, 2014 and 2013, the Company incurred rent expense of $266,093 and $319,936, respectively, for the lease from K Laser. As of December 31, 2014 and 2013, the Company has $100,454 and $112,423, respectively, payable to K Laser for accrued rent, and other payments K Laser made on behalf of the Company.

NOTE 12 – COMMITMENT AND CONTINGENCIES

Trademark

On April 16, 2009, Boxlight Inc, (“Boxlight”) one of the Company’s majority-owned subsidiaries, entered into a trademark license agreement with Herbert H. Myers whereby Boxlight agreed to pay Mr. Myers 15% of the quarterly net income of Boxlight. This payment shall continue until $1,250,000 is paid, upon which, the license fee shall drop to 10%. Upon reaching the aggregate sum of $2,500,000 or 10 years of licensing, whichever comes first, the trademark will be sold to Boxlight for $1. Through the period ended December 31, 2014, the Company has paid $32,580 related to this agreement.

In October 2014, Boxlight entered into an amendment to the trademark license agreement with Mr. Myers, where Mr. Myers agreed to sell the trademark at $250,000. Payment would be made through the issuance of shares of Boxlight Corporation, a third party, by dividing $250,000 by the initial price per share of shares of Boxlight Corporation’s common stock sold in the initial public offering of Boxlight Corporation on the date the registration statement is declared effective by the Securities and Exchange Communion. Trademark cost of $250,000 is included in the accompanying consolidated balance sheets under the caption, “Intangibles, net of accumulated amortization”, with the correspondent liability included under the caption “other liabilities”.

Letters of Credit

In the normal course of business, the Company enters into various agreements requiring the Company to provide financial or performance assurance to third party vendors. These agreements are entered into primarily to support or enhance the creditworthiness of the Company, thereby facilitating the availability of sufficient credit to accomplish the Company’ intended business purpose. As of December 31, 2014, the Company had entered into letters of credit with balances of $511,610 that had not been presented to the banks as of December 31, 2013. Additionally, as of December 31, 2013, lines of credit of $6,258,770 from banks were outstanding related to letters of credit issued to the vendors.

Operating leases

The Company has operating leases for its plant and office space. At December 31, 2014, the Company has no operating leases with remaining terms in excess one year.

F-32

Boxlight Corporation Acquisition

On January 31, 2015, a majority of the Company’s shareholders entered into a purchase and option agreement with Boxlight Corporation, a Nevada company.

Under the terms of the purchase and option agreement, Boxlight Corporation will purchase a minimum of 82.3% of the outstanding shares of the Company for a purchase price equal to $7,283,132 multiplied by the percentage of the total number of the Company’s shares that Boxlight Corporation acquires. Such purchase price is payable in cash at closing. However, under the terms of the stock option agreement, the shareholders of the Company are obligated to exercise an option to purchase up to 270,000 shares of Boxlight Corporation’s Series C convertible preferred stock (the “Series C Preferred Stock”) at a cash option purchase price of $26.98 per share. Payment of the purchase price for the Company’s shares and exercise of the option and payment of the per share option price is to occur simultaneously with the date of the closing of Boxlight Corporation’s acquisition of the Company; provided, that such closing must occur on or before March 31, 2015. Boxlight Corporation also agreed to purchase, within 30 days after consummation of this offering an additional 15.66% of Everest Technology Ltd. not owned by the Company for approximately $1,952,000 (RMB $12,000,000) in cash.

Upon closing of Boxlight Corporation’s acquisition of the Company, all of the shares of Series C Preferred Stock will convert into a number of shares representing a market value of $16,460,000, based on the initial per share offering price Boxlight Corporation’s common stock sold to the public. Among other conditions, the closing of Boxlight Corporation’s acquisition of the Company is subject to the occurrence of a “liquidity event,” which includes completion of an initial public offering of Boxlight Corporation’s common stock with the shares issued to the Company’s shareholders having a market value (based on the initial per share offering price of the shares offered in a registration statement to be filed by Boxlight Corporation) of not less than $16,460,000.

Immediately prior to the occurrence of a liquidity event, Boxlight Corporation shall issue transaction bonus shares to the Company’s employees. The allocation of the transaction bonus shares to the Company’s employees will be determined by the Company at its sole discretion. The number of transaction bonus shares shall be equal to 8% of Boxlight Corporation’s fully diluted common shares on the issuance date of the transaction bonus shares.

The consummation of Boxlight Corporation’s acquisition of the Company will occur simultaneously with the completion of Boxlight Corporation’s initial public offering.

F-33

GLOBISENS LTD.

Balance Sheets

As of June 30 2015 and December 31, 2014

(Unaudited)

	June 30, 2015	December 31, 2014
(in thousands, except share and per share data)
ASSETS

Current assets:
Cash and cash equivalents	$578	$546
Restricted cash	29	17
Accounts receivable – trade, net of allowance for doubtful accounts	270	513
Inventories, net of reserves	190	188
Other current assets	66	125
Total current assets	1,133	1,389

Property, plant and equipment, net of accumulated depreciation	433	463
Total assets	$1,566	$1,852

LIABILITIES AND EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$64	$100
Other current liabilities	75	243
Total current liabilities	139	343

Long-term Liabilities:
Differed taxes	60	66
Total liabilities	199	409

Equity:
Common stock, approximately $0.0026 (NIS0.01) par value, 1,000,000 shares authorized, 13,900 shares issued and outstanding	-	-
Additional paid-in capital	588	588
Retained earnings	807	924
Accumulated other comprehensive income	(28)	(69)
Total equity	1,367	1,443
Total liabilities and equity	$1,566	$1,852

See accompanying notes to the financial statements.

F-34

Globisens Ltd.

Statements of Operations and Comprehensive Loss

For the Six Months Ended June 30, 2015 and June 30, 2014

(Unaudited)

	2015	2014
(in thousands)
Revenues	$1,110	$568
Cost of revenues	928	359
Gross profit	182	209

Operating expenses:
General and administrative	175	330
Research and development	77	72
Depreciation and amortization	47	49
Total operating expenses	299	451

Loss from operations	(117)	(242)

Other expense:
Interest expense	2	11
Total other expenses	2	11

Loss before income taxes	(119)	(253)
Income tax	2	44
Net loss	$(117)	$(209)

Comprehensive loss:
Net loss	$(117)	$(209)
Other comprehensive loss:
Foreign currency translation adjustments gain	41	17
Total comprehensive loss	$(76)	$(192)

See accompanying notes to the financial statements.

F-35

Globisens Ltd.

Statements of Cash Flows

For the Six Months Ended June 30, 2015 and June 30, 2014

(Unaudited)

	2015	2014
(in thousands)
Cash flows from operating activities:
Net loss	$(117)	$(209)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	47	49
Others	-	1
Changes in operating assets and liabilities:
Accounts receivable – trade	251	425
Inventories	4	(16)
Other current assets	55	6
Accounts payable and accrued expenses	(186)	(57)
Other liabilities	(23)	(292)
Net cash provided (used) by operating activities	31	(93)

Cash flows from investing activities:
Payments for purchase of property, plant and equipment	(3)	(3)
Net cash used in investing activities	(3)	(3)

Cash flows from financing activities:
Principal re-payments on long-term debt	-	(150)
Net cash used in financing activities	-	(150)

Effect of currency exchange rates	16	19

Net increase (decrease) in cash and cash equivalents	44	(227)
Cash and cash equivalents, beginning of period	563	866

Cash and cash equivalents, end of period	$607	$639

Supplemental cash flow disclosures:
Cash paid for interest	$9	$3
Cash paid for income taxes	$(6)	$6

See accompanying notes to the financial statements.

F-36

Globisens Ltd.

Notes to the Financial Statements

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS, BASIS OF PRESENTATION AND ACCOUNTING POLICIES

THE COMPANY

Globisens Ltd (the “Company”) was incorporated in April, 2009 in Petah Tikva, Israel. The Company sells custom designed wireless mobile lab units and related accessories for science classrooms based on technology developed internally. The Company continues to develop and upgrade new generations for its product.

BASIS OF PRESENTATION

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America.

ESTIMATES AND ASSUMPTIONS

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Examples include estimates of loss contingencies, including legal risks and exposures, product warranties, product life cycles, and product returns. Actual results and outcomes may differ from management’s estimates and assumptions.

FOREIGN CURRENCIES

The Company’s primary functional currency is Israeli Shekels. The Company has translated its financial statements.

An entity’s functional currency is the currency of the primary economic environment in which it operates and is generally the currency in which the business generates and expends cash. The Company has translated its assets and liabilities into U.S. dollars at the exchange rates in effect as of the balance sheet date. Revenues and expenses are translated into U.S. dollars at the average exchange rates for the year. Translation adjustments are included in accumulated other comprehensive income (loss), a separate component of stockholders’ equity. Foreign exchange gains and losses included in net income result from foreign exchange fluctuations on transactions denominated in a currency other than the Company’s functional currency.

The Company enters into transactions that are denominated in currencies other than its functional currency. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the result of operations as incurred.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value.

F-37

Globisens Ltd.

Notes to the Financial Statements

(Unaudited)

FAIR VALUE OF FINANCIAL INSTRUMENTS

There are three levels in the fair value hierarchy to prioritize inputs used to measure fair value giving the highest priority to quoted prices in active markets, and the lowest priority to unobservable inputs, defined as follows:

Level 1 — Inputs that employ the use of quoted market prices (unadjusted) of identical assets or liabilities in active markets. A quoted price in an active market is considered to be the most reliable measure of fair value.

Level 2 — Inputs to the valuation methodology other than quoted prices included in Level 1 that are observable for the asset or liability. These observable inputs include directly-observable inputs and those not directly-observable, but are derived principally from, or corroborated by, observable market data through correlation or other means.

Level 3 — Inputs that are used to measure fair value when other observable inputs are not available. They should be based on the best information available, which may include internally developed methodologies that rely on significant management judgments and/or estimates.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

INVENTORIES

Inventories are stated at the lower of cost or net realizable value. Materials and spare parts inventory is primarily determined using the weighted average cost method. Finished goods are primarily determined using weighted average cost and specific identification method. Cost includes materials, labor, and manufacturing overhead related to the purchase and production of inventories.

The Company continuously reviews its inventory levels to identify slow-moving merchandise and the markdowns necessary to clear slow-moving merchandise, which reduces the cost of inventories to its estimated net realizable value. Consideration is given to a number of quantitative and qualitative factors, including current pricing levels and the anticipated need for subsequent markdowns, aging of inventories, historical sales trends, and the impact of market trends and economic conditions. Estimates of markdown requirements may differ from actual results due to changes in quantity, quality and mix of products in inventory, as well as changes in consumer preferences, market and economic conditions.

F-38

Globisens Ltd.

Notes to the Financial Statements

(Unaudited)

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is stated at cost and depreciated using the straight-line method over the shorter of the estimated life of the asset or the lease term. Repairs and maintenance are charged to expense as incurred.

LONG-LIVED ASSETS

Long-lived assets to be held and used or disposed of other than by sale are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. When required, impairment losses on assets to be held and used or disposed of other than by sale are recognized based on the fair value of the asset. Long-lived assets to be disposed of by sale are reported at the lower of its carrying amount or fair value less cost to sell.

REVENUE RECOGNITION

The Company recognizes revenue when all of the following criteria have been met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured.

INCOME TAXES

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to recognition of revenue and expenses in different periods for financial and tax accounting purposes and are measured using currently enacted tax rates and laws. In addition, a deferred tax asset can be generated by net operating loss carry forwards (“NOLs”). If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

SUBSEQUENT EVENTS

The Company evaluated all transactions from June 30, 2015 through the financial statement issuance date for subsequent event disclosure consideration.

F-39

Globisens Ltd.

Notes to Financial Statements

(Unaudited)

NOTE 2 – CASH AND CASH EQUIVALENTS

Cash and cash equivalents held by the Company that are denominated in currencies other than the U.S. dollar are summarized as follows (translated to U.S. dollars at balance sheet date exchange rates):

	June 30, 2015	December 31, 2014
(in thousands)
New Israeli Shekel	$395	$465
Others	183	81

Total	$578	$546

NOTE 3 – INVENTORIES

Inventories consisted of the following at June 30, 2015 and December 31, 2014:

	June 30, 2015	December 31, 2014
(in thousands)
Raw materials	$47	$43
Finished goods	143	145

Inventories, net	$190	$188

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at June 30, 2015 and December 31, 2014:

	June 30, 2015	December 31, 2014
(in thousands)
Leasehold improvements	$24	$24
Machinery	643	643
Office equipment	27	24
Vehicles	68	68

Property, plant and equipment, at cost	762	759
Accumulated depreciation	(273)	(218)

Property, plant and equipment, net	$489	$541
Currency translation	(56)	(78)

Property, plant and equipment, net	$433	$463

The useful lives for leasehold improvements generally range from 9 to 10 years and machinery, office and other equipment range from 3 to 10 years.

F-40

Globisens Ltd.

Notes to Financial Statements

(Unaudited)

NOTE 5 – COMMITMENTS AND PLEDGES

Material Commitments

The Company entered into distribution contracts with a number of worldwide distributors which allow each distributor the exclusive right to distribute the Company’s products in the geographic area agreed upon for a period of five years. An agreement may be terminated earlier if the conditions specified in the agreement are not met.

According to the agreements, the distributor will purchase from the Company the desired quantity of products according to the price determined by the Company and subject to the conditions specified in the agreement.

In January 2012, the Company signed a contract with an Israeli company whereby the Company agreed to transfer production of the Company’s products to the manufacturer. The manufacturer purchased the majority of the product’s components and assembled the products in exchange for compensation as specified in the agreement.

The Company is entitled to receive 15% of the share capital in the manufacturer at zero cost. Until the day of signing the financial statements, the Company has not exercised the option and has no intention to exercise it in the known future. According to the company’s management, the option has no significant value, therefore no cost was allocated to the option in the Company’s books. The agreement is for five years, but may be terminated earlier with the consent of both parties.

The Company entered into an agreement with an insurance company for indemnity damages incurred due to failure of customer debt repayment, pursuant to the conditions set forth in the insurance policy.

Lien

A lien has been placed on the sum of 29 thousand U.S. dollars in favor of bank institution.

An unlimited lien has been placed on the Company’s vehicles in favor of the financing company.

F-41

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Globisens Ltd.
Petah Tikva, Israel

We have audited the accompanying balance sheets of GLOBISENS Ltd (the “Company”) as of December 31, 2014 and 2013, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respect, the financial position of the Company as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with generally accepted accounting principles in the United States of America.

/s/ ABOULAFIA CHEKROUN & Co

ABOULAFIA CHEKROUN & Co

Certified Public Accountants

Tel Aviv, Israel

February 25, 2015

F-42

GLOBISENS LTD.

Balance Sheets

As of December 31, 2014 and 2013

	December 31,
(in thousands, except share and per share data)	2014	2013

ASSETS

Current assets:
Cash and cash equivalents	$563	$866
Accounts receivable – trade, net of allowance for doubtful accounts	513	794
Inventories, net of reserves	188	157
Other current assets	125	183
Total current assets	1,389	2,000

Property, plant and equipment, net of accumulated depreciation	464	607
Total assets	1,853	2,607

LIABILITIES AND EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$100	$285
Short-term debt	-	149
Other current liabilities	244	294
Total current liabilities	344	728

Long-term debt, net of current portion	-	71
Employee severance benefits	2	3
Deferred taxes	64	73
Total liabilities	410	875

Equity:

Common stock, approximately $0.0026 (NIS0.01) par value, 1,000,000 shares authorized, 13,900 shares issued and outstanding	-	-
Additional paid-in capital	588	552
Retained earnings	924	1,063
Accumulated other comprehensive (loss) income	(69)	117
Total equity	1,443	1,732
Total liabilities and equity	$1,853	$2,607

See accompanying notes to the financial statements.

F-43

Globisens Ltd.

Statements of Operations and Comprehensive Income

For the Years Ended December 31, 2014 and 2013

(in thousands)	2014	2013

Revenues	$1,814	$2,996
Cost of revenues	1,056	1,924
Gross profit	758	1,072

Operating expenses:
Research and development	188	140
Marketing	317	294
General and administrative	232	277
Total operating expenses	737	711

Income from operations	21	361

Other income (expense):
Interest expense	-	(64)
Total other income (expense)	-	(64)

Income before income taxes	21	297
Income tax expense	(5)	(47)
Net income	$16	$250

Comprehensive income:
Net income	$16	$250
Other comprehensive income:
Foreign currency translation adjustments (loss) gain	(186)	102
Total comprehensive (loss) income	$(170)	$352

See accompanying notes to the financial statements.

F-44

Globisens Ltd.

Statement of Changes in Equity

For the Years Ended December 31, 2014 and 2013

(in thousands)	Common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss) (**)	Total

Balance at December 31, 2012	$-	$455	$977	$15	$1,447

Investment return	-	76	(76)	-	-
Dividends distributed	-	-	(88)	-	(88)
Issue of options	-	21	-	-	21
Comprehensive income	-	-	250	102	352

Balance at December 31, 2013	$-	$552	$1,063	$117	$1,732

Investment return	-	36	(36)	-	-
Dividends distributed	-	-	(119)	-	(119)
Issue of shares (*)	-	-	-	-	-
Comprehensive loss	-	-	16	(186)	(170)

Balance at December 31, 2014	$-	$588	$924	$(69)	$1,443

(*) see note 8

(**) Translation adjustments are the Company’s only items of other comprehensive (loss) income.

See accompanying notes to the financial statements.

F-45

Globisens Ltd.

Statements of Cash Flows

For the Years Ended December 31, 2014 and 2013

(in thousands)	2014	2013

Cash flows from operating activities:
Net income	$16	$250
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	90	75
Loss (Gain) from others	(6)	38
Changes in operating assets and liabilities:
Accounts receivable – trade	212	486
Inventories	(51)	421
Other current assets	46	86
Accounts payable and accrued expenses	(168)	(400)
Other liabilities	(26)	143
Net cash provided by (used in) operating activities	113	1,099

Cash flows from investing activities:
Payments for purchase of property, plant and equipment	(4)	(334)
Net cash used in investing activities	(4)	(334)

Cash flows from financing activities:
Dividends distributed	(119)	(88)
Principal re-payments on long-term debt	(208)	(200)
Net cash used in financing activities	(327)	(288)

Effect of currency exchange rates	(85)	33

Net (decrease) increase in cash and cash equivalents	(303)	510
Cash and cash equivalents, beginning of year	866	356

Cash and cash equivalents, end of year	$563	$866

Supplemental cash flow disclosures:
Cash paid for interest	$7	$7
Cash paid for income taxes	$92	$162

See accompanying notes to the financial statements.

F-46

Globisens Ltd.

Notes to the Financial Statements

(in thousands)

NOTE 1 – NATURE OF OPERATIONS, BASIS OF PRESENTATION AND ACCOUNTING POLICIES

THE COMPANY

Globisens Ltd. (the “Company”) was incorporated in April, 2009 in Petah Tikva, Israel. The Company sells custom designed wireless mobile lab units and related accessories for science classrooms based on technology developed internally. The Company continues to develop and upgrade new generations for its products.

BASIS OF PRESENTATION

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America.

ESTIMATES AND ASSUMPTIONS

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Examples include estimates of loss contingencies, including legal risks and exposures, product warranties, product life cycles, and product returns. Actual results and outcomes may differ from management’s estimates and assumptions.

FOREIGN CURRENCIES

The Company’s primary functional currency is Israeli Shekels. The Company has translated its financial statements.

An entity’s functional currency is the currency of the primary economic environment in which it operates and is generally the currency in which the business generates and expends cash. The Company has translated its assets and liabilities into U.S. dollars at the exchange rates in effect as of the balance sheet date. Revenues and expenses are translated into U.S. dollars at the average exchange rates for the year. Translation adjustments are included in accumulated other comprehensive income (loss), a separate component. Foreign exchange gains and losses included in net income result from foreign exchange fluctuations on transactions denominated in a currency other than the Company’s functional currency.

The Company enters into transactions that are denominated in currencies other than its functional currency. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value.

FAIR VALUE OF FINANCIAL INSTRUMENTS

There are three levels in the fair value hierarchy to prioritize inputs used to measure fair value, giving the highest priority to quoted prices in active markets, and the lowest priority to unobservable inputs, defined as follows:

Level 1 — Inputs that employ the use of quoted market prices (unadjusted) of identical assets or liabilities in active markets. A quoted price in an active market is considered to be the most reliable measure of fair value.

F-47

Globisens Ltd.

Notes to the Financial Statements

(in thousands)

Level 2 — Inputs to the valuation methodology other than quoted prices included in Level 1 that are observable for the asset or liability. These observable inputs include directly-observable inputs and those not directly-observable, but are derived principally from, or corroborated by, observable market data through correlation or other means.

Level 3 — Inputs that are used to measure fair value when other observable inputs are not available. They should be based on the best information available, which may include internally developed methodologies that rely on significant management judgments and/or estimates.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

INVENTORIES

Inventories are stated at the lower of cost or net realizable value. Materials and spare parts inventory is primarily determined using the weighted average cost method. Finished goods are primarily determined using weighted average cost and specific identification methods. Cost includes materials, labor, and manufacturing overhead related to the purchase and production of inventories.

The Company continuously reviews its inventory levels to identify slow-moving merchandise and markdowns necessary to clear slow-moving merchandise, which reduces the cost of inventories to its estimated net realizable value. Consideration is given to a number of quantitative and qualitative factors, including current pricing levels and the anticipated need for subsequent markdowns, aging of inventories, historical sales trends, and the impact of market trends and economic conditions. Estimates of markdown requirements may differ from actual results due to changes in quantity, quality and mix of products in inventory, as well as changes in consumer preferences, market and economic conditions.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is stated at cost and depreciated using the straight-line method over the shorter of the estimated life of the asset or the lease term. Repairs and maintenance are charged to expense as incurred.

LONG-LIVED ASSETS

Long-lived assets to be held and used or disposed of other than by sale are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. When required, impairment losses on assets to be held and used or disposed of other than by sale are recognized based on the fair value of the asset. Long-lived assets to be disposed of by sale are reported at the lower of its carrying amount or fair value less cost to sell.

REVENUE RECOGNITION

The Company recognizes revenue when all of the following criteria have been met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured.

F-48

Globisens Ltd.

Notes to the Financial Statements

(in thousands)

INCOME TAXES

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to recognition of revenue and expenses in different periods for financial and tax accounting purposes and are measured using currently enacted tax rates and laws. In addition, a deferred tax asset can be generated by net operating loss carry forwards (“NOLs”). If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

SUBSEQUENT EVENTS

The Company evaluated all transactions from December 31, 2014 through the financial statement issuance date for subsequent event disclosure consideration.

NEW ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” The new guidance provides new criteria for recognizing revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration to which the company expects to be entitled in exchange for those goods or services. The new guidance requires expanded disclosures to provide greater insight into both revenue that has been recognized and revenue that is expected to be recognized in the future from existing contracts. Quantitative and qualitative information will be provided about the significant judgments and changes in those judgments that management made to determine the revenue that is recorded. For nonpublic companies, the standard will be effective for annual reporting periods beginning after December 15, 2017 and interim periods within annual reporting periods beginning after December 15, 2018. Early adoption is only permitted to nonpublic companies by making the election of one of three available options with an effective date no earlier than December 15, 2016 (public entity effective date). The Company is currently assessing the provisions of the guidance and has not determined the impact of the adoption of this guidance on its financial statements.

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements — Going Concern (Subtopic 205-40).” The new guidance addresses management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued. The standard will be effective for annual and interim periods ending after December 15, 2016. Early adoption is permitted. The Company does not expect to early adopt this guidance and does not believe that the adoption of this guidance will have a material impact on its financial statements.

F-49

Globisens Ltd.

Notes to the Financial Statements

(in thousands)

NOTE 2 – CASH AND CASH EQUIVALENTS

Cash and cash equivalents held by the Company that are denominated in currencies other than the U.S. dollar are summarized as follows (translated to U.S. dollars at balance sheet date exchange rates):

	December 31, 2014	December 31, 2013

New Israeli Shekel	$522	$602
Others	41	10

Total	$563	$612

The management believes credit risk is mitigated by maintaining cash with high quality financial institutions.

NOTE 3 – ACCOUNTS RECEIVABLE -TRADE

	December 31, 2014	December 31, 2013

Israeli Customers	$32	$316
Foreign Customers	481	478

Total	$513	$794

The company has no allowance for bad debt.

NOTE 4 – INVENTORIES

Inventories consisted of the following at December 31, 2014 and 2013:

	December 31, 2014	December 31, 2013

Raw materials	$43	$-
Finished goods	145	157

Inventories, net	$188	$157

F-50

Globisens Ltd.

Notes to the Financial Statements

(in thousands)

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at December 31, 2014 and 2013:

	December 31, 2014	December 31, 2013

Leasehold improvements	$24	$24
Machinery	574	643
Office equipment	24	24
Vehicles	61	68

Property, plant and equipment, at cost	683	759
Accumulated depreciation	(90)	(75)

	593	684
Currency translation	(129)	(77)

Property, plant and equipment, net	$464	$607

The useful lives for leasehold improvements generally range from 9 to 10 years and machinery, office and other equipment range from 3 to 10 years, vehicles from 6 to 7 years.

NOTE 6 – ACCOUNTS PAYABLE

	December 31, 2014	December 31, 2013

Israeli suppliers	$49	$284
Foreign suppliers	51	1
	$100	$285

F-51

Globisens Ltd.

Notes to the Financial Statements

(in thousands)

NOTE 7 – OTHER CURRENT LIABILITIES

	December 31, 2014	December 31, 2013

Employees and institutions relating to employees	$34	$32
Provision for vacation and recreation	14	13
Income tax	2	23
Accrued expenses	-	139
Dividend payable	-	75
Other tax institutions	24	-
Advanced from customers	170	-
Shareholders	-	12
	$244	$294

NOTE 8 – SHAREHOLDERS’ LOANS

	December 31, 2014	December 31, 2013

Shareholders’ loans	$-	$220
Current maturities	-	(149)
	$-	$71

During 2010 and 2011, the Company raised a total of $570 from two foreign investors.

According to the agreements with the investors, it was decided that in exchange for the cash received, the loans will be repaid in full, and the Company will issue 22% of the Company’s shares to the investors.

Debt component and the equity component were calculated at their fair values on the issuance date (“the Package Value”).

The difference between the Package Value ($813) and the cash received ($570) was charged to a capital fund and credited to retained earnings over the loans’ lives.

As of December 31, 2014, the Company fully repaid the two loans to the two investors.

NOTE 9 – LIABILITIES FOR SEVERANCE PAY

The Company’s obligations for severance pay are calculated pursuant to Israel’s Severance Pay Law based on the most recent salary of the employees multiplied by the number of years of employment as of the Balance Sheet date and are presented on an undiscounted basis (the “Shut Down Method”) as a non-current liability.

The obligation is provided for by monthly deposits with insurance policies and by an accrual. The value of these policies is offset against the liability. The deposited funds may be withdrawn only upon the fulfillment of the obligation, pursuant to the Severance Pay Law in Israel or labor agreements. The value of the deposited funds is based on the cash surrender value of these policies and includes profits (or losses) accumulated to the Balance Sheet date.

F-52

Globisens Ltd.

Notes to the Financial Statements

(in thousands)

NOTE 10 – DEFERRED TAXES

	Accumulated	Provision for	Property, plant and,	Accrued
	Loss	Vacation	equipment	Expenses	Total
Composition:
Balance as of December 31, 2013	$-	$2	$(79)	$6	$(71)
Credited to statement of operations	-	(2)	8	(1)	5
Currency translation	-	-	7	1	8
Balance as of December 31, 2014	$-	$-	$(64)	$6	$(58)

Under current assets					6

Under noncurrent liabilities					(64)

Net differed tax liability					$(58)

F-53

Globisens Ltd.

Notes to the Financial Statements

(in thousands)

NOTE 11 – COMMITMENTS AND PLEDGES

Material Commitments

The Company entered into distribution contracts with a number of worldwide distributors which allow each distributor the exclusive right to distribute the Company’s products in a geographic area agreed upon for a period of five years. An agreement may be terminated earlier if the conditions specified in the agreement are not met.

According to the agreements, each distributor will purchase from the Company the desired quantity of products according to the price determined by the Company and subject to the conditions specified in the agreement.

In January 2012, the Company signed a contract with an Israeli company whereby the Company agreed to transfer production of the Company’s products to the manufacturer. The manufacturer purchased the majority of the product’s components and assembled the products in exchange for compensation as specified in the agreement.

The Company is entitled to receive 15% of the share capital in the manufacturer at zero cost. As of December 31, 2014, the Company has not exercised the option and has no intention to exercise it in the known future. According to the company’s management, the option has no significant value, therefore no cost was allocated to the option in the Company’s books. The agreement is for five years, but may be terminated earlier with the consent of both parties.

The Company entered into an agreement with an insurance company for indemnity damages incurred due to failure of customer debt repayment, pursuant to the conditions set forth in the insurance policy.

Lien

An unlimited lien has been placed on the Company’s vehicles in favor of the financing company.

NOTE 12 – SHARE CAPITAL

In September 2011, the Company and its major shareholder, entered into an agreement with a foreign investor, (the “First Investor”) whereby in exchange for two loans given by the First Investor totaling NIS 270 thousand, the Company issued 1,390 ordinary shares, representing 11.1% of the share capital of the Company at that time. The loans were granted for a period of five years, may not be redeemed early and bear interest at an annual rate of 4%.

According to the agreement, any dividend is subject to the first investor’s approval. In 2013 a dividend distribution in the amount of $88 was agreed to by all shareholders. Furthermore, as specified in the agreement, the first investor was given an option to increase his holdings in the Company by an additional 1,790 shares, subject to the marketing and sale of the Company’s products until April 2013.

During the years 2011-2013, the first investor distributed the Company’s products and was entitled to 620 Company shares.

In September 2011, the Company and founder entered into an agreement with another investor whereby in exchange for a loan made to the Company by the additional investor of $300, the Company issued the Additional Investor 1,390 ordinary shares, representing 10.0% of the share capital of the Company at that time. The loan was granted for a period of five years (but may be redeemed early) and bears an annual interest rate of 4%. According to the agreement, the Company cannot distribute dividends unless the loans have been fully repaid or by approval of all shareholders.

During October 2014 the Company issued 1,120 shares, 620 shares to the first investor, and 500 shares to a major shareholder.

As of December 31, 2014, the Company fully repaid the two loans to the two investors.

F-54

Globisens Ltd.

Notes to the Financial Statements

(in thousands)

NOTE 13 – TAX ON INCOME

Preferred Enterprise

In February 2013, the Company received a ruling from the tax authorities confirming its eligibility as a preferred enterprise subject to the conditions and limitations stated in the decision.

In April 2013, the Company received approval from the Chief Scientist at the Ministry of Commerce and Industry for research and development activities as specified in the certificate.

The Company has not been assessed for tax purposes since its inception, and is therefore subject to tax assessment for the years since its incorporation.

Effective tax

The difference between the calculated tax on income, according to the statutory tax rate, and the income tax amount recorded in the Statement of Operations, is explained as follows:

	For the year ended
	December 31,
	2014	2013
Profit before taxation	$21	$297
Statutory tax rate	16%	15%
Calculated income tax expense per statutory tax rate	$3	$45
Increase (decrease) in taxes on income generated by:
Permanent differences	$2	$2
Other allowances, net	-	-
Total income tax expense	$5	$47

Average effective tax rate	23.8%	15.8%

NOTE 14 – CUSTOMER AND SUPPLIER CONCENTRATION

For the years ended December 31, 2014 and 2013, the Company purchased a substantial portion of inventories from one vendor (61% in 2014 and 80% in 2013).

F-55

Genesis Collaboration, LLC

Statement of Financial Position

As of June 30, 2015 and December 31, 2014

(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS

Current assets:
Cash and cash equivalents	$17,390	$32,013
Accounts receivable, net of allowance for doubtful accounts	213,625	348,605
Accounts receivable – related party	69,336	35,000
Other current assets	33,624	11,643
Total current assets	333,975	427,261

Other assets	10,507	8,047
Total assets	$344,482	$435,308

LIABILITIES AND MEMBERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$849,055	$780,295
Accounts payable and accrued expenses – related party	4,437	-
Line of credit – related party	45,000	45,000
Customer deposits	69,384	35,349
Total current liabilities	967,876	860,644

Long-term line of credit – related party	50,000	-
Total liabilities	1,017,876	860,644

Members’ deficit	(673,394)	(425,336)
Total liabilities and members’ deficit	$344,482	$435,308

The accompanying notes are an integral part of these unaudited financial statements.

F-56

Genesis Collaboration, LLC

Statements of Operations

For the Six Months Ended June 30, 2015 and 2014

(Unaudited)

	Six Months Ended June 30,
	2015	2014

Revenues	$576,636	$1,291,460
Cost of goods sold	366,059	998,781
Gross profit	210,577	292,679
Operating expenses:
General and administrative expenses	433,926	440,960
Total operating expenses	433,926	440,960

Loss from operations	(223,349)	(148,281)

Other income (expense):
Interest expense	(25,409)	(2,042)
Other income	700	-
Total other expense	(24,709)	(2,042)

Net loss	$(248,058)	$(150,323)

The accompanying notes are an integral part of these unaudited financial statements.

F-57

Genesis Collaboration, LLC

Statements of Cash Flows

For the Six Months Ended June 30, 2015 and 2014

(Unaudited)

	June 30, 2015	June 30, 2014

Cash flows from operating activities:
Net loss	$(248,058)	$(150,323)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	(11,392)	-
Changes in operating assets and liabilities:
Accounts receivable	146,372	(61,727)
Accounts receivable – related party	(34,336)	8,265
Other current assets	(24,441)	(14,967)
Accounts payable and accrued expenses	68,760	130,443
Accounts payable and accrued expenses – related party	4,437	19,561
Other liabilities	-	19,003
Customer prepayments	34,035	-
Net cash used in operating activities	(64,623)	(49,745)

Cash flows from financing activities:
Proceeds from line of credit – related party	50,000	200,000
Net cash provided by financing activities	50,000	200,000

Net increase (decrease) in cash	(14,623)	150,255

Cash and cash equivalents, beginning of period	32,013	93,916

Cash and cash equivalents, end of period	$17,390	$244,171

SUPPLEMENTAL CASH FLOWS DISCLOSURES:

Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-58

Genesis Collaboration, LLC

Notes to Financial Statements

(Unaudited)

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Genesis Collaboration, LLC (“Genesis” or the “Company”) was formed as a limited liability company in September 2011 in Atlanta, Georgia, to provide solutions that enhance interactive learning in the business, government, and education markets. Genesis is a technology provider that facilitates effective communication in schools, training facilities and workplaces around the world. Genesis offers a wide range of integrated products that change the way individuals collaborate and learn. In the classroom, Genesis offers a wide range of integrated interactive solutions that transform the way teachers deliver lessons and assess progress. Genesis’ products include interactive whiteboard systems, interactive tables, interactive and standard projectors, audio systems, data loggers, software, assessment and student response systems.

BASIS OF PRESENTATION

The accompanying unaudited financial statements of Genesis have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted from these statements pursuant to such rules and regulations and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements and should be read in conjunction with our audited financial statements for the year ended December 31, 2014.

In the opinion of the management of the Company, all adjustments, which are of a normal recurring nature necessary for a fair statement of the results for the six-month period have been made. Results for the interim period presented is not necessarily indicative of the results that might be expected for the entire fiscal year.

ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value.

ACCOUNTS RECEIVABLE

Accounts receivable are stated at historical carrying amounts net of write-offs and allowance for doubtful accounts. The carrying amount of Genesis’ accounts receivable approximates fair value because of the short–term nature of the instruments.

Genesis routinely assesses the collectability of all material trade and other receivables. Genesis’ receivables consist primarily of receivables from customers of Genesis’ products. At June 30, 2015 and December 31, 2014, there were no significant concentrations in customer accounts.

F-59

The Company factors a portion of its invoices for certain customers with recourse to the Company and the Company incurred factor fees of $20,972 and $-0- for the Six months ended June 30, 2015 and 2014, respectively. The invoiced amounts are reported as accounts receivable on Genesis’ statement of financial position, generally, when the product is shipped to our customer until payment is received from the factor with a corresponding recourse liability for the amount owed in the event of uncollectability. The assets of the Company have been pledged as a security interest against any advances.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable, net of allowance for doubtful accounts, represents management’s estimate of the amount that ultimately will be realized in cash. Genesis reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical payment trends, the age of receivables and knowledge of the individual customers. When the analysis indicates, management increases or decreases the allowance accordingly. However, if the financial condition of our customers were to deteriorate, additional allowances might be required. As of June 30, 2015 and December 31, 2014, we had an allowance for doubtful accounts of $817 and $12,209 respectively.

REVENUE RECOGNITION

Revenue is comprised of product sales and service revenue.

Revenue from product sales is derived from the sale of projectors, interactive panels and related accessories. The Company recognizes revenue from product sales when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured. Evidence of an arrangement consists of an order from its distributors, resellers or end users. The Company considers delivery to have occurred once title and risk of loss has been transferred.

Service revenue is comprised of product installation services and training services. These service revenues are normally entered into at the time products are sold. Service prices are established depending on product equipment sold and include a cost value for the estimated services to be performed based on historical experience. The Company outsources installation and training services to third parties and recognizes revenue upon completion of the services.

The Company evaluates the criteria outlined in Financial Accounting Standards Board Accounting Standard Codification Subtopic 605-45, Principal Agent Considerations, in determining whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as revenue. Generally, when the Company is primarily obligated in a transaction, is subject to inventory risk, has latitude in establishing prices and selecting suppliers, or has several but not all of these indicators, revenue is recorded at the gross amount. If the Company is not primarily obligated and amounts earned are determined using a fixed percentage, a fixed-payment schedule, or a combination of the two, the Company generally records the net amounts as revenue earned.

While the Company uses resellers and distributors to sell its products, its sale agreements do not contain any special pricing incentives, right of return or other post shipment obligations. The Company records customer prepayments for services to be performed or products to be delivered subsequent to period-end.

INCOME TAXES

The Company is taxed as a limited liability company under the Internal Revenue Code. The income of the Company flows through to the members to be taxed at the member level rather than the corporate level. Accordingly, the Company has no tax liability.

Management has evaluated the Company’s tax positions under the Financial Accounting Standards Board issued guidance on accounting for uncertainty in income taxes and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance.

SUBSEQUENT EVENTS

The Company has evaluated all transactions from June 30, 2015 through the financial statement issuance date for subsequent event disclosure consideration.

F-60

NEW ACCOUNTING PRONOUNCEMENTS

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

NOTE 2 – LINE OF CREDIT – RELATED PARTY

On May 21, 2014, the Company entered into a line of credit agreement with Logical Choice Corporation-Delaware (“LCC-Delaware”), the sole member of the Company. The line of credit allows the Company to borrow up to $500,000 for working capital and business expansion. The funds when borrowed will accrue interest at 10% per annum. Interest accrued on any advanced funds is due monthly and the outstanding principal and any accrued interest are due in full on May 21, 2015. The assets of the Company have been pledged as a security interest against any advances on the line of credit. As of June 30, 2015, there is an outstanding balance of $45,000 advanced against this line. The Company accrued $2,232 of interest related to this line of credit as of June 30, 2015.

NOTE 3 – LONG-TERM LINE OF CREDIT – RELATED PARTY

On January 15, 2015, the Company entered into a line of credit agreement with Boxlight Corporation. The line of credit allows the Company to borrow up to $500,000 for working capital and business expansion. The funds when borrowed will accrue interest at 10% per annum. Interest accrued on any advanced funds is due monthly and the outstanding principal and any accrued interest are due in full on January 15, 2018. The assets of the Company have been pledged as a security interest against any advances on the line of credit. As of June 30, 2015, there is an outstanding balance of $50,000 advanced against this line. The Company accrued $2,205 of interest related to this line of credit as of June 30, 2015.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

On January 31, 2015, Boxlight Corporation, Vert Capital, and former members of the Company entered into an agreement whereby Boxlight Corporation will acquire from Vert Capital all of the outstanding membership of the Company upon consummation of Boxlight Corporation’s initial public offering immediately following the acquisitions of Everest Display, Inc., a Taiwanese Corporation, and Globisens, an Israeli company. In connection with such transaction, other than one share of common stock of LCC-Delaware retained by Vert Capital, each of Vert Capital and the four former members of the Company will return to treasury all of their ownership equity in LCC-Delaware, and the former members of the Company will receive 1,000,000 shares of Boxlight Corporation’s Series B Preferred Stock upon consummation of Boxlight Corporation’s initial public offering, which will automatically convert into 2,239,000 shares of Boxlight Corporation’s Class A common stock, or such other number of shares as will represent 4.0% of Boxlight Corporation’s “fully diluted common stock”, as defined in the agreement. If the offering is not consummated, no shares will be issued to the former members of the Company. Vert Capital is also Boxlight Corporation’s primary stockholder. As of June 30, 2015, the aforementioned transactions have not taken place.

Operating Lease Commitments

The Company leases office space under a non-cancelable lease agreement. The lease generally provides that the Company pay the taxes, insurance and maintenance expenses related to the property. Future minimum lease payments of the Company’s operating lease during the years subsequent to June 30, 2015 are as follows:

Years ended December 31,	Amount
2015	$25,614
2016	52,362
2017	13,185

Net minimum lease payments (excluding future minimum sublease income)	$91,161

Rent expense under operating leases was $23,585 and $12,619 for the six months ended June 30, 2015 and 2014, respectively. Facilities rent is reduced by sublease income of $25,488 and $12,961 for the six months ended June 30, 2015 and 2014, respectively. Future minimum sublease income for the years subsequent to June 30, 2015 are $25,614 and $39,177 for 2015 and 2016, respectively.

On July 29, 2015, one of the Company’s vendors filed a claim against the Company for an unpaid balance of $67,880. This amount is included in the accounts payable on the Company’s statement of financial position as of June 30, 2015.

NOTE 5 – RELATED PARTY TRANSACTIONS

As of June 30, 2015 and December 31, 2014, Genesis had accounts receivable balance of $69,336 and $35,000, respectively, due from Boxlight Corp., for salaries paid by the Company on behalf of Boxlight Corp. The Company and Boxlight Corp. are managed by the same group.

As of June 30, 2015 and December 31, 2014, the Company had borrowings from LCC-Delaware and Boxlight Corp. See Note 2 and 3.

F-61

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of

Genesis Collaboration, LLC

Atlanta, Georgia

We have audited the accompanying statements of financial position of Genesis Collaboration, LLC as of December 31, 2014 and 2013, and the related statements of operations, changes in members’ deficit, and cash flows for each of the years then ended. Genesis Collaboration, LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Genesis Collaboration, LLC as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ GBH CPAs, PC
GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
March 27, 2015

F-62

Genesis Collaboration, LLC

Statements of Financial Position

As of December 31, 2014 and 2013

	December 31, 2014	December 31, 2013
ASSETS

Current assets:
Cash and cash equivalents	$32,013	$93,916
Accounts receivable, net of allowance	348,605	369,915
Accounts receivable – related party	35,000	8,265
Other current assets	11,643	-
Total current assets	427,261	472,096

Other assets	8,047	8,047
Total assets	$435,308	$480,143

LIABILITIES AND MEMBERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$780,295	$487,393
Accounts payable and accrued expenses – related party	-	6,088
Line of credit	45,000	-
Customer prepayments	35,349	-
Total liabilities	860,644	493,481

Members’ deficit	(425,336)	(13,338)

Total liabilities and members’ deficit	$435,308	$480,143

The accompanying notes are an integral part of these financial statements.

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Genesis Collaboration, LLC

Statements of Operations

For the Years Ended December 31, 2014 and 2013

	2014	2013

Revenues	$2,902,856	$2,102,528
Cost of goods sold	2,236,651	1,486,816
Gross profit	666,205	615,712

Operating expenses:
General and administrative expenses	1,064,794	710,630
Total operating expenses	1,064,794	710,630

Loss from operations	(398,589)	(94,918)

Other income (expense):
Interest expense	(13,409)	(3,829)
Other income	-	75
Total other income (expense)	(13,409)	(3,754)

Net loss	$(411,998)	$(98,672)

The accompanying notes are an integral part of these financial statements.

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Genesis Collaboration, LLC

Statement of Changes in Members’ Deficit

For the Years Ended December 31, 2014 and 2013

Members’
Deficit

Balance at December 31, 2012	$107,834

Members’ distributions	(22,500)
Net loss	(98,672)

Balance at December 31, 2013	(13,338)

Net loss	(411,998)

Balance at December 31, 2014	$(425,336)

The accompanying notes are an integral part of these financial statements.

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Genesis Collaboration, LLC

Statements of Cash Flows

For the Years Ended December 31, 2014 and 2013

	December 31, 2014	December 31, 2013

Cash flows from operating activities:
Net loss	$(411,998)	$(98,672)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	5,335	6,874
Loss on factoring of accounts receivable with recourse	8,647	-
Changes in operating assets and liabilities:
Accounts receivable	(41,600)	(259,690)
Accounts receivable – related party	(26,735)	(8,265)
Other current assets	(11,644)	-
Other assets	-	(8,047)
Accounts payable and accrued expenses	292,903	342,232
Accounts payable and accrued expenses – related party	(6,088)	6,088
Customer prepayments	35,349	-
Net cash used in operating activities	(155,831)	(19,480)

Cash flows from financing activities:
Proceeds from factoring of accounts receivable with recourse	48,928	-
Proceeds from line of credit	45,000	-
Members’ distributions	-	(22,500)
Net cash provided by (used in) financing activities	93,928	(22,500)

Net decrease in cash	(61,903)	(41,980)

Cash and cash equivalents, beginning of period	93,916	135,896

Cash and cash equivalents, end of period	$32,013	$93,916

SUPPLEMENTAL CASH FLOW DISCLOSURES:

Interest paid	$-	$-
Taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

F-66

Genesis Collaboration, LLC

Notes to Financial Statements

December 31, 2014

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Genesis Collaboration, LLC (“Genesis” or the “Company”) was formed as a limited liability company in September 2011 in Atlanta, Georgia, to provide solutions that enhance interactive learning in the business, government, and education markets. Genesis is a technology provider that facilitates effective communication in schools, training facilities and workplaces around the world. Genesis offers a wide range of integrated products that change the way individuals collaborate and learn. In the classroom, Genesis offers a wide range of integrated interactive solutions that transform the way teachers deliver lessons and assess progress. Genesis’ products include interactive whiteboard systems, interactive tables, interactive and standard projectors, audio systems, data loggers, software, assessment and student response systems.

BASIS OF PRESENTATION

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value.

ACCOUNTS RECEIVABLE

Accounts receivable are stated at historical carrying amounts net of write-offs and allowance for doubtful accounts. The carrying amount of Genesis’ accounts receivable approximates fair value because of the short–term nature of the instruments.

Genesis routinely assesses the collectability of all material trade and other receivables. Genesis’ receivables consist primarily of receivables from customers of Genesis’ products. At December 31, 2014 and 2013, there were no significant concentrations in customer accounts.

The Company factors a portion of its invoices for certain customers (approved by the third party factor) with recourse to the Company and the Company incurred factor fees of $8,647 and $-0- for the twelve months ended December 31, 2014 and 2013, respectively. The invoiced amounts are reported as accounts receivable on Genesis’ statements of financial position, generally, when the product is shipped to our customer until payment is received from the factor with a corresponding recourse liability for the amount owed in the event of uncollectability. The assets of the Company have been pledged as a security interest against any advances. At December 31, 2014 and 2013, there were no outstanding factored receivables.

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ALLOWANCE FOR DOUBTFUL ACCOUNTS

Genesis’ reported balance of accounts receivable, net of allowance for doubtful accounts, represents management’s estimate of the amount that ultimately will be realized in cash. Genesis reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical payment trends, the age of receivables and knowledge of the individual customers. When the analysis indicates, management increases or decreases the allowance accordingly. However, if the financial condition of our customers were to deteriorate, additional allowances might be required. As of December 31, 2014 and 2013, we had an allowance for doubtful accounts of $12,209 and $6,874 respectively.

REVENUE RECOGNITION

Revenue is comprised of product sales and service revenue.

Revenue from product sales is derived from the sale of projectors, interactive panels and related accessories. The Company recognizes revenue from product sales when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured. Evidence of an arrangement consists of an order from its distributors, resellers or end users. The Company considers delivery to have occurred once title and risk of loss has been transferred.

Service revenue is comprised of product installation services and training services. These service revenues are normally entered into at the time products are sold. Service prices are established depending on product equipment sold and include a cost value for the estimated services to be performed based on historical experience. The Company outsources installation and training services to third parties and recognizes revenue upon completion of the services.

The Company evaluates the criteria outlined in FASB ASC Subtopic 605-45, Principal Agent Considerations, in determining whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as revenue. Generally, when the Company is primarily obligated in a transaction, is subject to inventory risk, has latitude in establishing prices and selecting suppliers, or has several but not all of these indicators, revenue is recorded at the gross amount. If the Company is not primarily obligated and amounts earned are determined using a fixed percentage, a fixed-payment schedule, or a combination of the two, the Company generally records the net amounts as revenue earned.

While the Company uses resellers and distributors to sell our products our sales agreements do not contain any special pricing incentives, right of return or other post shipment obligations. The Company recognizes revenue only when all of the criteria described above have been met:

INCOME TAXES

The Company is taxed as a limited liability company under the Internal Revenue Code. The income of the Company flows through to the members to be taxed at the member level rather than the corporate level. Accordingly, the Company has no tax liability.

Management has evaluated the Company’s tax positions under the Financial Accounting Standards Board issued guidance on accounting for uncertainty in income taxes and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance.

SUBSEQUENT EVENTS

The Company has evaluated all transactions from December 31, 2014 through the financial statement issuance date for subsequent event disclosure consideration.

NEW ACCOUNTING PRONOUNCEMENTS

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

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NOTE 2 – REORGANIZATION

For the year ended December 31, 2012 and the period from January 1, 2013 through October 31, 2013, the Company’s owners consisted of Renova Partners, LLC, Operational Security Systems, Inc., Mark Elliott and John Cox, each owning a 25% interest. An operating agreement dated June 29, 2012 was entered into by the members such that the net profits or losses would be allocated pursuant to Section 704 (c) of the Internal Revenue Code. Each member’s capital account balance shall be equal to the result of subtracting (i) the sum of (x) the amount which such member is unconditionally obligated to contribute to the Company in the future, (y) such member’s share of the partner minimum gain and (z) such member’s share of the partnership minimum gain from (i) such member’s target amount at the end of such fiscal year.

On October 31, 2013, Genesis’ former members entered into an exchange agreement with Logical Choice Corporation (“LCC - Delaware”). The Genesis members exchanged their membership interests in Genesis for 1,000,000 shares of Series B preferred stock in LCC - Delaware. LCC - Delaware is now the sole member of the Company. Accordingly, the Company’s operating agreement was amended such that the net profits or losses of the Company would be allocated according to LCC - Delaware’s sole ownership of Genesis.

NOTE 3 – LINE OF CREDIT

On May 21, 2014, the Company entered into a line of credit agreement with LCC-Delaware. The line of credit allows the Company to borrow up to $500,000 for working capital and business expansion. The funds when borrowed will accrue interest at 10% per annum. Interest accrued on any advanced funds is due monthly and the outstanding principal and any accrued interest are due in full on May 21, 2015. The assets of the Company have been pledged as a security interest against any advances on the line of credit. As of December 31, 2014, there is an outstanding balance of $45,000 advanced against this line.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Operating Lease Commitments

The Company leases office space under a non-cancelable lease agreement. The lease generally provides that the Company pay the taxes, insurance and maintenance expenses related to the property. Future minimum lease payments of the Company’s operating lease during the years subsequent to December 31, 2014 are as follows:

2015	$50,853
2016	52,362
2017	13,185
Net minimum lease payments	$116,400

Rent expense under operating leases was $44,894 and $33,344 for the years ended December 31, 2014 and 2013, respectively. Facilities rent is reduced by sublease income of $-0- and $4,023 for the years ended December 31, 2014 and 2013, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

In 2014, Genesis had an accounts receivable balance of $35,000 due from Boxlight Corp., related to salaries paid by the Company on behalf of Boxlight Corp. The Company and Boxlight Corp. are managed by the same team.

In 2013, Genesis used Logical Choice Technologies, Inc. (“LCT”), a company 100% owned by LCC, to subcontract installation services. As of December 31, 2013, the Company had a payable to LCT in the amount of $6,088. Also during the year ended December 31, 2013, Genesis had an accounts receivable balance of $8,265 due from LCT, related to products that LCT purchased from the Company.

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NOTE 6 – SUBSEQUENT EVENTS

On October 31, 2014, Vert Capital and LCC-Delaware, a subsidiary of Vert Capital, agreed, upon consummation of an initial public offering of Logical Choice Corporation – Nevada (“LCC-Nevada”) and immediately following the acquisitions of Everest Display, Inc., a Taiwanese Corporation, and Globisens, Ltd., an Israeli limited company, to contribute 100% of the membership interests in the Company to LCC-Nevada in exchange for 1,000,000 shares of LCC- Nevada’s Series B Preferred Stock. As part of such agreement, other than one share of common stock of LCC-Delaware to be retained by Vert Capital, each of Vert Capital and the four former members of the Company will return to the treasury of LCC-Delaware, all of their membership interests in LCC-Delaware in exchange for 1,000,000 shares of LCC- Nevada’s Series B Preferred Stock which shall be automatically converted immediately following completion of the initial public offering of LCC-Nevada into common stock representing 4.0% of LCC-Nevada’s outstanding and issuable common shares prior to the offering date.

On January 15, 2015, the Company entered into a line of credit agreement with Boxlight Corporation. The line of credit allows the Company to borrow up to $500,000 for working capital and business expansion. The funds when borrowed will accrue interest at 10% per annum. Interest accrued on any advanced funds is due monthly and the outstanding principal and any accrued interest are due in full on three years from execution date. The assets of the Company have been pledged as a security interest against any advances on the line of credit. As of March 27, 2015, there is an outstanding balance of $50,000 advanced against this line.

F-70

Boxlight Corporation

(Formerly known as Logical Choice Corporation)

Balance Sheets

As of June 30, 2015 and December 31, 2014

(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$5,898	$378
Receivables – related party	2,205	-
Total current assets	8,103	378

Note receivable – related party	50,000	-
Total assets	$58,103	$378

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$432,093	$383,519
Accounts payable and accrued expenses – related parties	100,418	41,678
Short-term debt, net of discount of $5,000	95,000	-
Convertible note payable – related party	50,000	-
Short-term debt – related parties	534,179	275,076
Total liabilities	1,211,690	700,273

Commitment and contingencies

Stockholders’ deficit:
Preferred stock, 50,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized, 2,806,808 shares issued and outstanding	281	281
Paid-in capital deficit	(22,721)	(22,721)
Accumulated deficit	(1,130,372)	(674,895)
Subscription receivable	(775)	(2,560)
Total stockholders’ deficit	(1,153,587)	(699,895)

Total liabilities and stockholders’ deficit	$58,103	$378

See accompanying notes to the unaudited financial statements.

F-71

Boxlight Corporation

(Formerly known as Logical Choice Corporation)

Statement of Operations

For the Six Months Ended June 30, 2015

(Unaudited)

Operating expenses:
General and administrative expenses	$428,279
Total operating expenses	428,279

Interest expense, net	27,198

Net loss	$(455,477)

Net loss per common share – basic and diluted	$(0.16)
Weighted average number of common share outstanding – basic and diluted	2,806,808

See accompanying notes to the unaudited financial statements

F-72

Boxlight Corporation

(Formerly known as Logical Choice Corporation)

Statement of Cash Flows

For the Six Months Ended June 30, 2015

(Unaudited)

Cash flows from operating activities:
Net loss	$(455,477)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	5,000
Changes in operating assets and liabilities:
Receivables – related party	(2,205)
Accounts payable and accrued expenses	48,574
Accounts payable and accrued expenses – related parties	58,740
Net cash used in operating activities	(345,368)

Cash flows from investing activities:
Advances to related party	(50,000)
Net cash used in investing activities	(50,000)

Cash flows from financing activities:
Proceeds from collection of stock subscription receivable	1,785
Proceeds from short-term debt	90,000
Proceeds from convertible note payable – related party	50,000
Proceeds from short-term borrowings – related parties, net	259,103
Net cash provided by financing activities	400,888

Net increase in cash and cash equivalents	5,520

Cash and cash equivalents, beginning of the period	378

Cash and cash equivalents, end of the period	$5,898

Supplemental cash flows disclosures:
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to the unaudited financial statements.

F-73

Boxlight Corporation

(Formerly known as Logical Choice Corporation)

Notes to Financial Statements

(Unaudited)

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Boxlight Corporation (formerly known as Logical Choice Corporation) (the “Company” or “Boxlight Parent”) was incorporated in the State of Nevada on September 18, 2014 with its headquarters in Atlanta, Georgia for the purpose of becoming a technology company that sells interactive educational products.

BASIS OF PRESENTATION

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The unaudited financial statements of Boxlight Corporation and accompanying notes are prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in financial statements prepared in accordance with GAAP have been omitted from these statements pursuant to such rules and regulations and, accordingly, they do not include all of the information and notes necessary for comprehensive financial statements and should be read in conjunction with our audited financial statements for the year ended December 31, 2014 contained elsewhere in this registration statement.

ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

SHARE-BASED COMPENSATION

The Company estimates the fair value of each share-based compensation award at the grant date by using the Black-Scholes option pricing model. The fair value determined represents the cost for the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. As share-based compensation expense is recognized based on awards ultimately expected to vest. Excess tax benefits, if any, are recognized as an addition to paid-in capital.

SUBSEQUENT EVENTS

The Company has evaluated all transactions from June 30, 2015 through the financial statement issuance date for subsequent event disclosure consideration.

NEW ACCOUNTING PRONOUNCEMENTS

In April 2015, the FASB issued ASU 2015-03, “Simplifying the Presentation of Debt Issuance Costs.” ASU 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The ASU is effective for annual periods beginning after December 15, 2015, and interim periods within those annual periods, early adoption is permitted. The Company is currently evaluating the effects of ASU 2015-03 on the financial statements.

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NOTE 2 – GOING CONCERN

These financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As of
June 30, 2015, the Company has incurred losses totaling $1,125,372 since inception, had a working capital deficit of $1,198,587 and has not yet generated any revenue from operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – EQUITY

During the period ended December 31, 2014, the Company issued 2,806,808 shares of its Class A common stock to various investors for cash of $2,560. The Company received promissory notes from the investors for the proceeds. These notes were due on March 31, 2015 and bear no interest through March 31, 2015. After March 31, 2015, the notes bear interest of 12% per annum. As of June 30, 2015, the Company has received proceeds of $1,785 from issuance of these shares and $775 was recorded by the Company as subscription receivable.

Preferred Shares

The Company’s article of incorporation provides that the Company is authorized to issue 50,000,000 preferred shares consisting of: 1) 2,500,000 shares of voting Series A preferred stock, with a par value of $1 per share; 2) 1,200,000 shares of voting Series B preferred stock, with a par value of $0.0001 per share; 3) 270,000 shares of voting Series C preferred stock, with a par value of $0.0001 per share; 4) 46,030,000 shares to be established by the Company’s Board of Directors.

Upon the effectiveness of a registration statement registering for the resale of the Company’s Class A common stock, all of the shares of Series B and Series C Preferred Stock shall be automatically converted into the applicable numbers of Class A common stock. All of the Series A Preferred Stock shall be automatically converted into Class A common stock not later than one year after the effective date of the Company’s registration statement in connection with an initial public offering (“IPO”) of the Company’s Class A common stock.

Common Shares

In January 2015, the Company amended its articles of incorporation to state that the Company’s common shares consist of: 1) 150,000,000 shares of Class A voting common stock and 2) 50,000,000 shares of Class B non-voting common stock. Class A and Class B common stock has the same rights except that Class A common stock is entitled to one vote per share while Class B common stock has no voting rights. Currently, the Company has 2,806,808 shares Class A common stock issued and outstanding.

Adoption of the 2014 Stock Plan

On September 19, 2014, the Board approved the Company’s 2014 Stock Option Plan. The total number of underlying shares of the Company’s common stock available for grant to directors, officers, key employees, and consultants of the Company or a subsidiary of the Company under the plan is 1,644,615 shares.

NOTE 4 – STOCK-BASED COMPENSATION

As of June 30, 2015 and December 31, 2014, the Company had 600,525 options to purchase the Company’s Class A common stock outstanding with an exercise price of $0.18 per share, a term of 10 years and a vesting period of 3 years. As of June 30, 2015, options to purchase 71,465 shares of the Company’s Series A common stock were exercisable.

NOTE 5 – LINE OF CREDIT - SILVERSTEIN

On April 3, 2015, the Company entered into a Line of Credit Agreement with Sy Silverstein, an individual. Pursuant to the agreement, the Company obtained the line of credit for up to a maximum of $300,000 to complete its IPO process. The advances from this agreement accrue interest at 12% per annum, along with a $10,000 documentation fee, and is due on the effective date of the Company’s IPO. As of June 30, 2015, the outstanding principal and accrued interest under this agreement were $90,000 and $2,397, respectively.

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NOTE 6 – RELATED PARTIES TRANSACTIONS

Line of Credit - Vert Capital Corp.

On September 30, 2014, the Company entered into a Line of Credit Agreement with Vert Capital Corp., the Company’s majority shareholder. Pursuant to the agreement, the Company obtained a line of credit from Vert Capital up to a maximum of $500,000 to complete its IPO process. The advances from this agreement accrue interest at 10% per annum and is due on the effective date of the Company’s IPO. In connection with this agreement, the Company granted Vert Capital Corp. a first lien and security interest to all of its assets and properties. As of June 30, 2015, outstanding principal and accrued interest under this agreement were $349,050 and $11,622, respectively. As of December 31, 2014, outstanding principal and accrued interest under this agreement were $77,550 and $1,125, respectively.

Line of Credit - Logical Choice Corporation-Delaware

On September 30, 2014, the Company entered into a Line of Credit Agreement with Logical Choice Corporation-Delaware, a company controlled by Vert Capital Corp. Pursuant to the agreement, the Company obtained a line of credit from Logical Choice Corporation-Delaware up to a maximum of $500,000 for a term of 3 years. The advances from this agreement accrue interest at 10% per annum and is due on demand. In connection with this agreement, the Company granted Logical Choice Corporation-Delaware a second lien and security interest to all of its assets and properties, subordinate to the Vert Capital line of credit agreement. As of June 30, 2015, outstanding principal and accrued interest under this agreement were $185,129 and $14,063, respectively. As of December 31, 2014, outstanding principal and accrued interest under this agreement were $197,526 and $4,828, respectively

Convertible Note Payable – Mark Elliott

On January 16, 2015, the Company issued a note to Mark Elliott, the Company’s Chief Executive Officer, in the amount of $50,000. The note is due on April 30, 2015 and bears interest at an annual rate of 10%, compounded monthly. The note is convertible to the Company’s Class A common stock at the lesser of (i) $9.12 per share, (ii) a discount of 20% to the stock price if the Company’s common stock is public traded, or (iii) if applicable, such other amount negotiated by the Company. The note holder may convert all but not less than all of the outstanding principal and interest due under this note upon conversion date. As of June 30, 2015, outstanding principal and accrued interest under this agreement were $50,000 and $2,274, respectively. As of December 31, 2014, there was no outstanding principal or accrued interest under this agreement.

Other Payable

As of June 30, 2015, the Company had $69,336 payable to Genesis Collaboration, LLC (“Genesis”), a company controlled by Vert Capital Corp., for expenses paid by Genesis on behalf of the Company.

Line of Credit - Genesis

On January 15, 2015, the Company provided a line of credit to Genesis. The line of credit allows Genesis to borrow up to $500,000 for working capital and business expansion. The funds when borrowed accrue interest at 10% per annum. Interest is accrued monthly on any advanced funds and the outstanding amount is due in full three years from the execution date. The assets of Genesis have been pledged as a security interest against any advances on the line of credit. As of June 30, 2015, the Company has advanced $50,000 to Genesis against this line and accrued interest receivable of $2,205.

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Warrant Agreement

On November 7, 2014, the Company granted warrants to Vert Capital Corp. to purchase an aggregate of 548,205 shares of common stock with an exercise price equal to 110% of the price per share of the Company’s initial public offering or, in the situation that the Company become a public trading company through reverse merger or other alternative methods, the volume weighted average price per share for the 20 consecutive trading days immediately after the Company becomes public. These warrants expire on December 31, 2019.

NOTE 6 – COMMITMENT AND CONTINGENCY

Agreements with Board of Directors

In March 2015, the Company entered into agreements with two new Board members. In consideration of their agreement to serve on the Company’s Board, the Company agreed to sell a number of common shares equal to 0.5% and 1.25%, respectively, of the Company’s fully-diluted common shares to these members. The numbers of the fully-diluted common shares are to be determined on a date no later than 2 business days prior to the effective date of a registration statement in connection with an IPO of the Company’s Class A commons stock. The purchase price per share will be $0.0009 per share. The issuance of these shares will be recorded after the IPO. Additionally, one of the directors will receive a fee of $50,000 per annum commencing after the completion of the IPO.

Option Agreement

On September 18, 2014, Genesis granted 98,677 of the Company’s options to its president and vice president with an exercise price of $0.18 per share. The options will vest quarterly over a three-year period commencing on the first quarter ending subsequent to the IPO effective date of the Company. Upon the effective date of IPO, the Company will acquire 100% of Genesis shares and record stock-based compensation expense through the vesting period.

Warrant Agreement

On November 7, 2014, the Company granted warrants to Lackamoola, LLC to purchase an aggregate of 16,446 shares of common stock with an exercise price equal to 110% of the price per share of the Company’s IPO or, in the situation that the Company become a public trading company through reverse merger or other alternative methods, the volume weighted average price per share for the 20 consecutive trading days immediately after the Company becomes a publicly traded company. These warrants expire on December 31, 2019.

Acquisition of Boxlight

Effective as of January 31, 2015, the Company entered into stock purchase and option agreements with the shareholders of Everest Display Inc. and its subsidiaries (dba “Boxlight”).

Under the terms of the agreement with Boxlight’s majority shareholders, the Company will purchase a minimum of 82.3% of the outstanding share capital of Boxlight for a purchase price equal to $7,283,132 multiplied by the percentage of the total number of outstanding shares to be acquired. Such purchase price is payable in cash at closing. However, under the terms of a stock option agreement, the shareholders of Boxlight are obligated to exercise an option to purchase 270,000 shares of our Series C convertible preferred stock (the “Series C Preferred Stock”) at a cash option purchase price of $26.98 per share, or an aggregate of $7,284,600. Payment of the purchase price for the Boxlight shares and exercise of the option and payment of the per share option price is to occur simultaneously with the closing of the Boxlight acquisition, provided that such closing must occur on or before September 30, 2015. The Company also agreed to purchase, within 30 days after consummation of the acquisition, an additional 15.66% of ETL, a subsidiary majority owned by Boxlight, not owned by the Company, for approximately $1,952,000 (RMB 12,000,000).

Upon closing of the Boxlight acquisition and the Company’s IPO, all of the shares of Series C Preferred Stock will automatically convert into shares of Class A common stock, and together with additional shares of Class A common stock (representing 8% of the shares issuable upon conversion of the Series C Preferred Stock) to be issued to Boxlight’s employees in consideration for facilitating the transaction, will aggregate a total of 12,438,390 shares (before adjustment for reverse stock splits) of the Company’s Class A common stock, representing approximately 22.22% of the fully-diluted common stock. If the Company subsequently acquires more than 82.3% of the Boxlight shares, additional shares of Class A common stock would be issued up to a maximum number of shares (including those previously issued) equaling as much as 27% of the fully-diluted common stock immediately prior to this offering. Among other conditions, the closing of the acquisition of Boxlight is subject to the occurrence of a “liquidity event,” which includes completion of an initial public offering of Company common stock in which the shares issued to the Boxlight shareholders have a market value of not less than $16,460,000. The consummation of the Boxlight acquisition will occur simultaneously with the completion of the initial public offering and immediately prior to the acquisitions of each of Globisens Ltd. (“Globisens”) and Genesis.

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Acquisition of Globisens

In October 2014, the Company entered into a share purchase agreement to acquire 100% of the share capital of Globisens from its shareholders. Globisens sells custom designed wireless mobile lab units and related accessories for science classrooms based on technology developed internally. Under the terms of the share purchase agreement with the shareholders of Globisens, as amended, the parties valued Globisens at $5,250,000, of which $2,500,000 is payable in cash at the closing, and the $2,750,000 balance is evidenced by a number of shares of Class A common stock of the Company determined by dividing $2,750,000 by the initial per share offering price, provided that such number of shares represent not more than 3.437% of fully diluted common stock. The closing of the acquisition of Globisens is to occur on the earlier of completion of the offering or June 30, 2015. The Globisens stockholders have agreed not to sell any of their shares for a minimum of two years following the closing.

Following the initial two-year period from the closing, to secure the value of their shares issued by the Company, the Globisens shareholders have a two year option to “put” all or a portion of such shares back to the Company at a price equal to the initial offering price of our common stock sold to the public. However, in the event that at any time during the two-year put option period, all of the Company shares issued to the Globisens shareholders have either been registered for resale under the Securities Act, or may immediately be resold to the public without restriction pursuant to an applicable exemption from the registration requirements of the Securities Act, and any or all of such shares have been sold at a price per share that equals or exceeds the initial offering price of our common stock sold to the public under this prospectus, the dollar amount and number of shares that the Company may be obligated to purchase upon exercise of the put option shall be reduced by the dollar value of the number of shares that were sold by the Globisens shareholders. The Globisens shareholders are not obligated to sell any of the Company shares during the two-year put option period or thereafter, if they elect not to sell shares otherwise available for sale at a price equal to or above the initial per share offering price, the Company has the right, in lieu of repurchasing their shares upon exercise of the put option, to arrange for a third party to purchase (in a brokers transaction) or otherwise such shares at a price equal to or higher than the initial per share offering price, and, if the Globisens shareholders elect not to accept such offer to purchase, the put option and Company obligations thereunder will terminate.

Acquisition of Genesis

Effective as of September 30, 2014, Vert Capital’s inactive Delaware subsidiary distributed 100% of Genesis’s membership interests to Vert Capital, and on January 31, 2015, the Company, Vert Capital, and the former members of Genesis entered into an agreement whereby the Company will acquire from Vert Capital all of the outstanding equity of Genesis upon consummation of an initial public offering immediately following the acquisitions of Boxlight and Globisens. Genesis provides solutions that enhance interactive learning in the business, government, and education markets. In connection with such transaction, other than one share of common stock of the Delaware subsidiary retained by Vert Capital, each of Vert Capital and the four former members of Genesis will return to treasury all of their ownership equity in such Delaware subsidiary, and the former members of Genesis will receive 1,000,000 shares of the Company’s Series B Preferred Stock upon consummation of the initial public offering, which will automatically convert into 2,239,000 shares of Class A common stock, or such other number of shares as will represent 4.0% of the Company “fully diluted common stock.” If the offering is not consummated, no shares will be issued to the former members of Genesis. Genesis is owned by Vert Capital, which is also the Company’s primary stockholder. The Company will account for the acquisition of Genesis as a merger of entities under common control.

Following completion of this offering, the holders of Series A preferred stock in Vert Capital’s inactive Delaware subsidiary will be given the right to exchange their Series A preferred stock for 2,500,000 shares of the Company’s Series A preferred stock. Each share of Series A preferred stock will be convertible by the holder into one share of our Class A common stock commencing one year from the date of the issuance of the Series A preferred stock.

NOTE 7 – SUBSEQUENT EVENTS

On August 19, 2015, the Company issued a convertible promissory note to James Lofgren, spouse of Sheri Lofgren, the Company’s Chief Financial Officer, in the amount of $45,000. Mr. Lofgren may convert all but not less than all of the outstanding principal and interest due under this note into the Company’s Class A common stock, at the lesser of (i) $9.12 per share or (ii) a discount of 20% to the trading price if the Company’s common stock is then publicly traded.

On July 15, 2015, the Company executed an agreement with VC2 Advisors LLC (“VC2”), a Delaware limited liability company, in which Michael Pope, the Company’s President and Director, is a managing member. VC2 is owned by Sugar House Trust and AEL Irrevocable Trust, trusts for the benefit of the families of Michael Pope and Adam Levin, respectively. The effective date of this agreement is the date of the consummation of the IPO of the Company’s Class A common stock. Pursuant to the agreement, VC2 shall perform consulting services for the Company relating to, among other things, sourcing and analyzing strategic acquisitions and introductions to various financing sources. VC2 shall receive an annual management fee payable in cash equal to 1.5% of total consolidated revenues at the end of each fiscal year ended December 31, 2015, 2016, 2017 and 2018, payable in monthly installments, commencing as of the date of the Company’s IPO. The annual fee is subject to a cap in the amount of $250,000 for 2015 and $1,000,000 in each of 2016, 2017 and 2018. At its option, VC2 may also defer payment until the end of each year, payable as an option to purchase shares of Class A common stock of the Company, at a price per share equal to 100% of the closing price of the Company’s Class A common stock as traded on Nasdaq or any other national securities exchange as of December 31 of such year in question.

On July 27 2015, the Company completed a 1 for 7.665 reverse stock split for its Class A common stock in preparation for its IPO. On September 1, 2015, the Company further completed a 1 for 1.18991 reverse stock split of its Class A common stock reducing its outstanding Class A common stock to 2,806,808 shares. All share numbers or per share information presented give effect to the reverse stock splits.

F-78

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Boxlight Corporation (formerly known as Logical Choice Corporation)
Atlanta, Georgia

We have audited the accompanying balance sheet of Boxlight Corporation (formerly known as Logical Choice Corporation) as of December 31, 2014 and the related statements of operations, changes in stockholders’ deficit, and cash flows for the period from September 18, 2014 (inception) to December 31, 2014. Boxlight Corporation’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boxlight Corporation (formerly known as Logical Choice Corporation) as of December 31, 2014 and the results of its operations and its cash flows for the period from September 18, 2014 (inception) to December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Boxlight Corporation will continue as a going concern. As discussed in Note 2 to the financial statements, Boxlight Corporation has suffered losses from operations, has a net capital deficit, and has not yet generated any revenue from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC
GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

April 20, 2015, except for the effects of the reverse stock splits discussed in Note 7, as to which the date is September 14, 2015

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Boxlight Corporation

(formerly known as Logical Choice Corporation)

Balance Sheet

As of December 31, 2014

ASSETS
Current assets:
Cash	$378

Total assets	$378

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$383,519
Accounts payable and accrued expenses - related party	41,678
Short-term debt	275,076
Total liabilities	700,273

Commitment and contingencies

Stockholders’ deficit:
Preferred stock, 50,000,000 shares authorized, none issued and outstanding	-
Common stock, $0.0001 par value, 200,000,000 shares authorized, 2,806,808 shares issued and outstanding	281
Paid-in capital deficit	(22,721)
Accumulated deficit	(674,895)
Subscription receivable	(2,560)
Total stockholders’ deficit	(699,895)

Total liabilities and stockholders’ deficit	$378

See accompanying notes to the financial statements.

F-80

Boxlight Corporation

(formerly known as Logical Choice Corporation)

Statement of Operations

For the Period from September 18, 2014 (inception) to December 31, 2014

Operating expenses:
General and administrative expenses	$668,217
Total operating expenses	668,217

Interest expense	6,678

Net loss	$(674,895)

Net loss per common share – basic and diluted	$(0.27)
Weighted average number of common share outstanding – basic and diluted	2,459,299

See accompanying notes to the financial statements.

F-81

Boxlight Corporation

(formerly known as Logical Choice Corporation)

Statement of Changes in Stockholders Deficit

For the Period from September 18, 2014 (inception) to December 31, 2014

				Paid-in
	Class A Common Stock		Subscription	Capital	Accumulated
	Shares	Amount	Receivable	Deficit	Deficit	Total

Balance, September 18, 2014	-	$-	$-	$-	$-	$-
Direct costs incurred for issuance of equity	-	-	-	(25,000)	-	(25,000)
Sale of common stock	2,806,808	281	(2,560)	2,279	-	-
Net loss	-	-	-	-	(674,895)	(674,895)

Balance, December 31, 2014	2,806,808	$281	$(2,560)	$(22,721)	$(674,895)	$(699,895)

See accompanying notes to the financial statements.

F-82

Boxlight Corporation

(formerly known as Logical Choice Corporation)

Statement of Cash Flows

For the Period from September 18, 2014 (inception) to December 31, 2014

Cash flows from operating activities:
Net loss	$(674,895)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	383,519
Accounts payable and accrued expenses - related party	41,678
Net cash used in operating activities	(249,698)

Cash flows from financing activities:
Net proceeds from issuance of short-term debt	275,076
Direct costs incurred for issuance of equity	(25,000)
Net cash provided by financing activities	250,076

Net increase in cash	378

Cash and cash equivalents, beginning of the period	-

Cash and cash equivalents, end of the period	$378

Supplemental cash flow disclosures:
Cash paid for interest	$-
Cash paid for income taxes	$-

Non-cash financing activities:
Receivable from sale of common stock	$2,560

See accompanying notes to the financial statements.

F-83

Boxlight Corporation

(formerly known as Logical Choice Corporation)

Notes to Financial Statements

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Boxlight Corporation (formerly known as Logical Choice Corporation) (the “Company” or “Boxlight Parent”) was incorporated in the State of Nevada on September 18, 2014 (inception) with its headquarters in Atlanta, Georgia.

BASIS OF PRESENTATION

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

SHARE-BASED COMPENSATION

The Company estimates the fair value of each share-based compensation award at the grant date by using the Black-Scholes option pricing model. The fair value determined represents the cost for the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. As share-based compensation expense is recognized based on awards ultimately expected to vest. Excess tax benefits, if any, are recognized as an addition to paid-in capital.

SUBSEQUENT EVENTS

The Company has evaluated all transactions from December 31, 2014 through the financial statement issuance date for subsequent event disclosure consideration.

NEW ACCOUNTING PRONOUNCEMENTS

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

NOTE 2 – GOING CONCERN

These financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As of December 31, 2014, the Company has incurred losses totaling $674,895 since inception, had a working capital deficit of $699,895 and has not yet generated any revenue from operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

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NOTE 3 – EQUITY

During the period from September 18, 2014 (inception) to December 31, 2014, the Company incurred $25,000 as direct share issuance costs directly attributable to the Company’s proposed offering of its common stock.

During the period from September 18, 2014 (inception) to December 31, 2014, the Company issued 2,806,808 shares of its common stock to various investors for cash of $2,560. The Company received promissory notes from the investors for the proceeds. These notes were due on March 31, 2015 and bear no interest until March 31, 2015. After March 31, 2015, the notes bears an interest of 12% per annum. As of December 31, 2014, the Company has not received the proceeds from issuance of these shares and $2,560 was recorded by the Company as subscription receivable. Subsequent to December 31, 2014, the Company has received $1,785 from investors for these notes.

Common Shares

In January 2015, the Company amended its article of incorporation to state that the Company’s common shares consists of: 1) 150,000,000 shares of Class A voting common stock and 2) 50,000,000 shares of Class B non-voting common stock. Class A and Class B common stock has the same rights except that Class A common stock is entitled to one vote per share while Class B common stock has no voting rights. Currently, the Company has 2,806,808 shares Class A common stock issued and outstanding.

Preferred Shares

The Company’s article of incorporation provides that the Company’s preferred shares consists of: 1.) 2,500,000 shares of voting Series A preferred stock, with a par value of $1 per share; 2.) 1,200,000 shares of voting Series B preferred stock, with a par value of 0.0001 per share; 3.) 270,000 shares of voting Series C preferred stock, with a par value of 0.0001 per share.

Upon the effectiveness of a registration statement registering for the resale of the Company’s Class A common stock, all of the shares of Series B and Series C Preferred Stock shall be automatically converted into the applicable numbers of Class A common stock. All of the Series A Preferred Stock shall be automatically converted into Class A common stock one year after the effective date of the Company’s registration statement in connection with a IPO of the Company’s Class A common stock.

Adoption of the 2014 Stock Plan

On September 19, 2014, the Board approved the Company’s 2014 Stock Option Plan. The total number of underlying shares of the Company’s common stock available for grant to directors, officers, key employees, and consultants of the Company or a subsidiary of the Company under the plan is 1,644,615 shares.

NOTE 4 – STOCK-BASED COMPENSATION

During the period from September 18, 2014 (inception) to December 31, 2014, the Company granted its employees 600,547 options to purchase the Company’s Class A common stock with an exercise price of $0.18 per share and a term of 10 years, with vesting over a 3-year period. The options have an aggregated fair value of approximately $2 that was calculated using the Black-Scholes option-pricing model. Variables used in the Black-Scholes option-pricing model include: (1) discount rate of 1.81% to 2.09% (2) expected life of 5.75 years, (3) expected volatility of 65% to 69%, and (4) zero expected dividends.

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NOTE 5 – RELATED PARTIES TRANSACTIONS

Line of Credit-Vert Capital Corp.

On September 30, 2014, the Company entered into a Line of Credit Agreement with Vert Capital Corp., the Company’s majority shareholder. Pursuant to the agreement, the Company obtained a line of credit from Vert Capital up to a maximum of $500,000 to complete its initial public offering (“IPO”) process. The advances from this agreement accrued interest at 10% per annum and is due on the effective date of the Company’s IPO. In connection with this agreement, the Company granted Vert Capital Corp. a first lien and security interest to all of its assets and properties. As of December 31, 2014, outstanding principal and accrued interest under this agreement were $77,550 and $1,125, respectively.

Line of Credit-Logical Choice Corporation-Delaware

On September 30, 2014, the Company entered into a Line of Credit Agreement with Logical Choice Corporation-Delaware, a company controlled by Vert Capital Corp. Pursuant to the agreement, the Company obtained a line of credit from Logical Choice Corporation-Delaware up to a maximum of $500,000 for a term of 3 years. The advances from this agreement accrue interest at 10% per annum and is due on demand. In connection with this agreement, the Company granted Logical Choice Corporation-Delaware a second lien and security interest to all of its assets and properties, subordinate to the Vert Capital line of credit agreement. As of December 31, 2014, outstanding principal and accrued interest under this agreement were $197,526 and $5,553, respectively.

Other payable

As of December 31, 2014, the Company has $35,000 payable to Genesis Collaboration, LLC, a company controlled by Vert Capital Corp., for payroll expense paid by Genesis on behalf of the Company.

Warrant agreements

On November 7, 2014, the Company granted Vert Capital Corp. and Lackamoola, LLC warrants to purchase an aggregate of 564,651 shares of common stock with an exercise price equal to 110% of the price per share of the Company’s initial public offering or, in the situation that the Company become a public trading company through reverse merger other alternative methods, the volume weighted average price per share for the 20 consecutive trading days immediately following the Company becomes public. These warrants expire on December 31, 2019.

NOTE 6 – COMMITMENT AND CONTINGENCY

On September 18, 2014, Genesis granted 98,677 of the Company’s options to its president and vice president with an exercise price of $0.18 per share. The options will vest quarterly over a three year period commencing on the first quarter ending subsequent to the IPO effective date of the Company. Upon the effective date of IPO, the Company will acquires 100% of Genesis shares, and record stock-based compensation expense through the vesting period.

NOTE 7 – SUBSEQUENT EVENTS

Acquisition of Boxlight

Effective as of January 31, 2015, the Company entered into stock purchase and option agreements with the shareholders of Everest Display Inc. and its subsidiaries (dba “Boxlight”).

Under the terms of the agreement with Boxlight’s majority shareholders, the Company will purchase a minimum of 82.3% of the outstanding share capital of Boxlight for a purchase price equal to $7,283,132 multiplied by the percentage of the total number of outstanding shares to be acquired. Such purchase price is payable in cash at closing. However, under the terms of a stock option agreement, the shareholders of Boxlight are obligated to exercise an option to purchase 270,000 shares of our Series C convertible preferred stock (the “Series C Preferred Stock”) at a cash option purchase price of $26.98 per share, or an aggregate of $7,284,600. Payment of the purchase price for the Boxlight shares and exercise of the option and payment of the per share option price is to occur simultaneously with the closing of the Boxlight acquisition, provided that such closing must occur on or before June 30, 2015. The Company also agreed to purchase, within 30 days after consummation of the acquisition, the remaining 15.66% of ETL, a subsidiary majority owned by Boxlight, not owned by the Company, for approximately $1,952,000 (RMB 12,000,000).

F-86

Upon closing of the Boxlight acquisition and this offering, all of the shares of Series C Preferred Stock will automatically convert into shares of Class A common stock, and together with additional shares of Class A common stock (representing 8% of the shares issuable upon conversion of the Series C Preferred Stock) to be issued to Boxlight’s employees and the shares should be allocated at the sole discretion of the majority Boxlight shareholders in consideration for facilitating the transaction, will aggregate a total of 1,483,410 shares of the Company’s Class A common stock, representing approximately 22.22% of the fully-diluted common stock. If the Company subsequently acquires more than 82.3% of the Boxlight shares, additional shares of Class A common stock would be issued up to a maximum number of shares (including those previously issued) equaling as much as 27% of the fully-diluted common stock immediately prior to this offering. Among other conditions, the closing of the acquisition of Boxlight is subject to the occurrence of a “liquidity event,” which includes completion of an initial public offering of Company common stock in which the shares issued to the Boxlight shareholders have a market value of not less than $16,460,000. The consummation of the Boxlight acquisition will occur simultaneously with the completion of the initial public offering and immediately prior to the acquisitions of each of Globisens Ltd. (“Globisens”) and Genesis Collaboration, LLC (“Genesis”).

Acquisition of Globisens

In October 2014, the Company entered into a share purchase agreement to acquire 100% of the share capital of Globisens from its shareholders. Globisens sells custom designed wireless mobile lab units and related accessories for science classrooms based on technology developed internally. Under the terms of the share purchase agreement with the shareholders of Globisens, as amended, the parties valued Globisens at $5,250,000, of which $2,500,000 is payable in cash at the closing, and the $2,750,000 balance is evidenced by a number of shares of Class A common stock of the Company determined by dividing $2,750,000 by the initial per share offering price, provided that such number of shares represent not more than 3.437% of fully diluted common stock. The closing of the acquisition of Globisens is to occur on the earlier of completion of the offering or September 30, 2015. The Globisens stockholders have agreed not to sell any of their shares for a minimum of two years following the closing.

Following the initial two-year period from the closing, to secure the value of their shares issued by the Company, the Globisens shareholders have a two year option to “put” all or a portion of such shares back to the Company at a price equal to the initial offering price of our common stock sold to the public. However, in the event that at any time during the two-year put option period, all of the Company shares issued to the Globisens shareholders have either been registered for resale under the Securities Act, or may immediately be resold to the public without restriction pursuant to an applicable exemption from the registration requirements of the Securities Act, and any or all of such shares have been sold at a price per share that equals or exceeds the initial offering price of our common stock sold to the public under this prospectus, the dollar amount and number of shares that the Company may be obligated to purchase upon exercise of the put option shall be reduced by the dollar value of the number of shares that were sold by the Globisens shareholders. The Globisens shareholders are not obligated to sell any of the Company shares during the two-year put option period or thereafter, if they elect not to sell shares otherwise available for sale at a price equal to or above the initial per share offering price, the Company has the right, in lieu of repurchasing their shares upon exercise of the put option, to arrange for a third party to purchase (in a brokers transaction) or otherwise such shares at a price equal to or higher than the initial per share offering price, and, if the Globisens shareholders elect not to accept such offer to purchase, the put option and Company obligations thereunder will terminate.

F-87

Acquisition of Genesis

Effective as of September 30, 2014, Vert Capital’s inactive Delaware subsidiary distributed 100% of Genesis’s membership interests to Vert Capital, and on January 31, 2015, the Company, Vert Capital, and the former members of Genesis entered into an agreement whereby the Company will acquire from Vert Capital all of the outstanding equity of Genesis upon consummation of an initial public offering immediately following the acquisitions of Boxlight and Globisens. Genesis provides solutions that enhance interactive learning in the business, government, and education markets. In connection with such transaction, other than one share of common stock of the Delaware subsidiary retained by Vert Capital, each of Vert Capital and the four former members of Genesis will return to treasury all of their ownership equity in such Delaware subsidiary, and the former members of Genesis will receive 1,000,000 shares of the Company Series B Preferred Stock upon consummation of the initial public offering, which will automatically convert into 266,186 shares of Class A common stock, or such other number of shares as will represent 4.0% of the Company “fully diluted common stock.” If the offering is not consummated, no shares will be issued to the former members of Genesis. Genesis is owned by Vert Capital. The Company will account for the acquisition of Genesis as a merger of entities under common control.

Following completion of this offering, the holders of Series A preferred stock in Vert Capital’s inactive Delaware subsidiary will be given the right to exchange their Series A preferred stock for 2,500,000 shares of the Company’s Series A preferred stock which will be convertible by the holders into 274,102 shares of our Class A common stock commencing one year from the date of the issuance of the Series A preferred stock.

Agreements with Board of Directors

In March 2015, the Company entered into agreements with two new members of Board of Directors. In consideration of their agreement to serve on the Company’s Board, the Company agreed to sell a number of common shares equals to 0.5% and 1.25%, respectively, of the Company’s fully-diluted common shares. The numbers of the fully-diluted common shares are to be determined on a date no later than 2 business days prior to the effective date of a registration statement in connection with a IPO of the Company’s commons stock. The purchase price per share will be $0.0009 per share. Additionally, one of the directors will receive a fee of $50,000 per annum commencing after the completion of the initial public offering.

Series A preferred stock

In 2013, Vert Capital formed Logical Choice Corporation – Delaware (“LCC DE”). In October 2013, LCC DE acquired, pursuant to an agreement and plan of merger, 100% of the capital stock of Logical Choice Technologies, Inc (“LCT”) in exchange for shares of Series A convertible preferred stock of LCC DE. In March 2015, Vert Capital, LCT’s minority stockholders, LCC DE and the Company entered into a stock transfer agreement. Pursuant to the agreement, the Company agreed to issue 2,500,000 shares of Series A convertible preferred stock of the Company to LCT’s former stockholders no later than one year after the effective date of a registration statement in connection with a IPO of the Company’s common stock for the benefits they would have received from LCC DE.

Convertible Note Payable

On January 16, 2015, the Company issued a note to Mark Elliott, the Company’s Chief Executive Officer, in the amount of $50,000. The note is due on April 30, 2015 and bears interest at an annual rate of 10%, compounded monthly. The note is convertible to the Company’s common stock at the lesser of (i) $9.12 per share, (ii) a discount of 20% to the stock price if the Company’s common stock is public traded, or (iii) if applicable, such other amount negotiated by the Company. The note holder may convert all but not less than all of the outstanding principal and interest due under this note upon conversion date.

Line of Credit

On January 15, 2015, the Company provided a line of credit to Genesis Collaboration, LLC. The line of credit allows Genesis Collaboration, LLC to borrow up to $500,000 for working capital and business expansion.  The funds when borrowed accrue interest at 10% per annum.  Interest accrued on any advanced funds is due monthly and the outstanding principal and any accrued interest are due in full three years from the execution date.  The assets of the Genesis Collaboration, LLC have been pledged as a security interest against any advances on the line of credit.  As of March 31, 2015, the Company has advanced $50,000 to Genesis Collaboration, LLC against this line.

On April 3, 2015 the Company entered into a Line of Credit Agreement with Sy Silverstein, an individual. Pursuant to the agreement, the Company obtained a line of credit up to a maximum of $300,000 to complete its IPO process. The advances from this agreement accrue interest at 12% per annum, along with a $10,000 documentation fee, and is due on the effective date of the Company’s IPO. As of April 15, 2015 the outstanding principal balance is $90,000.

Reverse Stock Splits

On July 27, 2015, the Company completed a 1 for 7.665 reverse stock split for its Class A common stock in preparation for its IPO. On September 1, 2015, the Company further completed a 1 for 1.18991 reverse stock split of its Class A common stock reducing its outstanding Class A common stock to 2,806,808 shares. All share numbers or per share information presented give effect to the reverse stock splits.

F-88

BOXLIGHT®

Presenting a Better Way

INTERACTIVE PANELS

DESKBOARD I MOBILE SOLUTIONS

INTERACTIVE PROJECTORS

1,111,111 Shares of Class A Common Stock

Warrants to purchase up to 555,555 shares of Class A Common Stock

PROSPECTUS

Aegis Capital Corp

Until              , 2015, all dealers that buy, sell or trade in our common stock and warrants, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable in connection with the sale of the shares of common stock being registered. The registrant will pay all expenses of the registration and sale of the shares of common stock, other than selling commissions and fees, stock transfer taxes and fees and expenses, if any, of counsel or other advisors to the selling stockholders. All of the amounts shown are estimates except the SEC registration fee.

Amount
SEC Registration Fee	$2, 245
*Printing and Engraving Expenses	$10,000
*Transfer Agent and Registrar Fees	$1,000
*Legal Fees and Expenses	$450,000
*Accounting Fees and Expenses	$125,000
*Total	$588, 245

*	Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are a Nevada corporation, and accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. Article 9 of our Second Amended and Restated Articles of Incorporation, Article 8 of our by-laws and the Nevada Revised Business Statutes, contain indemnification provisions.

Our Second Amended and Restated Articles of Incorporation provides that we will indemnify, in accordance with our by-laws and to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the corporation, by reason of such person acting as a director or officer of the corporation or any of its subsidiaries against any liability or expense actually and reasonably incurred by such person. We will be required to indemnify an officer or director in connection with an action, suit or proceedings initiated by such person only if (i) such action, suit or proceeding was authorized by the Board and (ii) the indemnification does no relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. Indemnification shall include payment by us of expenses in defending an action or proceeding in advance of final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it’s ultimately determined that such person is not entitled to indemnification.

With respect to any derivative action or other action against the corporation or any of its directors, officers, underwriters, accountants, financial advisors, or attorneys, in which wrongdoing is alleged for which the corporation could be liable or with respect to which the corporation might have an indemnification obligation, no stockholder or former stockholder shall agree to pay, the corporation shall have no authority to pay to any plaintiff’s counsel, and no plaintiff’s counsel shall seek any legal fee, except a fee determined for actual time expended, charged at reasonable rates not exceeding those prevailing for ordinary commercial litigation, as agreed between the corporation and plaintiff’s counsel before commencement of the action, subject to customary periodic rate increases, of which plaintiff’s counsel shall advise the corporation in advance of any such increase. Plaintiff’s counsel shall provide the corporation, at least monthly, a report of the time expended each day by each of its professionals in connection with the action during the period reported upon, describing the activities in reasonable detail and the dollar amount chargeable in connection therewith, summaries of time and charges with respect to each professional for such period and since inception, and of out-of-pocket expenses incurred during such period and since inception. This provision cannot be amended except by affirmative vote of holders of more than 80% of the corporation’s outstanding shares. Our By-laws provide for indemnification with respect to third party actions and corporate actions, if such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The Company has sold within the past three years, the following securities which were not registered under the Securities Act:

In connection with the formation of the Company, on September 18, 2014, a total of 2,295,552 shares of Class A common stock were issued to Vert Capital Corporation in reliance on Section 4(a)(2).

On November 7, 2014, we issued to Vert Capital Corp., and a consultant five year warrants to purchase 564,651 shares of our Class B common stock, at an exercise price payable by warrant holders equal to 110% of the initial per share offering price of the shares being sold under this prospectus. Among other provisions, such warrants contain “cashless” exercise rights and prohibit the holder from selling any of the shares issuable upon exercise of such warrants for a period of not less than six months from the date of issuance. Such warrants were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

●	On January 16, 2015, we issued a convertible promissory note to Mark Elliott, in the amount of $50,000. Mr. Elliott may convert all but not less than all of the outstanding principal and interest due under this note into the Company’s common stock, at the lesser of (i) $9.12 per share or (ii) a discount of 20% to the trading price if the Company’s common stock is then publicly traded. The note was issued pursuant to an exemption from registration under section 4(2) of the Securities Act.

●	On August 19, 2015, we issued a convertible promissory note to James Lofgren in the amount of $45,000. Mr. Lofgren may convert all but not less than all of the outstanding principal and interest due under this note into the Company’s common stock, at the lesser of (i) $9.12 per share or (ii) a discount of 20% to the trading price if the Company’s common stock is then publicly traded. The note was issued pursuant to an exemption from registration under section 4(2) of the Securities Act. James Lofgren is the spouse of Sheri Lofgren, Chief Financial Officer of the Company. Ms. Lofgren disclaims beneficial ownership in the shares.

Upon consummation of the offering contemplated by the prospectus included in this registration statement, the Company will issue shares of its capital stock, as follows:

●	in exchange for 100% of the membership interest equity in Genesis, a total of 1,000,000 shares of the Company’s Series B preferred stock will be issued to the four former members of Genesis Collaboration LLC, which shall automatically be converted into 266,186 shares of Class A common stock or such other number of shares as shall represent 4.0% of the Company’s fully-diluted common stock ;

●	an aggregate of 250,000 shares of Series A Preferred stock will be issued to Vert Capital Corp., to be held in trust for the benefit of the existing holders of Series A Preferred stock in LCC-Delaware; such 250,000 shares of Series A Preferred stock will automatically convert into 274,102 shares of class A Common stock on a date that is one year from the date of this prospectus.

●	in exchange for 82.3% of the shares of Boxlight, a total of 270,000 shares of our Series C preferred stock will be issued to the selling Boxlight stockholders, which will automatically convert into 1,373,528 shares of our Class A common stock.

●

An additional 109,882 bonus shares of Boxlight Parent Class A common stock will be issued to certain of the former Boxlight stockholders, and Boxlight Parent has also agreed to grant employee stock options entitling the option holders to purchase upon full vesting, at the offering price of our Class A common stock, an additional 333,769 shares of our Class B common stock or such other number of shares as represents 5.0% of our fully diluted common stock. Class B common stock is identical to Class A common stock, except that Class B common stock carries no vote, other than as required by law.

●	in exchange for 100% of the common shares of Globisens, a total of 229,418 shares of the Company’s Class A common stock will be issued to the Globisens stockholders, or such other number of shares as shall represent 3.437% of the Company’s fully-diluted common stock;

The above securities will be issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

Upon completion of the offering contemplated by the prospectus included in this registration statement, the Company will issue to Vert Capital Corp. three year warrants to purchase 548,205 shares of common stock at an exercise price of $9.90 per share, representing 110% of the initial per share offering price. Such warrants will be issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

In addition, in exchange for a transfer to a subsidiary of Everest Display of the “Boxlight” and “Boxlight Display” trademarks, the Company agreed to issue an additional 27,778 shares of its common stock to the current owner of such trademarks. Such shares will be issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

(b) Financial Statement Schedules

See page F-1 for an index of the financial statements and financial statement schedules included in this Registration Statement.

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ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lawrenceville, of the State of Georgia, on this 1 7 th day of September 2015.

BOXLIGHT CORPORATION

By:	/S/ JAMES MARK ELLIOTT
James Mark Elliott
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JAMES MARK ELLIOTT	Chief Executive Officer and Chairman	September 18, 2015
James Mark Elliott	(Principal Executive Officer)

/S/ Henry (“Hank”) Nance	Chief Operating Officer	September 18, 2015
Henry (“Hank”) Nance

/S/ SHERI LOFGREN	Chief Financial Officer	September 18, 2015
Sheri Lofgren	(Principal Financial and Accounting Officer)

/S/ MICHAEL POPE	President and Director	September 18, 2015
Michael Pope

*	Director	September 18, 2015
Tiffany Kuo

*	Director	September 18, 2015
Robin Richards

*	Director	September 18, 2015
Dr. Rudolph Crew

*/S/ JAMES MARK ELLIOTT
James Mark Elliott
Authorized Signatory

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement*

3.1	Fourth Amended and Restated Articles of Incorporation*

3.2	Bylaws*

4.1	Form of Certificate of Designations of Series A Convertible Preferred Stock*

4.2	Form of Certificate of Designations of Series B Convertible Preferred Stock*

4.3	Form of Certificate of Designations of Series C Convertible Preferred Stock*

4.4	Form of Warrant Held by Vert Capital Corp.*

4.5	Form of Warrant Held by Lackamoola, LLC*

4.6	Form of Warrant Agreement, by and between the registrant and VStock Transfer LLC *

4.7	Form of Warrant to Purchase Class A Common Stock *

5.1	Opinion of Loeb & Loeb, LLP as to the legality of the securities being offered

10.1	Share Purchase Agreement, by and among the majority shareholders of Everest Display, Inc., Boxlight Display, Inc., the registrant and Vert Capital Corp.*

10.2	Option Agreement, by and among the majority shareholders of Everest Display, Inc., the registrant and Vert Capital Corp.*

10.3	Stock Purchase Agreement, by and among the shareholders of Globisens Ltd., Inc. and the registrant*

10.4	Share Exchange Agreement, by and among Vert Capital Corporation and such other former members of Genesis Collaboration LLC, the Delaware subsidiary of the registrant and the registrant*

10.5	Form of Stock Purchase Agreement, by and among the registrant and certain founding shareholders of the registrant*

10.6	Form of 4% Promissory Note payable to the registrant by certain founding shareholders of the registrant*

10.7	Intellectual Property Asset Purchase and Assignment Agreement, by and among Herbert H. Myers, Boxlight, Inc., Boxlight Technologies Ltd. and the registrant*

10.8+	Employment Agreement effective as September 18, 2014, by and between James Mark Elliott and the registrant*

10.9+	2014 Stock Incentive Plan of the registrant*

10.10+	Employment Agreement between Sheri Lofgren and the registrant*

10.11+	Employment Agreement between Henry (“Hank”) Nance and the registrant*

10.12	Line of Credit Agreement between Vert Capital Corp. and the registrant*

10.14	Amendment to Share Purchase Agreement, by and among the majority shareholders of Everest Display, Inc., Boxlight Display, Inc., the registrant and Vert Capital Corp.*

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10.15	Amendment to Stock Purchase Agreement, by and among the shareholders of Globisens Ltd., Inc. and the registrant*

10.16	Stock Transfer Agreement by and among the registrant, Logical Choice Corporation (a Delaware Corporation), Vert Capital Corp. and LCT Minority Stockholders*

10.17	Line of Credit Agreement between Logical Choice Corporation (a Delaware Corporation) and the registrant*

10.18	Convertible Promissory Note dated January 16, 2015, issued to Mark Elliot*

10.19	Line of Credit Agreement between Sy Silverstein and the registrant*

10.20	Line of Credit Agreement between Genesis Collaboration LLC and the registrant*

10.21	Letter of Agreement by and between Dr. Rudolph Crew and the registrant*

10.22	Letter of Agreement by and between Robin D. Richards and the registrant*

10.23	Agreement by and between Vert Capital Corp. and the registrant relating to the registrant’s right to participate in certain future acquisitions*

10.24	Amendment to Convertible Promissory Note dated January 16, 2015, issued to Mark Elliot*

10.25	Management Agreement dated July 15, 2015, by and between VC2 Advisors LLC and the registrant*

10.26	Amendment No. 2 to Share Purchase Agreement, by and among the majority shareholders of Everest Display, Inc., Boxlight Display, Inc., the registrant and Vert Capital Corp. and Option Agreement, by and among the majority shareholders of Everest Display, Inc., the registrant and Vert Capital Corp.*

10.27	Amendment No. 2 to Stock Purchase Agreement, by and among the shareholders of Globisens Ltd., Inc. and the registrant*

10.28	Form of Stock Option Agreement of the registrant*

10.29	Convertible Promissory Note dated August 19, 2015, issued to James Lofgren*

10.30	Amendment No.3 to Stock Purchase Agreement, by and among the shareholders of Globisens Ltd., Inc. and the registrant.*

10.31	Amendment No.3 to Share Purchase Agreement, by and among the majority shareholders of Everest Display, Inc., Boxlight Display, Inc., the registrant and Vert Capital Corp. and Option Agreement, by and among the majority shareholders of Everest Display, Inc., the registrant and Vert Capital Corp.*

23.1	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1)*

23.2	Consent of GBH CPAs, PC

23.3	Consent of Aboulafia Chekroun & Co

24.1	Power of Attorney (included in signature pages)*

* Previously filed

+ Indicates management contract or compensatory plan

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